     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1998
                                                        REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CITIZENS BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              OHIO                                           6022                                       34-1372535
(STATE OR OTHER JURISDICTION OF                       (PRIMARY STANDARD                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)              INDUSTRIAL CLASSIFICATION CODE NO.)                    IDENTIFICATION NO.)

                  10 East Main Street, Salineville, Ohio 43945
                                 (330) 679-2328
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 Marty E. Adams
                              10 East Main Street
                            Salineville, Ohio 43945
                                 (330) 679-2328
 (NAME, ADDRESS, INCLUDING ZIP CODE & TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                            M. Patricia Oliver, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                                 4900 Key Tower
                               127 Public Square
                           Cleveland, Ohio 44114-1304
                            ------------------------
     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
         TITLE OF EACH                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
      CLASS OF SECURITIES            AMOUNT TO BE          OFFERING PRICE           AGGREGATE              AMOUNT OF
       TO BE REGISTERED             REGISTERED(1)           PER UNIT(2)         OFFERING PRICE(2)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock...................       2,150,889                68.27               146,841,192             43,318.15
===========================================================================================================================

(1) Represents the estimated maximum number of common shares issuable by Citizens Bancshares, Inc. ("Bancshares") upon consummation of the merger of Century Financial Corporation ("Century") with and into Bancshares.

(2) Pursuant to Rule 457(f)(1) and 457(c), the registration fee for the Bancshares common shares as based on the average of the high and low sale prices of Century common stock on the Nasdaq NMS on February 27, 1998 ($27.50), and computed based upon the estimated maximum number of such shares, including exercisable stock options (5,339,389) that may be exchanged for the securities being registered.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                           CITIZENS BANCSHARES, INC.
                              10 EAST MAIN STREET
                            SALINEVILLE, OHIO 43945

                                            , 1998

To Our Shareholders:

     A special meeting (the "Bancshares Special Meeting") of shareholders of Citizens Bancshares, Inc., a bank holding company organized and existing under the laws of the State of Ohio ("Bancshares"), has been scheduled for [April 14,
1998] at   p.m. following adjournment of the Bancshares Annual Meeting of
Shareholders in the Raymond J. Lowry Auditorium of the Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio 43945. The accompanying Notice of the Bancshares Special Meeting, Joint Proxy Statement/Prospectus and Proxy Card set forth the formal business to be transacted at the Special Meeting. I encourage you to review these materials and to attend the Bancshares Special Meeting.

     At the Bancshares Special Meeting, holders of Bancshares common shares, without par value, are being asked to consider and vote upon a proposal (the "Merger Proposal") to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 3, 1997, by and between Century Financial Corporation ("Century") and Bancshares, providing for the merger (the "Merger") of Century with and into Bancshares, and to approve the transactions contemplated thereby. In the Merger, each outstanding share of common stock of Century will be converted into common shares, without par value, of Bancshares in accordance with the conversion ratio set forth in the Merger Agreement and described in the accompanying Joint Proxy Statement/Prospectus (with cash paid in lieu of fractional shares).

     In connection with the Merger Proposal, Bancshares shareholders are also being asked to consider and vote upon a proposal to amend the Articles of Incorporation of Bancshares to increase the authorized number of common shares to 36,000,000 (the "Articles Amendment") and to amend Section Seven of the Bancshares Code of Regulations to increase the number of directors of the Bancshares Board of Directors at no fewer than nine (9) members and no more than twenty-one (21) members and fix the size of the Board of Directors at twenty-one
(21) members (the "Regulations Amendment").

     Consummation of the Merger is subject to certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of Bancshares and Century and the approval of the Merger by various regulatory agencies.

     THE BANCSHARES BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER, THE ARTICLES AMENDMENT AND THE REGULATIONS AMENDMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE BANCSHARES SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL, THE ARTICLES AMENDMENT AND THE REGULATIONS AMENDMENT.

     Bancshares' financial advisor, Sandler O'Neill & Partners, L.P., has
rendered an opinion dated             , 1998, the date of this Joint Proxy
Statement Prospectus, to the Bancshares Board of Directors to the effect that, as of the date hereof, and based upon and subject to certain matters stated in such opinion, the conversion ratio contemplated by the Merger Agreement is fair to Bancshares from a financial point of view.

     If the accompanying Proxy Card is executed properly and returned to Bancshares in time to be voted at the Bancshares Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted for approval of the Merger Proposal, for the Articles Amendment and for the Regulations Amendment. The presence of a shareholder at the Bancshares Special Meeting will not automatically revoke such shareholder's proxy. A Bancshares shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with or delivering a duly executed proxy bearing a later date to Tracey L. Reeder, Citizens Bancshares, Inc., 10 East Main Street, Salineville, Ohio 43945 or by attending the Bancshares Special Meeting and advising the Secretary of the shareholder's intent to vote the shares.

     Approval of the Merger Proposal requires the affirmative vote of the holders of two-thirds of the outstanding common shares of Bancshares. Approval of both the Articles Amendment and the Regulations Amendment requires the affirmative vote of the holders of a majority of the outstanding common shares of Bancshares. Accordingly, it is very important that your shares be represented at the Bancshares Special Meeting. I urge you to vote FOR the Merger Proposal, FOR the Articles Amendment and FOR the Regulations Amendment, and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the Bancshares Special Meeting. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

                                            Very truly yours,

                                            Marty E. Adams
                                            President and Chief Executive
                                            Officer

                             YOUR VOTE IS IMPORTANT
 WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED
    ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE BANCSHARES SPECIAL
                                    MEETING.

                           CITIZENS BANCSHARES, INC.
                              10 EAST MAIN STREET
                            SALINEVILLE, OHIO 43945

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                            , 1998

To the Shareholders of Citizens Bancshares, Inc.:

     A special meeting (including any adjournments or reschedulings thereof, the "Bancshares Special Meeting") of shareholders of Citizens Bancshares, Inc., a bank holding company organized and existing under the laws of the State of Ohio
("Bancshares"), will be held on [April 14, 1998] at   p.m., following the
adjournment of the Bancshares Annual Meeting of Shareholders, in the Raymond J. Lowry Auditorium of the Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio 43945. A Proxy Card and Joint Proxy Statement/Prospectus for the Bancshares Special Meeting are enclosed.

     The Bancshares Special Meeting is for the purpose of considering and voting upon proposals to:

          Adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 3, 1997, by and between Century Financial Corporation ("Century") and Bancshares providing for the merger (the "Merger") of Century with and into Bancshares, and approve the transactions contemplated thereby (the "Merger Proposal"). A copy of the Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

          Amend the Articles of Incorporation of Bancshares to increase the number of authorized common shares to 36,000,000 (the "Articles Amendment").

          Amend Section Seven of the Bancshares Code of Regulations to increase the number of directors on the Bancshares Board of Directors at no fewer than nine (9) members and no more than twenty-one (21) members and fix the size of the Board of Directors at twenty-one (21) members (the "Regulations Amendment").

     No other business will be transacted at the Bancshares Special Meeting other than possible adjournments or reschedulings thereof.

     THE BANCSHARES BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER PROPOSAL, THE ARTICLES AMENDMENT AND THE REGULATIONS AMENDMENT ARE IN THE BEST INTERESTS OF THE BANCSHARES SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL, FOR THE ARTICLES AMENDMENT AND FOR THE REGULATIONS AMENDMENT.

     In the event that there are not sufficient votes to approve the adoption of the Merger Proposal, the Articles Amendment and the Regulations Amendment at the time of the Bancshares Special Meeting, such proposal could not be approved unless the Bancshares Special Meeting is adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by Bancshares at the time of the Bancshares Special Meeting to be voted for such adjournment, if necessary, Bancshares has submitted the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration. A majority of the shares represented and voting at the Bancshares Special Meeting is required in order to approve any such adjournment. The Board of Directors of Bancshares recommends that shareholders vote their proxies in favor of such adjournment so that their proxies may be used for such purposes in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment unless otherwise indicated thereon. If it is necessary to adjourn the Bancshares Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the Bancshares Special Meeting.

     The Board of Directors of Bancshares has fixed the close of business on March 2, 1998 as the record date for determination of the shareholders of Bancshares entitled to notice of and to vote at the Bancshares Special Meeting.

     It is very important that your shares be represented at the Bancshares Special Meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of Bancshares, and to mail it promptly in the enclosed envelope. All proxies are important, so please complete each Proxy Card sent to you and return it in the envelope provided.

                                          Marty E. Adams
                                          President and Chief Executive Officer

                         CENTURY FINANCIAL CORPORATION
                               ONE CENTURY PLACE
                         ROCHESTER, PENNSYLVANIA 15074

                                            , 1998

To Our Shareholders:

     A special meeting (the "Century Special Meeting") of shareholders of Century Financial Corporation, a bank holding company organized and existing under the laws of the Commonwealth of Pennsylvania ("Century"), has been scheduled for [April 15, 1998] at 11:00 a.m. at the Beaver Valley Country Club, Patterson Heights, Beaver Falls, Pennsylvania 15010. The accompanying Notice of the Century Special Meeting, Joint Proxy Statement/Prospectus and Proxy Card set forth the formal business to be transacted at the Century Special Meeting. I encourage you to review these materials and to attend the Century Special Meeting.

     At the Century Special Meeting, holders of Century common stock, par value $.835 per share, are being asked to consider and vote upon a proposal (the "Merger Proposal") to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 3, 1997, by and between Century and Citizens Bancshares, Inc. ("Bancshares"), providing for the merger (the "Merger") of Century with and into Bancshares, and to approve the transactions contemplated thereby. In the Merger, each outstanding share of common stock of Century will be converted into common shares, without par value, of Bancshares in accordance with the conversion ratio set forth in the Merger Agreement and described in the accompanying Joint Proxy Statement/Prospectus (with cash paid in lieu of fractional shares).

     Consummation of the Merger is subject to certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of Century and Bancshares and the approval of the Merger by various regulatory agencies.

     THE CENTURY BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, CENTURY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

     Century's financial advisor, Danielson Associates, Inc., has rendered an opinion dated November 17, 1997, and updated to the date hereof, to the Century Board of Directors to the effect that, as of the date hereof and based upon and subject to certain matters stated in such opinion, the Merger contemplated by the Merger Agreement is fair to the shareholders of Century from a financial point of view.

     If the accompanying Proxy Card is executed properly and returned to Century in time to be voted at the Century Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted for approval of the Merger Proposal. The presence of a shareholder at the Century Special Meeting will not automatically revoke such shareholder's proxy. A Century shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with or delivering a duly executed proxy bearing a later date to Anita J. Reese, AVP, Administration and Assistant Corporate Secretary, Century Financial Corporation, One Century Place, Rochester, Pennsylvania 15074 or by attending the Century Special Meeting and advising the Secretary of the shareholder's intent to vote the shares.

     Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding common shares of Century. Accordingly, it is very important that your shares be represented at the Century Special Meeting. I urge you to vote FOR the Merger Proposal and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the Century Special Meeting. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

                                            Very truly yours,

                                            Joseph N. Tosh, II
                                            President and Chief Executive
                                            Officer

                             YOUR VOTE IS IMPORTANT
 WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED
    ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE BANCSHARES SPECIAL
                                    MEETING.

                         CENTURY FINANCIAL CORPORATION
                               ONE CENTURY PLACE
                         ROCHESTER, PENNSYLVANIA 15074

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                            , 1998

To the Shareholders of Century Financial Corporation:

     A special meeting (including any adjournments or reschedulings thereof, the "Century Special Meeting") of shareholders of Century Financial Corporation, a bank holding company organized and existing under the laws of the Commonwealth of Pennsylvania ("Century"), will be held on [April 15, 1998] at 11:00 a.m. at the Beaver Valley Country Club, Patterson Heights, Beaver Falls, Pennsylvania 15010. A Proxy Card and Joint Proxy Statement/Prospectus for the Century Special Meeting are enclosed.

     The Special Meeting is for the purpose of considering and voting upon a proposal (the "Merger Proposal") to:

          Adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 3, 1997, by and between Century and Citizens Bancshares, Inc. ("Bancshares") providing for the merger (the "Merger") of Century with and into Bancshares, and approve the transactions contemplated thereby. A copy of the Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

     THE CENTURY BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF CENTURY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

     In the event that there are not sufficient votes to approve the adoption of the Merger Proposal at the time of the Century Special Meeting, such proposal could not be approved unless the Century Special Meeting is adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by Century at the time of the Century Special Meeting to be voted for such adjournment, if necessary, Century has submitted the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration. A majority of the shares represented and voting at the Century Special Meeting is required in order to approve any such adjournment. The Board of Directors of Century recommends that shareholders vote their proxies in favor of such adjournment so that their proxies may be used for such purposes in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment unless otherwise indicated thereon. If it is necessary to adjourn the Century Special Meeting and the adjournment is for a period of less than thirty days, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the Century Special Meeting.

     The Board of Directors of Century has fixed the close of business on March 2, 1998 as the record date for determination of the shareholders of Century entitled to notice of and to vote at the Century Special Meeting.

     It is very important that your shares be represented at the Century Special Meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of Century, and to mail it promptly in the enclosed envelope. All proxies are important, so please complete each Proxy Card sent to you and return it in the envelope provided.

                                            Joseph N. Tosh, II
                                            President and Chief Executive
                                            Officer

                  PROXY STATEMENT                                      PROXY STATEMENT
                        OF                                                   OF
             CITIZENS BANCSHARES, INC.                          CENTURY FINANCIAL CORPORATION
          SPECIAL MEETING OF SHAREHOLDERS                      SPECIAL MEETING OF SHAREHOLDERS
                 [APRIL 14, 1998]                                     [APRIL 15, 1998]

                                   PROSPECTUS

                           CITIZENS BANCSHARES, INC.
                            2,150,889 COMMON SHARES

    This Joint Proxy Statement/Prospectus is being furnished to shareholders of record on March 2, 1998 of Citizens Bancshares, Inc., a bank holding company organized and existing under the laws of the State of Ohio ("Bancshares"), and shareholders of record on March 2, 1998 of Century Financial Corporation, a bank holding company organized and existing under the laws of the Commonwealth of Pennsylvania ("Century"), in connection with the solicitation of proxies by Bancshares and Century for use at the special meetings of their respective shareholders (the "Special Meetings"). The Special Meeting of Bancshares (the "Bancshares Special Meeting") is to be held in the Raymond J. Lowry Auditorium of the Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio 43945 on
[April 14, 1998] at   p.m., local time, following adjournment of the Bancshares
Annual Meeting of Shareholders, and at any adjournment or adjournments of the meeting. The Special Meeting of Century (the "Century Special Meeting") is to be held at the Beaver Valley Country Club, Patterson Heights, Beaver Falls, Pennsylvania 15010 on [April 15, 1998] at 11:00 a.m., local time, and at any adjournment or adjournments of the meeting.

    At the Bancshares Special Meeting, Bancshares shareholders will be asked to approve the following:

        An Agreement and Plan of Merger, dated as of December 3, 1997 (the "Merger Agreement"), by and between Century and Bancshares, and the transactions contemplated thereby, including the merger of Century with and into Bancshares (the "Merger"). A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference.

        An amendment to the Articles of Incorporation of Bancshares to increase the authorized number of common shares to 36,000,000 (the "Articles Amendment").

        An amendment to Section Seven of the Code of Regulations of Bancshares to increase the number of directors at no fewer than nine (9) members and no more than twenty-one (21) members and to fix the size of the Board of Directors at twenty-one (21) members (the "Regulations Amendment").

    At the Century Special Meeting, Century shareholders will be asked to approve an Agreement and Plan of Merger, dated as of December 3, 1997 (the "Merger Agreement"), by and between Century and Bancshares, and the transactions contemplated thereby, including the merger of Century with and into Bancshares (the "Merger"). A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference.

    The shares of Bancshares and Century represented by proxy will be voted at the respective Special Meetings as specified by the respective shareholders of Bancshares and Century. In the case of Bancshares, executed but unmarked proxies will be voted FOR approval of the Merger, FOR approval of the Articles Amendment and FOR approval of the Regulations Amendment. In the case of Century, executed but unmarked proxies will be voted FOR the Merger. Upon consummation of the Merger, each outstanding share of common stock of Century, par value $.835 (collectively, the "Century Common Shares"), other than shares held by shareholders who exercise their right to be dissenting shareholders, will be converted into 0.425 common shares of Bancshares, without par value ("Bancshares Common Shares"), upon the terms and subject to certain adjustments based on the then current closing price of Bancshares Common Shares on the Nasdaq National Market System as set forth in the Merger Agreement (the "Conversion Ratio"). Dissenters' rights are described in the section entitled "PROPOSED
MERGER -- Rights of Dissenting Bancshares Shareholders and Rights of Assenting Century Shareholders." For a more detailed description of the Merger Agreement, the terms of the Merger and the Conversion Ratio, see "PROPOSED MERGER."

    This Joint Proxy Statement/Prospectus constitutes the Proxy Statement of Century and the Proxy Statement of Bancshares and the Prospectus of Bancshares covering the Bancshares Common Shares to be issued pursuant to the Merger.

    This Joint Proxy Statement/Prospectus and the accompanying Proxy Cards are
first being mailed to Bancshares shareholders on or about              , 1998,
and to the Century shareholders on or about              , 1998.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN MATTERS THAT THE SHAREHOLDERS OF BANCSHARES AND CENTURY SHOULD CAREFULLY CONSIDER IN DETERMINING WHETHER TO VOTE
  TO APPROVE THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY,
                             INCLUDING THE MERGER.

   THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
  FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS
          ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

    THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY
   PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The date of this Joint Proxy Statement/Prospectus is                , 1998.

                             AVAILABLE INFORMATION

     Bancshares and Century are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Bancshares and/or Century can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C., and at its Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements and other information filed electronically by Bancshares and Century. The Commission's Internet address is http://www.sec.gov. Bancshares Common Shares and Century Common Shares are quoted on the Nasdaq National Market and reports, proxy statements and other information concerning Bancshares and Century are available for inspection and copying at prescribed rates at the office of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

     Bancshares has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act"), covering the Bancshares Common Shares to be issued in connection with the Merger. This Joint Proxy Statement/Prospectus was filed with the Registration Statement as the Prospectus of Bancshares; however, it does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected at the Commission's public reference room, Room 1024, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as the Commission's Regional Office listed above.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITH RESPECT TO BANCSHARES, FROM TRACEY L. REEDER, ASSISTANT CORPORATE SECRETARY, CITIZENS BANCSHARES, INC., 10 EAST MAIN STREET, SALINEVILLE, OHIO 43945, (330) 679-2328, AND WITH RESPECT TO CENTURY, FROM DONALD A. BENZIGER, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY, CENTURY FINANCIAL CORPORATION, ONE CENTURY PLACE, ROCHESTER, PENNSYLVANIA 15074, (412) 774-1872. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE [INSERT DATE THAT IS FIVE (5) BUSINESS DAYS PRIOR TO THE RESPECTIVE SPECIAL MEETINGS.]

     No person has been authorized to give any information or make any representations not contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell any securities covered by this Joint Proxy Statement/Prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery hereof nor any distribution of securities by Bancshares made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

     All information concerning Bancshares contained in this Joint Proxy Statement/Prospectus has been furnished by Bancshares and all information concerning Century has been furnished by Century.

                           INCORPORATION BY REFERENCE

     The following documents filed with the Commission under the 1934 Act by Bancshares are incorporated by reference into this Joint Proxy Statement/Prospectus: (a) Bancshares' annual report on Form 10-K for the year ended December 31, 1997; (b) Bancshares' current report on Form 8-K, dated January 2, 1998; (c) Bancshares 1997 Annual Report to Shareholders and (d) Bancshares Schedule 13D filed with the Commission on November 26, 1997.

     Century's annual report on Form 10-K for the year ended December 31, 1997 filed with the Commission under the 1934 Act is incorporated by reference into this Joint Proxy Statement/Prospectus.

     All documents filed by Bancshares and/or Century pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of their respective Special Meetings shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     The information relating to Bancshares and Century contained in this Joint Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference.

     THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF BANCSHARES FOLLOWING THE CONSUMMATION OF THE MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER IS GREATER THAN EXPECTED (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF BANCSHARES AND CENTURY ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT THAT MAY REDUCE MARGINS; AND (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE AREA IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED. FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF BANCSHARES AFTER THE MERGER IS INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE HEREIN.

                         CENTURY FINANCIAL CORPORATION
                           CITIZENS BANCSHARES, INC.
                        JOINT PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
AVAILABLE INFORMATION.......................................       i
INCORPORATION BY REFERENCE..................................       i
SUMMARY.....................................................       1
RISK FACTORS................................................      10
BANCSHARES SELECTED FINANCIAL DATA..........................      11
CENTURY SELECTED FINANCIAL DATA.............................      12
PRO FORMA SELECTED FINANCIAL INFORMATION....................      13
COMPARATIVE PER SHARE DATA..................................      14
COMPARATIVE MARKET VALUE DATA...............................      15
INFORMATION CONCERNING THE BANCSHARES SPECIAL MEETING.......      16
  General...................................................      16
  Solicitation, Voting and Revocability of Proxies..........      16
  Matters to be Considered at the Bancshares Special
     Meeting................................................      17
INFORMATION CONCERNING THE CENTURY SPECIAL MEETING..........      19
  General...................................................      19
  Solicitation, Voting and Revocability of Proxies..........      19
PROPOSED MERGER.............................................      21
  Century Background and Reasons for the Merger.............      21
  Recommendation of the Century Board of Directors..........      22
  Opinion of Century's Financial Advisor....................      23
  Bancshares Background and Reasons for the Merger..........      25
  Recommendation of the Bancshares' Board of Directors......      25
  Opinion of Bancshares' Financial Advisor..................      25
  Description of the Merger.................................      29
  Consideration for Century Common Shares...................      30
  Payment of Cash in Lieu of Fractional Shares..............      30
  Century Stock Options.....................................      30
  Other Provisions of the Merger Agreement..................      30
     Representations and Warranties.........................      30
     Conditions to the Merger...............................      31
     Amendments; Termination................................      31
  Federal Income Tax Consequences of the Merger.............      32
  Accounting Treatment......................................      32
  Interest of Century Management in the Merger..............      32
  Expenses of the Merger....................................      33
  Regulatory Approvals......................................      33
  Effective Time of the Merger..............................      33
  Operations of Century After the Merger....................      33
  Business Pending the Merger...............................      34
  Stock Option Agreement....................................      34
  Surrender of Certificates.................................      35
  Resale of Bancshares Common Shares........................      35
  Rights of Dissenting Bancshares Shareholders..............      36
  Rights of Dissenting Century Shareholders.................      36

                                                                PAGE
                                                                ----
DESCRIPTION OF BANCSHARES CAPITAL SHARES....................      37
  General...................................................      37
  Description of Control Share Acquisition Provisions.......      38
     Procedures.............................................      38
     Requirements for Approval..............................      39
     Violation of Restriction...............................      39
COMPARATIVE RIGHTS OF BANCSHARES AND CENTURY SHAREHOLDERS...      39
  Introduction..............................................      39
  Authorized Shares.........................................      39
  Certain Voting Rights.....................................      40
  Preemptive Rights.........................................      40
  Cumulative Voting.........................................      40
  Special Meetings of Shareholders..........................      40
  Amendment of Corporate Governing Documents................      40
  Liability and Indemnification of Officers and Directors...      41
  Classification of Board of Directors......................      42
  Removal of Directors......................................      42
  Payment of Dividends......................................      43
  Anti-Takeover Statutes....................................      43
PRO FORMA FINANCIAL INFORMATION.............................      44
INFORMATION WITH RESPECT TO BANCSHARES......................      57
  Business..................................................      57
  Year 2000.................................................      57
  Supplementary Financial Information.......................      58
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations for the Year Ended
     December 31, 1997......................................      59
     Recent Developments....................................      59
  Certain Statistical Information With Respect to
     Bancshares.............................................      59
  Management................................................      59
     Directors of Bancshares................................      59
     Directors of Citizens..................................      60
     Executive Officers.....................................      60
  Security Ownership of Management..........................      61
  Market Price of Bancshares Common Shares..................      62
  Information Incorporated by Reference.....................      62
INFORMATION WITH RESPECT TO CENTURY.........................      62
  Business..................................................      62
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations for the Year-Ended
     December 31, 1997......................................      63
  Description of Directors of Century who will serve as
     Directors of Bancshares after the Merger...............      63
  Information Incorporated by Reference.....................      63
  Security Ownership of Management and Certain Beneficial
     Owners.................................................      63

                                                                PAGE
                                                                ----
EXPERTS.....................................................      65
LEGAL OPINIONS..............................................      65
INDEMNIFICATION.............................................      65
PROPOSALS FOR 1998 ANNUAL MEETINGS..........................      65
APPENDICES:
  A. Agreement and Plan of Merger...........................     A-1
  B. Dissenters' Rights Under Section 1701.85 of the Ohio
     Revised Code...........................................     B-1
  C. Dissenters' Rights Under Subchapter D of Chapter 15 of
     the Pennsylvania Business Corporation Law of 1988, as
     amended................................................     C-1
  D. Fairness Opinion of Danielson Associates, Inc. dated as of November 17, 1997, and updated as of the date
     hereof.................................................     D-1
  E. Fairness Opinion of Sandler O'Neill & Partners, L.P.
     dated as of             , 1998.........................     E-1
  F. Audited Financial Statements for Year-Ended December
     31, 1997 for Century Financial Corporation.............     F-1

                                    SUMMARY

     This summary is necessarily general and abbreviated and has been prepared to assist the respective shareholders of Bancshares and Century in their review of the Joint Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in the Joint Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in the Joint Proxy Statement/Prospectus and the Appendices hereto, which the respective shareholders of Bancshares and Century are urged to read carefully.

THE PARTIES

Citizens Bancshares,
Inc........................  Bancshares is a bank holding company organized and existing under the laws of the State of Ohio and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended. Bancshares is a holding company for The Citizens Banking Company, a wholly-owned commercial bank subsidiary organized and existing under the banking laws of the State of Ohio; First National Bank of Chester, a wholly-owned commercial bank subsidiary organized under the laws of the United States; Freedom Express, Inc., a wholly-owned courier company; and Freedom Financial Life Insurance Company, a wholly-owned reinsurance company. As of December 31, 1997, Bancshares had total consolidated assets of approximately $1.117 billion and total shareholders' equity of approximately $103.3 million.

                             A part of Bancshares' long term strategy is to be an active acquiror of financial institutions so as to leverage its operations and position itself to enhance shareholder value. Since 1984, Bancshares has made thirteen acquisitions totaling $649,530,000 in assets. Since June of 1993, Bancshares' Common Shares have been traded on the Nasdaq National Market under the symbol "CICS". Prior to June, 1993, Bancshares' stock was traded over the counter. For the year ended December 31, 1997, Bancshares' return on assets and return on equity was 1.64% and 17.73%, respectively.

                             On September 12, 1997 Bancshares signed an agreement providing for UniBank of Steubenville, Ohio, to be affiliated with Bancshares. UniBank has approximately $216 million in assets, and operates 12 banking locations in Jefferson and Columbiana Counties, which upon consummation of the affiliation on March 6, 1998, became branches of Citizens.

                             Bancshares' principal executive offices are located at 10 East Main Street, Salineville, Ohio 43945. The telephone number of Bancshares' executive offices is (330) 679-2328.

Century Financial
Corporation................  Century is a bank holding company organized and existing under the laws of the Commonwealth of Pennsylvania and registered with the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended. Century is a holding company for Century National Bank and Trust Company, a wholly-owned national banking association organized under the laws of the United States ("CNB"), whose deposits are insured by the FDIC.

                             CNB engages in full service commercial and consumer banking and trust services through thirteen (13) branch offices in southwestern Pennsylvania. Twelve
                             (12) of the branch offices are located in Beaver County, CNB's primary market area, and one (1) of the branch offices is located in adjacent Butler County. During the five-year period beginning in 1993 and ending in 1997, Century's combined total assets have grown from approximately $318 million in 1993 to approximately $459 million in 1997. As of December 31, 1997, Century had total consolidated deposits of $392.9 million, consolidated total assets of approximately $458.5 million and total shareholders' equity of approximately $36.7 million, and had a total of 165 full-time and 46 part-time employees.

                             Since June 3, 1996, Century Common Shares have been traded on the Nasdaq National Market System under the symbol "CYFN." For the year ended December 31, 1997, Century's return on average assets and return on average equity was 0.96% and 11.85%, respectively.

                             Century's principal executive offices are located at One Century Place, Rochester, Pennsylvania 15074. The telephone number of Century's executive offices is (412) 774-1872.

CONTRIBUTION BY THE
PARTIES....................  The following table summarizes the percentage of net interest income, net income, total assets and shareholders' equity to be contributed by Bancshares and Century, respectively, using information as of and for the year ended December 31, 1997, and the voting percentage each group of shareholders will have after the Merger, assuming that each Century Common Share will be converted into 0.425 Bancshares Common Shares in the Merger.

                                                          BANCSHARES   CENTURY   TOTAL
                                                          ----------   -------   ------
Net interest income.....................................    71.0%       29.0%    100.0%
Net income..............................................    79.9%       20.1%    100.0%
Total assets............................................    70.9%       29.1%    100.0%
Shareholders' equity....................................    73.8%       26.2%    100.0%
Voting percentage after Merger..........................    73.2%       26.8%    100.0%

INFORMATION CONCERNING THE
BANCSHARES SPECIAL MEETING

General....................  The Bancshares Special Meeting will be held in the
                             Raymond J. Lowry Auditorium of the Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio,
                             on [April 14,] 1998 at   p.m., local time,
                             following adjournment of the Bancshares Annual Meeting of Shareholders. The purpose of the Bancshares Special Meeting is to consider and vote upon the Merger Agreement and the transactions contemplated thereby, as hereinafter described, including the exchange of Bancshares Common Shares for Century Common Shares and the merger of Century with and into Bancshares on the terms described in this Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A and is incorporated in this Joint Proxy Statement/Prospectus by reference.

                             At the Bancshares Special Meeting the Bancshares shareholders will also consider and vote upon a proposal to amend the Articles of Incorporation of Bancshares to increase the number of authorized Bancshares Common Shares to 36,000,000 (the "Articles Amendment") and a proposal to amend Section Seven of the Code of Regulations of Bancshares to increase the number of directors able to serve on the Bancshares Board of Directors to no fewer than nine (9) members and no more than twenty-one (21) members and fix the size of the Board of Directors at twenty-one (21) members (the "Regulations Amendment"). See "INFORMATION CONCERNING THE BANCSHARES SPECIAL
                             MEETING -- Matters to be Considered at the Bancshares Special Meeting."

Solicitation and Voting of
  Proxies..................  All shareholders of record of Bancshares on March
                             2, 1998 (the "Record Date") will be entitled to vote at the Bancshares Special Meeting. The affirmative vote, in person or by proxy, of the holders of not less than two-thirds of the issued and outstanding Bancshares Common Shares is required for approval of the Merger Agreement, the affirmative vote of not less than a majority of the issued and outstanding Bancshares Common Shares is required for approval of the Articles Amendment and the affirmative vote of not less than a majority of the issued and outstanding Bancshares Common Shares is required for approval of the Regulations Amendment.

                             The directors and executive officers of Bancshares and their affiliates owned, as of the Record Date, 434,432 Bancshares Common Shares, which represented 7.37% of the total number of outstanding Bancshares Common Shares at such date.

INFORMATION CONCERNING
THE CENTURY SPECIAL
MEETING

General....................  The Century Special Meeting will be held at the
                             Beaver Valley Country Club, Patterson Heights, Beaver Falls, Pennsylvania 15010, on [April 15, 1998] at 11:00 a.m., local time. The purpose of the Century Special Meeting is to consider and vote upon the Merger Agreement and the transactions contemplated thereby, as hereinafter described, including the conversion of Century Common Shares into Bancshares Common Shares and the merger of Century into Bancshares on the terms described in this Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A and is incorporated in this Joint Proxy Statement/Prospectus by reference.

Solicitation and Voting of
  Proxies..................  All shareholders of record of Century on March 2,
                             1998 (the "Record Date") will be entitled to vote at the Century Special Meeting. The affirmative vote, in person or by proxy, of the holders of not less than a majority of the issued and outstanding Century Common Shares is required for approval of Merger Agreement.

                             The directors and executive officers of Century and their affiliates owned, as of the Record Date, 905,941.3 Century Common Shares, which represented 17.78% of the total number of outstanding shares of Century Common Shares at such date.

PROPOSED MERGER

The Merger Agreement.......  Bancshares and Century have entered into a Merger
                             Agreement, pursuant to which Century will merge with and into Bancshares. Consummation of the Merger, however, is subject to the approval by Century and Bancshares shareholders of the Merger Agreement and the transactions contemplated thereby. The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. For a description of the Merger Agreement, which is attached hereto as Appendix A and incorporated by reference herein in its entirety, see "PROPOSED MERGER."

                             Bancshares and Century have also entered into a Stock Option Agreement dated as of November 17, 1997 that grants Bancshares a binding option to purchase up to 19.9% of Century's Common Shares in certain circumstances. For a description of the Stock Option Agreement, see "PROPOSED
                             MERGER -- Stock Option Agreement."

Consideration for Century
  Common Shares............  Upon consummation of the Merger, each Century
                             Common Share outstanding (other than dissenting shares) will be converted into 0.425 Bancshares Common Shares, plus cash in lieu of fractional shares, upon the terms and subject to certain adjustments based on the then current closing price of Bancshares Common Shares on the Nasdaq National Market System (the "Conversion Ratio"). For a complete description of the consideration to be received by Century shareholders, see "PROPOSED MERGER--Consideration for Century Common Shares."

Century Background and
Reasons for the Merger.....  Century's Board of Directors has unanimously concluded that the Merger would be in the best interests of Century shareholders and the depositors, other customers and employees of its subsidiary bank. The Board of Directors believes that the Merger offers Century and its shareholders an attractive opportunity to participate in a company with enhanced financial strength that should be able to compete more effectively in western Pennsylvania than Century alone. The Board of Directors also believes that this enhanced financial strength will increase opportunities for growth as a combined company, and will offer greater flexibility in meeting the challenges affecting the banking and financial services industries.

Bancshares Background and
  Reasons for the Merger...  Bancshares' Board of Directors has concluded that the Merger would be in the best interest of Bancshares shareholders and the depositors, other customers and employees of its subsidiary banks. The Merger is consistent with Bancshares' overall strategic acquisition program and, in particular, its interest in expanding Citizens' facilities and services in Beaver and Butler Counties, Pennsylvania. Bancshares' philosophy of emphasizing customer service and satisfaction, promoting local and branch level decision-making power by employees and making strong, ongoing commitments to each community it and its subsidiary banks serve are consistent with Century's management philosophies and its long-standing reputation of service to Beaver and Butler Counties, Pennsylvania. In addition, the current products and services offered by Century are similar to, and in many respects complement, the products and services provided by Bancshares and its subsidiary banks. Bancshares anticipates that the additional products and services that will become available to Century customers as a result of the Merger will provide opportunities for expanded and new customer relationships. See "PROPOSED MERGER -- Bancshares' Background and Reasons for the Merger."

Century Fairness Opinion...  Danielson Associates, Inc. ("Danielson Associates")
                             has rendered an original opinion to Century's Board of Directors, dated November 17,

                             1997, and updated to the date hereof, that the Merger is fair from a financial point of view to the Century shareholders. For additional information, see "PROPOSED MERGER -- Fairness Opinion of Danielson Associates, Inc." The opinion of Danielson Associates, Inc. is attached as Appendix D to this Joint Proxy Statement/Prospectus. Century shareholders are urged to read such opinion in its entirety for a description of the procedures followed and matters considered in connection therewith.

Bancshares Fairness
Opinion....................  Sandler O'Neill & Partners, L.P. ("Sandler
                             O'Neill") has rendered an opinion to Bancshares'
                             Board of Directors, dated             , 1998, that
                             the Conversion Ratio is fair to Bancshares from a financial point of view. For additional information, see "PROPOSED MERGER -- Fairness Opinion of Sandler O'Neill & Partners, L.P." Bancshares shareholders are urged to read such opinion in its entirety for a description of the procedures followed, and assumptions made, matters considered and qualifications and limitations on the review undertaken in connection therewith.

Interest of Century
Management in the Merger...  Upon completion of the Merger, it is anticipated that the directors and executive officers of Bancshares will remain directors and executive officers thereof. Three members of Century's Board of Directors will be elected to serve on Bancshares' Board of Directors, one of whom will be designated for membership on the Executive Committee of the Bancshares' Board of Directors. Four members of Century's Board of Directors will be elected by Bancshares (as the sole shareholder of Citizens) to serve on the Board of Directors of Citizens. Those four individuals will continue to serve on the CNB Board of Directors until the CNB Merger (as defined below). The remaining members of the CNB Board of Directors will be given the opportunity to serve on an advisory board to Citizens to be known as the "Century Advisory Board." Furthermore, three officers of CNB have entered into employment agreements with CNB, which Bancshares has agreed to assume on the Closing Date of the Merger. Joseph N. Tosh, II will enter into an employment agreement with Bancshares that will go into effect at the effective time of the Merger. See "PROPOSED MERGER--Interest of Century Management in the Merger."

Recommendation of the Board
of Directors...............  The Boards of Directors of both Bancshares and
                             Century have unanimously approved the Merger
                             Agreement and believe that the Merger is fair to and in the best interests of their respective shareholders. The Century Board of Directors and the Bancshares Board of Directors unanimously recommend that their respective shareholders adopt the Merger Agreement. See "PROPOSED MERGER--Recommendation of the Century Board of Directors" and "Recommendation of the Bancshares Board of Directors."

Dissenters' Rights of
Bancshares Shareholders....  Holders of Bancshares Common Shares may exercise their right to become dissenting shareholders to the extent, and in strict compliance with the procedure, specified in Section 1701.85 of the Ohio Revised Code. HOLDERS OF BANCSHARES COMMON SHARES WHO WANT TO EXERCISE THEIR DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT AT THE SPECIAL MEETING AND MUST SEND WRITTEN DEMANDS FOR PAYMENT FOR THEIR BANCSHARES COMMON SHARES WITHIN TEN DAYS AFTER THE SPECIAL MEETING. See "PROPOSED MERGER--Rights of

                             Dissenting Bancshares Shareholders" and the text of
                             Section 1701.85 of the Ohio Revised Code attached to this Joint Proxy Statement/ Prospectus as Appendix B.

Dissenters' Rights of
Century Shareholders.......  Holders of Century Common Shares may exercise their right to become dissenting shareholders to the extent, and in strict compliance with the procedure, specified in Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended ("Subchapter D"). HOLDERS OF CENTURY COMMON SHARES WHO WANT TO EXERCISE THEIR DISSENTERS' RIGHTS MUST GIVE WRITTEN NOTICE TO CENTURY PRIOR TO THE VOTE UPON THE MERGER AGREEMENT OF THEIR INTENTION TO DEMAND PAYMENT IF THE MERGER IS CONSUMMATED, MUST NOT CHANGE BENEFICIAL OWNERSHIP OF THE SHARES, MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT AT THE SPECIAL MEETING AND, IF THE MERGER IS APPROVED, MUST COMPLY WITH THE NOTICE AND INSTRUCTIONS TO BE MAILED TO DISSENTERS BY CENTURY REGARDING DEMAND FOR PAYMENT AND DEPOSIT OF STOCK CERTIFICATES. See "PROPOSED MERGER--Rights of Dissenting Century Shareholders" and the text of Subchapter D attached to this Joint Proxy Statement/Prospectus as Appendix C.

Federal Income Tax
Consequences of the
  Merger...................  It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), and that, accordingly, for federal income tax purposes no gain or loss will be recognized by Century or Bancshares as a result of the Merger. The obligation of Century to consummate the Merger is conditioned upon the receipt by it of an opinion of its counsel, reasonably satisfactory in form and substance to it, to the effect that (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(i)(A) of the IRC, (ii) no gain or loss will be recognized by Century as a consequence of the Merger, and (iii) no gain or loss will be recognized by the shareholders of Century pursuant to the terms of the Merger. Shareholders who exercise dissenters' rights and receive cash for their Century Common Shares will be treated as having received a distribution in redemption of their shares which will result in such shareholders receiving income for federal income tax purposes.

                             All Century shareholders should read carefully the description under "PROPOSED MERGER--Federal Income Tax Consequences of the Merger," and should consult their own tax advisors concerning these matters.

Conditions; Amendments;
  Termination..............  Completion of the Merger is conditioned upon approval of the Merger Agreement by the respective shareholders of Bancshares and Century and certain regulatory authorities and upon certain other conditions described in this Joint Proxy Statement/ Prospectus. The Merger Agreement may not be amended except by a written agreement executed by the parties.

                             The Merger Agreement may be terminated as follows:
                             (i) by mutual consent of the parties; (ii) by Century if the Average NMS Closing Price (as that term is defined in the Merger Agreement) is less than $46.50;

                             (iii) by Century if (a) the Average NMS Closing Price is less than $54.25 and (b) Bancshares' Average NMS Closing Price is more than ten percent (10%) lower than the average of the NMS Closing Prices of an index of selected, publicly traded, peer group, commercial banking institutions in Ohio, Pennsylvania and West Virginia; (iv) by either party if the transactions contemplated by the Merger Agreement are not consummated by September 30, 1998, or (v) in the event of a material breach by the other party. See "PROPOSED MERGER--Other Provisions of the Merger Agreement."

Management after the
Merger.....................  For a period of approximately six (6) months after the Merger, CNB will be operated as a separate banking subsidiary of Bancshares. It is intended that Bancshares will merge CNB with and into Citizens, with Citizens being the surviving bank (the "CNB Merger"). The Merger Agreement provides that Bancshares will offer existing employees of Century and CNB the opportunity to continue as employees of CNB until December 31, 1998. The Merger Agreement further provides, however, that Bancshares' commitment shall not be deemed a contract of employment or construed to give such employees rights other than as employees at will under applicable law. See "PROPOSED MERGER--Operations of Century After the Merger."

COMPARATIVE RIGHTS OF
  BANCSHARES AND CENTURY
  SHAREHOLDERS.............  The rights of shareholders of Bancshares and shareholders of Century, while similar in many respects, also differ in some respects. For a description of the relative rights of the holders of Bancshares Common Shares and Century Common Shares under Ohio law and Pennsylvania law, as applicable, as well as under the respective charter documents, see "COMPARATIVE RIGHTS OF BANCSHARES AND CENTURY SHAREHOLDERS." Bancshares' Articles of Incorporation include a provision governing the acquisition of certain controlling interests in Bancshares. For a description of this provision, see "DESCRIPTION OF BANCSHARES CAPITAL SHARES--Description of Control Share Acquisition Provisions."

                SUMMARY HISTORICAL FINANCIAL DATA OF BANCSHARES

     The following table presents summary historical financial data of Bancshares and its consolidated subsidiaries for the period indicated. The historical financial data as of and for the five years ended December 31, 1997 was derived from Bancshares' audited consolidated financial statements. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of Bancshares included or incorporated by reference in this Joint Proxy Statement/Prospectus.

                           CITIZENS BANCSHARES, INC.

                    AS OF OR FOR THE YEAR ENDED DECEMBER 31

                                      1997         1996         1995         1994         1993
                                   ----------   ----------   ----------   ----------   ----------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
FOR THE YEAR:
Net interest income..............  $   42,625   $   42,533   $   39,640   $   38,228   $   35,207
Provision for loan losses........       1,646        1,614        2,024        2,365        3,573
Net income.......................      16,756       14,706       12,563       10,502        8,961
Cash dividends declared..........       6,605        4,876        2,972        1,708        1,014
PER SHARE DATA:(1)
Basic net income.................  $     2.85   $     2.50   $     2.13   $     1.78   $     1.52
Diluted net income...............        2.84         2.50         2.13         1.78         1.52
Cash dividends declared..........        1.12          .83          .50          .29          .17
Book value at year-end...........       17.51        15.21        13.58        11.19        10.53
BALANCE SHEET DATA (AT-YEAR-END):
Total assets.....................  $1,117,478   $  947,930   $  890,969   $  861,947   $  844,527
Loans, net of unearned income....     652,291      595,247      574,774      531,080      503,138
Allowance for loan losses........      12,188       11,350       10,895       10,393        9,728
Deposits.........................     795,178      709,592      697,664      671,999      689,385
Total shareholders' equity.......     103,277       89,712       80,111       66,013       62,129
SIGNIFICANT RATIOS:
Return on average assets.........       1.64%        1.64%        1.45%        1.24%        1.12%
Return on average shareholders'
  equity.........................       17.73        17.56        16.94        16.31        15.71
Average shareholders' equity to
  average assets.................        9.24         9.33         8.56         7.59         7.14
Allowance for loan losses as a
  percent of loans...............        1.87         1.91         1.90         1.96         1.93
Net interest margin, fully
  taxable equivalent.............        4.49         5.05         4.85         4.79         4.69

---------------

(1) Per share data has been restated to reflect the three-for-two stock split declared in 1995, the two-for-one stock split declared in 1993 and all acquisitions accounted for as poolings of interests.

                  SUMMARY HISTORICAL FINANCIAL DATA OF CENTURY

     The following table presents summary historical financial data of Century and its consolidated subsidiary for the period indicated. The historical financial data as of and for the five years ended December 31, 1997 was derived from Century's audited consolidated financial statements. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of Century included or incorporated by reference in this Joint Proxy Statement/Prospectus.

                         CENTURY FINANCIAL CORPORATION

                    AS OF OR FOR THE YEAR ENDED DECEMBER 31

                                      1997         1996         1995         1994         1993
                                   ----------   ----------   ----------   ----------   ----------
          FOR THE YEAR:                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net interest income..............  $   17,396   $   16,698   $   15,060   $   13,848   $   13,037
Provision for loan losses........       2,070          625          240          270          625
Net income.......................       4,222        4,906        4,268        3,681        3,347
Cash dividends declared..........       2,182        1,952        1,892        1,318        1,487
PER SHARE DATA: (1)
Basic net income.................  $     0.83   $     0.97   $     0.84   $     0.73   $     0.66
Diluted net income...............        0.82         0.96         0.84         0.73         0.66
Cash dividends declared..........        0.43         0.39         0.37         0.27         0.25
Book value at year-end...........        7.21         6.75         6.27         5.48         5.15
BALANCE SHEET DATA (AT YEAR-END):
Total assets.....................  $  458,532   $  412,858   $  376,989   $  331,780   $  317,936
Loans, net of unearned income....     353,921      308,010      257,612      235,266      203,057
Allowance for loan losses........       4,717        3,234        3,003        3,206        3,070
Deposits.........................     392,926      363,394      328,325      298,039      285,395
Total shareholders'
  equity.........................      36,708       34,036       31,742       27,656       25,962
SIGNIFICANT RATIOS:
Return on average assets.........       0.96%        1.26%        1.18%        1.14%        1.09%
Return on average
  shareholders' equity...........       11.85        15.00        14.48        13.67        13.37
Average shareholders' equity to
  average assets.................        8.10         8.41         8.13         8.36         8.14
Allowance for loan losses as a
  percent of loans...............        1.33         1.05         1.17         1.36         1.51
Net interest margin, fully
  taxable equivalent.............        4.54         4.87         4.68         4.87         4.88

---------------
(1) Per share amounts have been restated, giving effect for a six-for-five stock split declared April 21, 1993, a six-for-five stock split declared December 15, 1994 and a three-for-two split declared April 28, 1997.

                                  RISK FACTORS

     In addition to the other information concerning Bancshares and its subsidiary banks in this Joint Proxy Statement/Prospectus, the following risk factors should be considered carefully.

IMPACT OF GOVERNMENT MONETARY POLICIES

     The earnings of banks and bank holding companies such as Bancshares are affected by the policies of regulatory authorities, including the Federal Reserve Board, which regulates the money supply. Among the methods employed by the Federal Reserve Board are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These methods are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect interest rates charged on loans or paid on deposits. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial and savings banks in the past and are expected to continue to do so in the future.

ALLOWANCE FOR LOAN LOSSES

     Bancshares' allowance for loan losses is maintained at a level considered adequate by management to absorb anticipated losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond Bancshares' control and such losses may exceed current estimates. At December 31, 1997, Bancshares had total nonperforming loans of approximately $2,530,000. At the same date, Bancshares' allowance for loan losses was $12,188,000 or 1.87% of total loans and 481.74% of total nonperforming loans. There can be no assurance, however, that such allowance will be adequate to cover actual losses.

COMPETITIVE BANKING ENVIRONMENT

     Intense competition exists in all aspects of business in which Bancshares is presently engaged, not only with other commercial banks and trust companies but also with thrifts, finance companies, personal loan companies, credit unions, leasing companies, money market mutual funds, investment firms, mortgage bankers, and other financial institutions serving Bancshares' market area.

     Financial institutions compete on the basis of price, including interest rates paid on deposits and charged on loans, convenience and quality of service. This competition includes banks that are many times larger than Bancshares' banking subsidiaries. Bancshares is encountering increased competition from non-bank financial institutions. Thrift institutions, credit unions and small loan companies each are significant factors in the traditional lending and deposit gathering business of Bancshares. Insurance companies, investment firms and retailers all are significant competitors for various types of business. Many of Bancshares' competitors are larger and have greater resources than Bancshares, and there are no assurances that Bancshares will be able to compete effectively against such entities in the future.

GOVERNMENT REGULATION

     Bancshares and its banking subsidiaries are subject to extensive governmental supervision, regulations and control. Future legislation and government policy could adversely affect the banking industry and the operations of Bancshares. There can be no assurance that the profitability of Bancshares will not be adversely affected by changes in applicable laws, regulations and policies.

ABILITY TO INTEGRATE OPERATIONS AND ACHIEVE COST SAVINGS AFTER THE MERGER

     The earnings and financial condition of Bancshares after the Merger will depend in part on its ability to successfully integrate the operations and management of Century and its wholly-owned subsidiary CNB, with and into Bancshares. There can be no assurance that Bancshares will be able to effectively and profitably integrate the operations and management of Century and CNB. Further, although Bancshares anticipates cost savings as a result of the Merger, there can be no assurance that it will be able to fully realize any of the potential cost savings expected as a result of Bancshares and Century being able to share administrative and other resources when their operations are integrated. Finally, there can be no assurance that any cost savings which are realized will not be offset by decreases in revenues or other charges to earnings.

                       BANCSHARES SELECTED FINANCIAL DATA

                             YEAR ENDED DECEMBER 31

                                                1997         1996         1995         1994         1993
                                             ----------   ----------   ----------   ----------   ----------
               FOR THE YEAR:                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income                              $   81,917   $   74,556   $   70,824   $   64,648   $   61,846
Interest expense...........................      39,292       32,023       31,184       26,420       26,639
                                             ----------   ----------   ----------   ----------   ----------
Net interest income........................      42,625       42,533       39,640       38,228       35,207
Provision for loan losses..................       1,646        1,614        2,024        2,365        3,573
                                             ----------   ----------   ----------   ----------   ----------
Net interest income after provision for
  loan losses..............................      40,979       40,919       37,616       35,863       31,634
Other income...............................       6,992        4,826        4,493        3,687        4,780
Other expenses.............................      23,260       23,728       23,579       24,221       23,578
                                             ----------   ----------   ----------   ----------   ----------
Income before income taxes.................      24,711       22,017       18,530       15,329       12,836
Income taxes...............................       7,955        7,311        5,967        4,827        3,875
                                             ----------   ----------   ----------   ----------   ----------
Net income.................................  $   16,756   $   14,706   $   12,563   $   10,502   $    8,961
                                             ==========   ==========   ==========   ==========   ==========
Cash dividends declared....................  $    6,605   $    4,876   $    2,972   $    1,708   $    1,014
                                             ==========   ==========   ==========   ==========   ==========
PER SHARE DATA: (1)
Basic net income...........................  $     2.85   $     2.50   $     2.13   $     1.78   $     1.52
Diluted net income.........................        2.84         2.50         2.13         1.78         1.52
Cash dividends declared....................        1.12          .83          .50          .29          .17
Book value at year-end.....................       17.51        15.21        13.58        11.19        10.53
Weighted average shares outstanding basic
  (1)......................................   5,882,867    5,884,548    5,892,325    5,897,540    5,898,842
Shares outstanding at year-end (1).........   5,897,540    5,897,540    5,897,540    5,897,540    5,897,540
BALANCE SHEET DATA:
Total assets...............................  $1,117,478   $  947,930   $  890,969   $  861,947   $  844,527
Securities available for sale..............     331,729      240,375      206,988      109,115      142,045
Securities held to maturity................      57,398       65,230       53,706      173,291      152,158
Loans, net of unearned income..............     652,291      595,247      574,774      531,080      503,138
Allowance for loan losses..................      12,188       11,350       10,895       10,393        9,728
Deposits...................................     795,178      709,592      697,664      671,999      689,385
Federal Home Loan Bank advances............     136,765       49,923       84,680       85,762       57,198
Total shareholders' equity at year-end.....     103,277       89,712       80,111       66,013       62,129
AVERAGE BALANCES:
Total assets...............................  $1,022,653   $  897,331   $  866,627   $  848,055   $  798,395
Total earning assets.......................     968,138      859,488      831,063      812,179      760,661
Deposits...................................     727,782      706,801      682,013      681,916      682,074
Net loans..................................     608,464      569,222      532,051      500,343      477,760
Shareholders' equity.......................      94,500       83,757       74,154       64,393       57,033
SIGNIFICANT RATIOS:
Return on average assets...................       1.64%         1.64%        1.45%        1.24%        1.12%
Return on average shareholders' equity.....       17.73        17.56        16.94        16.31        15.71
Average shareholders' equity to average
  assets...................................        9.24         9.33         8.56         7.59         7.14
Average loans as a percent of average
  deposits.................................       85.24        82.15        79.66        74.89        71.38
Shareholders' equity as a percent of
  year-end assets..........................        9.24         9.46         8.99         7.66         7.36
Allowance for loan losses as a percent of
  loans....................................        1.87         1.91         1.90         1.96         1.93
Net charge-offs as a percent of average
  loans....................................         .13          .20          .28          .33          .36
Dividends declared as a percent of net
  income...................................       39.42        33.16        23.66        16.26        11.32
Net interest margin, fully taxable
  equivalent...............................        4.49         5.05         4.85         4.79         4.69
Nonperforming loans to total loans.........         .39          .31          .55          .97          .97
Nonperforming assets to total assets.......         .24          .22          .38          .82         1.01
Allowance for loan losses to nonperforming
  loans....................................      481.74       619.54       346.75       202.04       200.20
Noninterest expense as a percent of average
  assets...................................        2.27         2.64         2.72         2.86         2.95
Operating efficiency ratio.................       46.60        49.19        52.66        56.58        59.20

---------------

(1) Per share data has been restated to reflect the three-for-two stock split declared in 1995, the two-for-one stock split declared in 1993 and all acquisitions accounted for as poolings of interests.

                        CENTURY SELECTED FINANCIAL DATA

                             YEAR ENDED DECEMBER 31

                                                    1997        1996        1995        1994        1993
                                                  ---------   ---------   ---------   ---------   ---------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
FOR THE YEAR:
Summary of Earnings Interest income.............  $  34,642   $  30,564   $  27,685   $  23,302   $  22,368
Interest expense................................     17,246      13,866      12,625       9,454       9,331
                                                  ---------   ---------   ---------   ---------   ---------
Net interest income.............................     17,396      16,698      15,060      13,848      13,037
Provision for loan losses.......................      2,070         625         240         270         625
                                                  ---------   ---------   ---------   ---------   ---------
Net interest income after provision for loan
  losses........................................     15,326      16,073      14,820      13,578      12,412
Other income....................................      3,158       2,716       2,574       2,739       2,293
Other expenses..................................     13,394      12,613      11,740      11,516      10,819
                                                  ---------   ---------   ---------   ---------   ---------
Income before income taxes......................      5,090       6,176       5,654       4,801       3,886
Income taxes....................................        868       1,270       1,386       1,120         539
                                                  ---------   ---------   ---------   ---------   ---------
Net Income......................................  $   4,222   $   4,906   $   4,268   $   3,681   $   3,347
                                                  =========   =========   =========   =========   =========
PER SHARE DATA: (1)
Basic earnings per share........................  $    0.83   $    0.97   $    0.84   $    0.73   $    0.66
Diluted earnings per share......................       0.82        0.96        0.84        0.73        0.66
Dividends declared..............................       0.43        0.39        0.37        0.27        0.25
Book value per share at period end..............       7.21        6.75        6.27        5.48        5.15
Average shares outstanding:
  Basic.........................................  5,065,901   5,054,070   5,059,983   5,046,659   5,043,425
  Diluted.......................................  5,139,955   5,090,899   5,070,242   5,056,096   5,047,889
BALANCE SHEET DATA:
(at end of period)
Assets..........................................  $ 458,532   $ 412,858   $ 376,989   $ 331,780   $ 317,936
Deposits........................................    392,926     363,394     328,325     298,039     285,395
Loans, net of unearned income...................    353,921     308,010     257,612     235,266     203,057
Allowance for loan losses.......................      4,717       3,234       3,003       3,206       3,070
Investment securities...........................         --          --          --      38,213      80,989
Investment securities available for sale........     67,647      71,873      99,052      38,672          --
Stockholders' equity............................     36,708      34,036      31,742      27,656      25,962

---------------

(1) Per share amounts have been restated, giving effect for a six-for-five stock split declared April 21, 1993, a six-for-five stock split declared December 15, 1994 and a three-for-two split declared April 28, 1997.

                    PRO FORMA SELECTED FINANCIAL INFORMATION

     The table below sets forth selected pro forma financial information for Bancshares and Century combined as of and for the years ended December 31, 1997, 1996 and 1995. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the periods presented. The pro forma data give effect to the Merger and are based on numerous assumptions and estimates. This information is derived from and should be read in conjunction with the historical financial statements of Bancshares and Century that are incorporated by reference into this Joint Proxy Statement/Prospectus, and with the pro forma condensed consolidated financial statements of Bancshares, which give effect to the Merger and which appear in this Joint Proxy Statement/Prospectus under the caption "PRO FORMA FINANCIAL INFORMATION." The pro forma condensed consolidated financial information has been prepared based on the "pooling of interests" method of accounting assuming that 2,164,205 Bancshares Common Shares will be issued in the Merger and that no Century shareholders will dissent from the Merger. The number of Bancshares Common Shares issued assumes a conversion ratio of 0.425 Bancshares Common Shares for each Century Common Share. This information will vary if any Century shareholders dissent or if the Conversion Ratio is subject to adjustment as provided in the Merger Agreement. See "PROPOSED MERGER -- Consideration for Century Common Shares." The historical financial information of Bancshares and Century has been combined for each period presented. For a discussion of the pooling of interests method of accounting and the condition to Bancshares' and Century's obligations under the Merger Agreement that the Merger qualify for the pooling of interests method of accounting, see "PROPOSED MERGER -- Accounting Treatment" and "Other Provisions of the Merger Agreement."

                           CITIZENS BANCSHARES, INC.

                    PRO FORMA SELECTED FINANCIAL INFORMATION

                                                             AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------
                                                               1997            1996            1995
                                                           -------------   -------------   -------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net interest income......................................   $   60,021      $   59,231      $   54,700
Provision for loan losses................................        3,716           2,239           2,264
Net income...............................................       20,978          19,612          16,831
Cash dividends declared..................................        8,787           6,828           4,864
PER SHARE DATA:
Net income -- basic......................................   $     2.61      $     2.44      $     2.09
Net income -- diluted....................................         2.59            2.43            2.09
Cash dividends...........................................         1.09            0.85            0.60
Book value at period end.................................        17.36           15.39           13.90
Weighted average shares outstanding -- basic.............    8,035,875       8,032,528       8,042,818
Weighted average shares outstanding -- diluted...........    8,093,800       8,067,251       8,058,253
BALANCE SHEET DATA (AT PERIOD END):
Total assets.............................................   $1,576,010      $1,360,788      $1,267,958
Net loans................................................      989,307         888,673         818,488
Total deposits...........................................    1,188,104       1,072,986       1,025,989
Total shareholders' equity...............................      139,985         123,748         111,853

                           COMPARATIVE PER SHARE DATA

     The following table sets forth Bancshares' and Century's historical per share data and pro forma combined per share data. The information is based on the historical financial statements of Bancshares and Century. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the periods presented. The pro forma data give effect to the Merger and are based on numerous assumptions and estimates. The pro forma data are included as required by the rules of the Commission and are provided for comparative purposes only. The pro forma combined per share data and Century equivalent per share data are prepared assuming 2,164,205 Bancshares Common Shares will be issued based on a conversion ratio such that one Century Common Share will be exchanged for 0.425 Bancshares Common Shares. This information will vary if any Century shareholders dissent or if the Conversion Ratio is subject to adjustment as provided in the Merger Agreement. See "PROPOSED
MERGER -- Consideration for Century Common Shares."

                     CITIZENS BANCSHARES, INC. AND CENTURY

                           COMPARATIVE PER SHARE DATA

                                                               AS OF AND FOR THE YEAR ENDED
                                                                       DECEMBER 31
                                                              ------------------------------
                                                                1997       1996       1995
                                                               ------     ------     ------
NET INCOME PER COMMON SHARE:
HISTORICAL:
Bancshares
  Basic.....................................................   $ 2.85     $ 2.50     $ 2.13
  Diluted...................................................     2.84       2.50       2.13
Century
  Basic.....................................................     0.83       0.97       0.84
  Diluted...................................................     0.82       0.96       0.84
PRO FORMA COMBINED
  Basic.....................................................     2.61       2.44       2.09
  Diluted...................................................     2.59       2.43       2.09
EQUIVALENT AMOUNT OF CENTURY
  Basic.....................................................     1.11       1.04       0.89
  Diluted                                                        1.10       1.03       0.89
DIVIDENDS PER COMMON SHARE:
HISTORICAL:
  Bancshares................................................   $ 1.12     $ 0.83     $ 0.50
  Century...................................................     0.43       0.39       0.37
PRO FORMA EQUIVALENT AMOUNT OF CENTURY......................     0.48       0.35       0.21
BOOK VALUE PER COMMON SHARE:
HISTORICAL:
  Bancshares................................................   $17.51     $15.21     $13.58
  Century...................................................     7.21       6.75       6.27
PRO FORMA COMBINED..........................................    17.36      15.39      13.90
EQUIVALENT AMOUNT OF CENTURY................................     7.38       6.54       5.91

                         COMPARATIVE MARKET VALUE DATA

     Bancshares Common Shares began trading on the Nasdaq National Market under the symbol "CICS" as of June 1, 1993. The information presented in the following table reflects the last reported sale price for Bancshares on December 2, 1997, the last trading day preceding the public announcement of the Merger Proposal. No assurance can be given as to what the market price of Bancshares Common Shares will be if and when the Merger is consummated. Century Common Shares began trading on the Nasdaq National Market under the symbol "CYFN" as of June 3, 1996. The information presented in the following table reflects the last reported sale price for Century on December 2, 1997, the last trading day preceding the public announcement of the Merger Proposal. No assurance can be given as to what the market price of Century Common Shares will be if and at the time the Merger is consummated.

                             BANCSHARES AND CENTURY

                            COMPARATIVE MARKET VALUE

                                                               CENTURY
                                                              EQUIVALENT
                                                              PER SHARE
                                       BANCSHARES   CENTURY     BASIS
                                       ----------   -------   ----------
Common Shares........................    $62.50(1)  $24.50(2)  $26.5625(3)

---------------

(1) Based on the last trade of Bancshares Common Shares on December 2, 1997 on the Nasdaq National Market.

(2) Based on the last trade of Century Common Shares on December 2, 1997 on the Nasdaq National Market.

(3) Based on a conversion ratio of 0.425 Bancshares Common Shares for each Century Common Share.

             INFORMATION CONCERNING THE BANCSHARES SPECIAL MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is being furnished to holders of Bancshares Common Shares as part of the solicitation of proxies by the Bancshares Board of Directors for use at the Special Meeting to be held on
[April 14, 1998] at   p.m., following adjournment of the Bancshares Annual
Meeting of Shareholders, in the Raymond J. Lowry Auditorium of Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio, including any adjournments or reschedulings thereof. This Joint Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to shareholders of Bancshares on
or about             , 1998.

     The purpose of the Bancshares Special Meeting is to consider and vote upon the Merger Proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, and to approve the Articles Amendment and the Regulations Amendment. No other business will be transacted at the Bancshares Special Meeting other than possible adjournments or reschedulings thereof.

     The Merger is subject to a number of conditions, including the receipt of required regulatory and shareholder approvals. See "PROPOSED MERGER--"Regulatory Approvals" and "Other Provisions of the Merger Agreement."

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     The Bancshares Board has fixed the close of business on March 2, 1998 (the "Record Date") as the record date for the determination of the shareholders of Bancshares entitled to notice of and to vote at the Bancshares Special Meeting. Only holders of record of Bancshares Common Shares at the close of business on the Record Date will be entitled to vote on each matter properly presented at the Bancshares Special Meeting. On the Record Date, 5,897,540 Bancshares Common Shares were issued and outstanding. Votes may be cast in person or by proxy, and each Bancshares Common Share entitles its holder to one vote. Pursuant to the Bancshares Code of Regulations, the presence of the holders of a majority of the Bancshares Common Shares issued and outstanding, in person or by proxy, and entitled to vote at the Bancshares Special Meeting is required for and shall constitute a quorum for the transaction of business at the Bancshares Special Meeting. For such purpose, abstentions and broker non-votes will be counted in establishing the quorum. A majority of the Bancshares Common Shares present at the Bancshares Special Meeting, in person or by proxy, whether or not constituting a quorum, may vote to, or the Bancshares Board in its discretion may, adjourn the Bancshares Special Meeting from time to time without further notice, including for the purpose of soliciting additional proxies.

     Pursuant to the Bancshares Articles of Incorporation, the affirmative vote of the holders of at least two-thirds of the total number of outstanding Bancshares Common Shares entitled to vote at the Bancshares Special Meeting is required to approve the Merger Proposal. The Bancshares Articles of Incorporation require the affirmative vote of at least a majority of the total number of outstanding Bancshares Common Shares entitled to vote at the Bancshares Special Meeting to approve the Articles Amendment. Pursuant to the Bancshares Code of Regulations, the affirmative vote of a majority of the total number of outstanding Bancshares Common Shares entitled to vote at the Bancshares Special Meeting is required to approve the Regulations Amendment. An abstention and a broker non-vote in the case of the Merger Proposal, the Articles Amendment or the Regulations Amendment would thus have the same effect as a vote against the proposals.

     Only shareholders of record on the Record Date are eligible to give their proxies. Therefore, shareholders owning shares held in the name of a brokerage firm, bank, or other institution should sign, date and return their proxy cards to such brokerage firm, bank or other institution in the envelope provided by that firm. In addition, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the approval of the Merger Proposal, the Articles Amendment and the Regulations Amendment without specific instructions from such customers. Since the affirmative vote of the holders of two-thirds of the outstanding Bancshares Common Shares entitled to vote at the Bancshares Special Meeting, in the case of the Merger Proposal, and the affirmative vote of the holders of a majority of the outstanding Bancshares Common Shares entitled to vote at the Bancshares Special Meeting, with respect to the Articles Amendment and the Regulations Amendment, are required in order to approve the proposals, the failure of such customers to provide specific instructions with respect to their Bancshares Common Shares to their broker will have the effect of a vote against the approval of the proposals. Failure to return a properly executed proxy card or to vote at the Bancshares Special Meeting will have the same effect as a vote against the Merger Proposal, the Articles Amendment and the Regulations Amendment.

     Proxies in the accompanying form that are properly executed and returned to Bancshares will be voted at the Bancshares Special Meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of the Proxy Committee, on such other matters as may properly come before the meeting. If a shareholder returns a proxy card that is signed, dated and not marked, that shareholder will be deemed to have voted for the Merger Proposal, the Articles Amendment and the Regulations Amendment. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the Bancshares Special Meeting and advising the Secretary of the shareholder's intent to vote the shares or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of Bancshares at 10 East Main Street, Salineville, Ohio 43945. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. In addition, shareholders whose Bancshares Common Shares are not registered in their own name will need additional documentation from the record holder of such shares to vote in person at the Bancshares Special Meeting.

     Proxies may be solicited by mail, telephone, telegraph, telex, telecopier and advertisement and in person. Solicitation may be made in the same manner by directors, officers and other representatives of Bancshares who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

     Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of Bancshares Common Shares for which they hold of record, and Bancshares will reimburse them for their reasonable out-of-pocket expenses.

     The expenses related to the proxy solicitation for the Bancshares Special Meeting will be borne by Bancshares, except that the cost of preparing and mailing this Joint Proxy Statement/Prospectus will be borne by Bancshares and Century.

     The directors and executive officers of Bancshares and their affiliates owned, as of the Record Date, 434,432 Bancshares Common Shares (7.37% of the total number of outstanding shares of Bancshares Common Shares at such date).

MATTERS TO BE CONSIDERED AT THE BANCSHARES SPECIAL MEETING

     In addition to the Merger Proposal described more fully elsewhere in this Joint Proxy Statement/Prospectus, see "PROPOSED MERGER", Bancshares shareholders are being asked to consider (1) an amendment to the Bancshares' Articles of Incorporation to increase the authorized number of Bancshares Common Shares to 36,000,000 and (2) an amendment to Section Seven of the Bancshares' Code of Regulations to increase the number of directors of Bancshares at no fewer than nine (9) members and no more than twenty-one (21) members and to fix the size of the Board of Directors at twenty-one (21) members.

  Proposal to Amend the Bancshares Articles of Incorporation

     Article FOURTH of Bancshares' Fourth Amended Articles of Incorporation currently provides that the total number of shares of all classes that Bancshares is authorized to issue is 12,200,000 shares, consisting of 12,000,000 common shares and 200,000 serial preferred shares. Bancshares shareholders are asked to act upon a proposal to approve an amendment to Article FOURTH to increase the total number of authorized Bancshares Common Shares that Bancshares is authorized to issue from 12,000,000 shares to 36,000,000 shares. No increase is being proposed to the authorized number of 200,000 Serial Preferred Shares, none of which are currently outstanding. The Bancshares' Board of Directors has approved this amendment and directed that this proposal be submitted to Bancshares shareholders for consideration.

     The following is the text of Article Fourth as proposed to be amended to effect the increase in the total number of authorized shares and the number of authorized Bancshares Common Shares:

     FOURTH: The total number of shares of all classes which the Corporation shall have authority to issue is thirty-six million two hundred thousand (36,200,000), divided into two classes as follows: 200,000 Serial Preferred, par value $10.00 (Ten Dollars) per share (hereinafter called the "Serial Shares"), and 36,000,000 Common Shares, without par value (hereinafter called the "Common Shares").

     If the amendment to Article FOURTH of Bancshares' Fourth Amended Articles of Incorporation is approved by the Bancshares shareholders at the Bancshares Special Meeting, the amendment to Article FOURTH would be effected by filing with the Secretary of State of Ohio the Fifth Amended Articles of Incorporation of Citizens Bancshares, Inc., on the soonest practicable date following the Bancshares Special Meeting.

     The proposed increase in the authorized number of Bancshares Common Shares is necessary to provide Bancshares with a sufficient number of Bancshares Common Shares to effect the issuance of Bancshares Common Shares to Century shareholders in the Merger, while leaving additional authorized but unissued shares available for future corporate uses.

     Increasing the number of authorized shares to a number that provides for a substantial number of additional authorized but unissued shares is a common occurrence among publicly held companies. The authorized Bancshares Common Shares in excess of those outstanding after the Merger will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by Bancshares shareholders, except as may be required by applicable laws or regulations, including Nasdaq rules.

     These purposes may include stock dividends, stock splits, employee benefit programs, corporate business combinations, acquisitions, issuances of securities convertible into Bancshares Common Shares or other corporate purposes. The Board of Directors has no current plans to issue any Bancshares Common Shares for any such purposes, other than pursuant to the Merger and shares needed to consummate the Unibank affiliation, and does not intend to issue any Bancshares Common Shares except on terms or for reasons that the Board of Directors deems to be in the best interest of Bancshares and its shareholders.

     The additional Bancshares Common Shares would not, by itself, have any effect on the rights of Bancshares shareholders. The issuance of the Bancshares Common Shares for corporate purposes other than a stock split in pro rata distribution to existing shareholders could have, among other things, a dilutive effect on earnings per share and on the equity and voting power of shareholders at the time of their issuance.

     The additional Bancshares Common Shares that would become available for issuance if the proposed amendment is adopted could also be used by Bancshares to delay, defer or prevent a change of control of Bancshares or other transactions that might involve a premium price for holders of Bancshares Common Shares or otherwise be in their best interest. For example, in the event of a hostile attempt to take over control of Bancshares, Bancshares could issue additional Bancshares Common Shares, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of Bancshares. The Board of Directors is not aware of any attempt to take control of Bancshares and the Board of Directors has not presented this proposal with the intent that it be utilized as an anti-takeover device. The proposed amendment to Article FOURTH does not alter Bancshares' existing power to issue up to 200,000 Serial Preferred Shares or alter Bancshares existing powers under Article SIXTH of Bancshares Fourth Amended Articles of Incorporation to restrict certain acquisitions of Bancshares Common Shares that meet the definition of a Control Share Acquisition. See "DESCRIPTION OF BANCSHARES CAPITAL
SHARES -- Description of Control Share Acquisition Provisions." Each additional Bancshares Common Share authorized as a result of the amendment to Article FOURTH would have the same rights and privileges as each Bancshares Common Share currently authorized or outstanding. See "DESCRIPTION OF BANCSHARES CAPITAL SHARES -- General."

     The affirmative vote of the holders of a majority of the outstanding Bancshares Common Shares entitled to vote at the Bancshares Special Meeting will be necessary for the approval of the amendment to Article FOURTH of the Fourth Amended Articles of Incorporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF BANCSHARES' FOURTH AMENDED ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES AND THE NUMBER OF AUTHORIZED BANCSHARES COMMON SHARES.

  Proposal to Amend Section Seven of Bancshares Code of Regulations

     Section Seven of the Bancshares Code of Regulations fixes the number of directors for the Bancshares Board of Directors at no fewer than nine (9) members and no more than eleven (11) members. The Board of Directors further recommends that the number of directors be increased to twenty-one (21) members.

     Pursuant to Section Nine of the Bancshares Code of Regulations, if the number of directors is changed, any increase or decrease shall be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible. In this case, four additional vacancies will be added to two classes and one additional vacancy will be added to one class.

     The Board of Directors is not currently nominating persons to fill the proposed vacancies but recommends that the Board of Directors be expanded to accommodate the appointment of Del E. Goedeker, Joseph N. Tosh, II, and Charles
I. Homan to the Bancshares Board of Directors upon consummation of the Merger as contemplated by the Merger Agreement. See "INFORMATION WITH RESPECT TO CENTURY--Management". Also, the Board of Directors believes that it is prudent to have vacancies in the event that qualified candidates become available in connection with one or more future acquisitions of Bancshares or for other reasons. The Bancshares Code of Regulations provides that any vacancies resulting from an increase in the number of directors, within the range specified in Section Seven may be filled by the vote of a majority of directors then in office.

     The affirmative vote of the holders of a majority of the outstanding Bancshares Common Shares entitled to vote at the Bancshares Special Meeting will be necessary for the approval of the amendment to Section Seven of the Code of Regulations of Bancshares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO SECTION SEVEN OF BANCSHARES CODE OF REGULATIONS TO INCREASE THE NUMBER OF DIRECTORS TO NO FEWER THAN NINE (9) MEMBERS AND NO MORE THAN TWENTY-ONE (21) MEMBERS AND TO FIX THE SIZE OF THE BOARD OF DIRECTORS AT TWENTY-ONE (21) MEMBERS.

               INFORMATION CONCERNING THE CENTURY SPECIAL MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is being furnished to holders of Century Common Shares as part of the solicitation of proxies by the Century Board of Directors for use at the Century Special Meeting to be held on [April 15, 1998] at 11:00 a.m., at the Beaver Valley Country Club, Patterson Heights, Beaver Falls, Pennsylvania 15010, including any adjournments or reschedulings thereof. This Joint Proxy Statement/Prospectus and the accompanying Proxy Card
are first being mailed to shareholders of Century on or about             ,
1998.

     The purpose of the Century Special Meeting is to consider and vote upon the Merger Proposal to adopt the Merger Agreement and approve the transactions contemplated thereby. No other business will be transacted at the Century Special Meeting other than possible adjournments or reschedulings thereof.

     The Merger is subject to a number of conditions, including the receipt of required regulatory and shareholder approvals. See "PROPOSED MERGER--"Regulatory Approvals" and "Other Provisions of the Merger Agreement."

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     The Century Board has fixed the close of business on March 2, 1998 (the "Record Date") as the record date for the determination of the shareholders of Century entitled to notice of and to vote at the Century Special

Meeting. Only holders of record of Century Common Shares at the close of business on the Record Date will be entitled to vote on each matter properly presented at the Century Special Meeting. On the Record Date, 5,107,336 Century Common Shares were outstanding. Votes may be cast in person or by proxy, and each Century Common Share entitles its holder to one vote. Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended, and Century's ByLaws, as amended, the presence of the holders of a majority of the Century Common Shares issued and outstanding, in person or by proxy, and entitled to vote at the Century Special Meeting is required for and shall constitute a quorum for the transaction of business at the Century Special Meeting. Abstentions and broker non-votes will be counted in establishing the quorum. A majority of the Century Common Shares present at the Century Special Meeting, in person or by proxy, whether or not constituting a quorum, may vote to, or the Century Board in its discretion may, adjourn the Century Special Meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Pursuant to Century's Articles of Incorporation, as amended, the affirmative vote of the holders of at least a majority of the total number of outstanding Century Common Shares is required to approve the Merger Proposal. An abstention and a broker non-vote would thus have the same effect as a vote against the Merger Proposal.

     Only shareholders of record on the Record Date are eligible to give their proxies. Therefore, shareholders owning shares held in the name of a brokerage firm, bank, or other institution should sign, date and return their proxy cards to such brokerage firm, bank or other institution in the envelope provided by that firm. In addition, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the approval of the Merger Proposal without specific instructions from such customers. Given that the affirmative vote of the holders of a majority of the outstanding Century Common Shares is required in order to approve the Merger Proposal, the failure of such customers to provide specific instructions with respect to their Century Common Shares to their broker will have the effect of a vote against the approval of the Merger Proposal. Failure to return a properly executed proxy card or to vote at the Century Special Meeting will have the same effect as a vote against the Merger Proposal.

     Proxies in the accompanying form that are properly executed and returned to Century will be voted at the Century Special Meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of the Proxy Committee, on such other matters as may properly come before the meeting. If a shareholder returns a proxy card that is signed, dated and not marked, that shareholder will be deemed to have voted for the Merger Proposal. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the Century Special Meeting and advising the Secretary of the shareholder's intent to vote the shares or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of Century at One Century Place, Rochester, Pennsylvania 15074. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. In addition, shareholders whose Century Common Shares are not registered in their own name will need additional documentation from the record holder of such shares to vote in person at the Century Special Meeting.

     Proxies may be solicited by mail, telephone, telegraph, telex, telecopier and advertisement and in person. Solicitation may be made in the same manner by directors, officers and other representatives of Century who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

     Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of Century Common Shares for which they hold of record, and Century will reimburse them for their reasonable out-of-pocket expenses.

     The expenses related to the proxy solicitation for the Century Special Meeting will be borne by Century, except that the cost of preparing and mailing this Joint Proxy Statement/Prospectus will be borne by Century and Bancshares.

     The directors and executive officers of Century and their affiliates owned, as of the Record Date, 905,941.3 Century Common Shares (17.78% of the total number of outstanding shares of Century Common Shares at such date).

                                PROPOSED MERGER

     The following description of certain aspects of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is set forth in Appendix A, attached to and incorporated by reference in this Joint Proxy Statement/Prospectus. All shareholders are urged to read the Merger Agreement in its entirety.

CENTURY BACKGROUND AND REASONS FOR THE MERGER

     In the fall of 1997, Century's Board of Directors decided to explore the strategic alternatives available to Century in light of the increasing competitive pressures in the financial services industry and Century's limited opportunities for internal growth given its capital profile and the markets in which it conducts business. The Board of Directors retained Danielson Associates as its financial advisors to assist it in this evaluation process. The alternatives considered by the Board included possible acquisitions of other financial institutions by Century as well as the acquisition of Century by another financial institution.

     Based on its review of the strategic alternatives available to it, at a meeting held on September 14, 1997, Century's Board of Directors decided to pursue a sale of Century to another financial institution. The Board of Directors retained Danielson Associates as its financial advisor in the sale process. With Danielson Associates' assistance, the Board identified those financial institutions which it believed would likely be most interested in acquiring Century and which it believed would present the best opportunity for the shareholders of Century to realize short-term and long-term value in an acquisition. Danielson Associates provided limited public information to those potential acquirors without disclosing the identity of Century and solicited indications of interest from them. After obtaining a confidentiality agreement from all parties that expressed an interest in an acquisition of Century, Danielson Associates then provided them with an information memorandum which described, among other things, the financial condition, results of operations, business, operations, management and markets of Century in detail. Each potential acquiror was asked to submit its best offer for the acquisition of Century to Danielson Associates by November 7, 1997. At a meeting held on November 11, 1997, Danielson Associates reviewed the offers that had been received with Century's Board of Directors. After considering the offers, the Board directed a small group of directors, together with Century's financial and legal advisors, to travel to Salineville, Ohio to interview the senior management of Bancshares to determine, among other things, whether Bancshares had the managerial and operational depth to undertake the Merger and to manage the combined company after the Merger. That interview was conducted on November 14, 1997. At that time, the representatives of Century negotiated certain improvements in the financial terms of Bancshares' offer as well as certain understandings regarding the impact of the Merger on Century's employees.

     At a meeting on November 14, 1997, the Board of Directors of Century unanimously approved the execution by Century of a letter of intent with Bancshares contemplating the Merger (the "Letter of Intent"). The Letter of Intent, which was dated November 17, 1997, was generally not legally binding and provided, among other things, that each party would proceed to conduct detailed due diligence on the other and that the parties would negotiate and execute a definitive agreement providing for the Merger. Simultaneously with the execution of the Letter of Intent, the parties entered into the Stock Option Agreement. A joint press release announcing the execution of the Letter of Intent and Stock Option Agreement was issued on November 17, 1997. Century then proceeded to conduct detailed due diligence on Bancshares. Century's Board of Directors retained Ernst & Young, a nationally recognized accounting firm with experience in evaluating financial institutions, to assist it in the due diligence process.

     At a meeting held on December 3, 1997, the Board of Directors of Century unanimously approved the Merger Agreement and the Merger contemplated thereby. The Board of Directors of Century believes that the terms of the Merger are fair to and in the best interests of Century and its shareholders and recommends that the shareholders of Century vote FOR approval of the Merger.

     In considering the transactions contemplated by the Merger Agreement, the Century Board of Directors was assisted and advised by Danielson Associates. At the meeting of the Board of Directors of Century held on December 3, 1997, at which the proposed Merger was discussed and approved, Danielson Associates presented valuation analyses and discussed its views with respect to the Conversion Ratio. Danielson Associates then delivered its opinion to the Century Board of Directors that the Conversion Ratio was fair, from a financial point of view, to the holders of Century Common Shares. See "THE PROPOSED MERGER-Opinion of Century's Financial Advisors."

     The terms of the Merger, the Merger Agreement, the Stock Option Agreement and related agreements resulted from arm's-length negotiations between Century and Bancshares and their respective representatives. In the course of reaching its decision to approve the Merger, the Merger Agreement, the Stock Option Agreement and related agreements, the Board of Directors of Century consulted with Century's financial and legal advisors as well as with Century's management, and considered a number of factors in addition to those discussed above, including the following:

          (i) a review of the business, results of operation and financial condition of Century;

          (ii) economic conditions and prospects for Century in the markets in which it operates in light of intensifying competitive pressures in the financial services industry and increased regulatory supervision of the banking industry, including Century's prospects for future growth if Century were to remain independent;

          (iii) the opinion rendered by Danielson Associates to the effect that the Conversion Ratio was fair, from a financial point of view, to the holders of Century Common Shares, and the presentations made by Danielson Associates, including presentations as to selected financial and stock market data concerning Bancshares and Century, both on a historical and on a prospective basis, and information reflecting the two companies on a combined basis;

          (iv) comparisons to certain financial multiples (premium to market price, book value and earnings per shares) obtained by sellers in other recent acquisitions of financial institutions;

          (v) the fact that the Merger would provide holders of Century Common Shares with the opportunity to receive a premium over the recent market prices for their shares on a tax-free basis, while at the same time enabling them to participate in opportunities for growth in the combined company after the Merger;

          (vi) the belief that a business combination with Bancshares will offer long-term value to Century shareholders;

          (vii) the historical business, results of operations and financial condition of Bancshares and Bancshares' prospects for growth following the Merger;

          (viii) the effect of the Merger on Century's customers, employees and the communities in which it does business;

          (ix) the terms of the Merger Agreement and the Stock Option Agreement as presented to the Board of Directors of Century; and

          (x) a review of the regulatory and legal implications of the proposed Merger.

     Century's Board of Directors did not assign any specific or relative weight to the foregoing factors in the consideration of the Merger.

     The Board of Directors of Century believes that the Merger offers Century and its shareholders an attractive opportunity to participate in a company with enhanced financial strength that should be able to compete more effectively in the western Pennsylvania market than Century could alone. The combined company will have significantly greater financial resources than Century alone, particularly in terms of its equity capital. The Board of Directors of Century believes this enhanced financial strength will increase opportunities for growth as a combined company, and will offer greater flexibility in meeting the challenges affecting the banking and financial services industries, such as technological innovations, intensifying competitive pressures and industry consolidations.

RECOMMENDATION OF THE CENTURY BOARD OF DIRECTORS

     IN VIEW OF ALL THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF CENTURY UNANIMOUSLY CONCLUDED THAT THE MERGER IS FAIR TO AND IN THE BEST

INTERESTS OF CENTURY AND THE CENTURY SHAREHOLDERS AND RECOMMENDS THAT CENTURY SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER.

OPINION OF CENTURY'S FINANCIAL ADVISOR

     Century retained Danielson Associates to advise the Century Board of Directors as to its "fair" sale value and the fairness to its shareholders of the financial terms of the offer by Bancshares to acquire Century. Danielson Associates is regularly engaged in the valuation of banks, bank holding companies, and thrifts in the connection with mergers, acquisitions, and other securities transactions; and has knowledge of, and experience with, the Pennsylvania banking markets and banking organizations operating in those markets. Danielson Associates was selected by Century because of its knowledge of, expertise with, and reputation in the financial services industry.

     In such capacity, Danielson Associates reviewed the Merger Agreement with respect to the pricing and other terms and conditions of the Merger, but the decision as to accepting the offer was ultimately made by the Board of Directors of Century. Danielson Associates rendered its oral opinion to the Century Board of Directors, which it subsequently confirmed in writing, that as of the date of such opinion, the financial terms of the Bancshares offer were "fair" to Century and its shareholders. No limitations were imposed by the Century Board of Directors upon Danielson Associates with respect to the investigation made or procedures followed by it in arriving at its opinion.

     In reaching its opinion, Danielson Associates (a) reviewed certain business and financial information relating to Century and Bancshares, including annual reports for the fiscal year ended December 31, 1996 and call report data from 1989 to 1996, including quarterly reports for 1997; (b) discussed the past and current operations, financial condition and prospects of Century with its senior executives; (c) analyzed the pro forma impact of the merger on Bancshares' earnings per share, capitalization, and financial ratios; (d) reviewed the reported prices and trading activity for Century Common Shares and Bancshares Common Shares and compared them to similar bank holding companies; (e) reviewed and compared the financial terms, to the extent publicly available, with comparable transactions; (f) reviewed the Merger Agreement and certain related documents; and (g) considered such other factors as were deemed appropriate.

     Danielson Associates did not obtain any independent appraisal of assets or liabilities of Century or Bancshares or their respective subsidiaries. Further, Danielson Associates did not independently verify the information provided by Century or Bancshares and assumed the accuracy and completeness of all such information.

     In arriving at its opinion, Danielson Associates performed a variety of financial analyses. Danielson Associates believes that its analyses must be considered as a whole and that consideration of portions of such analyses and the factors considered therein, without considering all the factors and analyses, could create an incomplete view of the analyses and the process underlying the Danielson Associates opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis and summary description.

     In its analyses, Danielson Associates made certain assumptions with respect to industry performance, business and economic conditions, and other matters, many of which were beyond Century's or Bancshares' control. Any estimates contained in Danielson Associates analyses are not necessarily indicative of the future results of value, which may be significantly more or less favorable than such estimates. Estimates of the value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

     The following is a summary of selected analyses considered by Danielson Associates in connection with its opinion letter.

  Pro Forma Merger Analyses

     Danielson Associates analyzed the changes in the amount of earnings and book value represented by the receipt of $137.8 million for all of the outstanding shares of Century Common Shares, which will be paid in

Bancshares Common Shares. The analysis evaluated, among other things, possible dilution in earnings and capital per share for Bancshares Common Shares.

  Comparable Companies

     Danielson Associates compared Century's (a) tangible capital of 8.30% of assets as of September 30, 1997, (b) .65% of assets nonperforming as of September 30, 1997, and (c) net operating income of 1.76% of average assets for the trailing twelve month period ending September 30, 1997, with the medians for selected Pennsylvania banks that Danielson Associates deemed comparable. These banks included Citizens National Bank of Evans City, First Western Bank, Mars National Bank and Reeves Bank. Their medians were (a) tangible capital of 5.23% of assets, (b) .56% of assets nonperforming, and (c) net operating income of 1.86% of average assets.

     Danielson Associates also compared Bancshares' (a) stock price as of November 17, 1997 equal to 21.9 times earnings and 365% of book value, (b) dividend yield based on trailing four quarters as of September 30, 1997 and stock price as of November 17, 1997 of 1.75%, (c) tangible capital as of September 30, 1997 of 9.38% of assets, (d) nonperforming assets as of September 30, 1997 equal to .23% of total assets, (e) return on average assets during the trailing four quarters ended September 30, 1997 of 1.72% and (f) return on average equity during the same period of 18.39%, with the medians for selected banks and bank holding companies that Danielson Associates deemed to be comparable to Bancshares. The selected institutions included BancFirst Ohio Corp., City Holding Company, First Financial Bancorp, Horizon Bancorp, Inc., Matewan Bancshares, Inc., Mid Am, Inc., Park National Corporation, Second Bancorp, Incorporated, United Bankshares, Inc. and WesBanco, Inc. The comparable medians were (a) stock price equal to 19.2 times earnings and 243% of book, (b) dividend yield of 2.45%, (c) tangible capital of 9.21% of assets, (d) .33% of assets nonperforming, (e) return on average assets of 1.37% and (f) return on average equity of 13.78%. Danielson Associates also compared other income, expense, and balance sheet information of such companies with similar information about Bancshares.

  Comparable Transaction Analysis

     Danielson Associates compared the consideration to be paid in the merger to the latest twelve months earnings and equity capital of Century with earnings and capital multiples paid in acquisitions of MidAtlantic banks in 1996 and 1997 through the opinion date. Of these, the most applicable recent transactions included Fulton Financial's acquisition of Keystone Heritage Group, Inc.; FirstMerit Corporation purchasing CoBancorp, Inc.; WesBanco buying Commercial Bancshares, Inc.; and, earlier in 1997, Area Bancshares Corporation's purchase of Cardinal Bancshares, Inc. At the time Danielson Associates made its analysis, the consideration to be paid in the merger was 363% of Century's September 30, 1997 book value and 24.5 times Century's earnings for the trailing four quarters as of September 30, 1997. This compares to the median multiples of 284% of book value and 21.1 times earnings for the comparable acquisitions.

     The transaction price also was compared to the prices paid for eight sales involving banks from Kentucky, Maryland, Ohio, Pennsylvania and West Virginia with assets over $100 million during 1997. The median comparable deal prices in these transactions were 271% of book value and 22.0 times earnings.

  Other Analysis

     In addition to performing the analyses summarized above, Danielson Associates also considered the general market for bank and thrift mergers, the historical financial performance of Century and Bancshares, the deposit market shares of both banks, and the general economic conditions and prospects of those banks.

     No company or transaction used in this composite analysis is identical to Century or Bancshares. Accordingly, an analyses of the results of the foregoing is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the company or companies to which they are being compared.

     The summary set forth above does not purport to be a complete description of the analyses and procedures performed by Danielson Associates in the course of arriving at its opinions. In payment for its services as the financial advisor to Century, Danielson Associates is to be paid an estimated fee of about $694,000.

The full text of the opinion of Danielson Associates dated as of November 17, 1997, which sets forth assumptions made and matters considered, is attached hereto as Exhibit D of this Joint Proxy Statement/Prospectus. Century shareholders are urged to read this opinion in its entirety. Danielson Associates' opinion is directed only to the consideration to be received by Century shareholders in the Merger and does not constitute a recommendation to any Century shareholder as to how such shareholder should vote at the Century Shareholders Meeting.

BANCSHARES BACKGROUND AND REASONS FOR THE MERGER

     In the fall of 1997, Bancshares was contacted by Danielson Associates regarding the potential interest of Century's Board of Directors in pursuing a sale of Century to facilitate a strategic affiliation with a financial institution similar to Bancshares.

     The Bancshares Board of Directors decided to evaluate a possible affiliation between Bancshares and Century. After communicating its interest to Danielson Associates and having preliminary discussions with the Century Board of Directors, Bancshares retained Sandler O'Neill to assist it in connection with its consideration of a possible business combination with Century. For further discussion of Sandler O'Neill's analysis, see "PROPOSED
MERGER -- Opinion of Bancshares' Financial Advisor." In order to commence its investigation of Century, on November 17, 1997, Bancshares entered into a letter of intent with Century contemplating the Merger. On the same date, Bancshares and Century entered into a Stock Option Agreement. See "PROPOSED MERGER -- Stock Option Agreement."

     Bancshares' Board of Directors has concluded that the Merger would be in the best interests of Bancshares' shareholders and the depositors, other customers and employees of its subsidiary banks. The Merger is consistent with Bancshares' overall strategic acquisition program and, in particular, its interest in expanding Citizens' facilities and services in Beaver and Butler Counties, Pennsylvania. Bancshares' philosophies of emphasizing customer service and satisfaction, promoting local and branch level decision-making power by employees and making strong, ongoing commitments to each community it and its banking subsidiaries serve are consistent with Century's management philosophies and its long-standing reputation of service to Beaver and Butler Counties, Pennsylvania. In addition, the current products and services offered by Century are similar to, and in many respects, complement the products and services provided by Bancshares and its banking subsidiaries. Bancshares anticipates that the additional products and services that will become available to Century customers as a result of the Merger will provide opportunities for expanded and new customer relationships. On November 19, 1997, the Bancshares' Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby.

RECOMMENDATION OF THE BANCSHARES BOARD OF DIRECTORS

     IN VIEW OF ALL THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF BANCSHARES UNANIMOUSLY CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF AND IS FAIR TO THE BANCSHARES SHAREHOLDERS AND RECOMMENDS THAT BANCSHARES SHAREHOLDERS VOTE FOR THE MERGER.

OPINION OF BANCSHARES' FINANCIAL ADVISOR

     Pursuant to a letter agreement dated as of November 14, 1997 (the "Sandler O'Neill Agreement"), Bancshares retained Sandler O'Neill as an independent financial advisor in connection with Bancshares' consideration of a possible business combination with Century. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

     In connection with its consideration of the Merger, the Board of Directors of Bancshares requested Sandler O'Neill to render its opinion as to the fairness of the Conversion Ratio to Bancshares from a financial point of view. On December 3, 1997, Sandler O'Neill delivered to the Bancshares Board of Directors its opinion that, as of such date, the Conversion Ratio was fair to Bancshares from a financial point of view. Sandler O'Neill has also delivered to Bancshares' Board of Directors a written opinion dated the date of this Joint Proxy Statement/Prospectus (the "Sandler O'Neill Fairness Opinion"), which is substantially identical to the December 3, 1997 opinion. THE FULL TEXT OF THE SANDLER O'NEILL FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH RENDERING SUCH OPINION, IS ATTACHED AS APPENDIX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX E. BANCSHARES' SHAREHOLDERS ARE URGED TO READ THE SANDLER O'NEILL FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER.

     THE SANDLER O'NEILL FAIRNESS OPINION WAS PROVIDED TO THE BANCSHARES BOARD OF DIRECTORS FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONVERSION RATIO TO BANCSHARES. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF BANCSHARES TO ENGAGE IN THE MERGER OR ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SHARES OF BANCSHARES COMMON SHARES AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE BANCSHARES SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.

     In connection with rendering its December 3, 1997 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of all the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Bancshares, Century and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, none of Bancshares, Century or Sandler O'Neill assumes responsibility for their accuracy.

  Summary of Proposal

     Sandler reviewed the financial terms of the proposed transaction. Based on the closing price of Bancshares Common Shares on December 2, 1997 of $62.50 and a Conversion Ratio of 0.425, Sandler calculated an implied transaction value per share of Century of $26.56. Based upon Century's September 30, 1997 financial information and a Conversion Ratio of 0.425, Sandler calculated the price to tangible book value, price to last twelve months' normalized earnings and core deposit premium. This analysis yielded a price to tangible book value multiple of 369%, a price to last twelve months' normalized earnings multiple of 24.8x and a core deposit premium of 35.5%.

  Stock Trading History

     Sandler O'Neill reviewed the history of the reported trading prices and volume of Bancshares Common Shares and Century Common Shares, and the relationship between the movements in the prices of Bancshares Common Shares and Century Common Shares, respectively, to movements in certain stock indices, including Standard & Poor's 500 Index, the Nasdaq Banking Index and a selected composite group of publicly traded commercial banks and bank holding companies (identified below). During the one-year period ended December 2, 1997, each of the Bancshares Common Shares and the Century Common Stock outperformed each of the indices to which it was compared.

  Comparable Company Analyses

     Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples, for Century, Bancshares and two groups of selected institutions. The first group consisted of Century and Bancshares and the following twenty-one publicly traded regional commercial banks (the "Regional Group"): S&T Bancorp Inc., WesBanco Inc., First Western Bancorp Inc., BT Financial Corp., National Penn Bancshares Inc., FirstFederal Financial Services, City Holding Co., JeffBanks Inc., BancFirst Ohio Corp., Harleysville National Corp., Omega Financial Corp., Horizon Bancorp Inc., Prime Bancorp Inc., Second Bancorp Inc., Patriot Bank Corp., Southwest National Corp., Peoples Bancorp Inc., Matewan BancShares Inc., Sun Bancorp Inc., American Bancorp. and Citizens Banks Inc. Sandler O'Neill also compared Century and Bancshares to a group of seventeen publicly traded commercial banks that had a return on equity of greater than 17.0% (based on last twelve months' earnings) and a price-to-tangible book value of greater than 240% (the "Highly-Valued Group"). The Highly-Valued Group was comprised of Bancshares, Westernbank Puerto Rico, GBC Bancorp, Santa Barbara Bancorp, Irwin Financial Corp., Mississippi Valley Bancshares, Sterling Bancshares Inc., Cape Cod Bank and Trust Co., U.S.B. Holding Co., Lakeland Financial Corp., Premier Bancshares Inc., Broad National Bancorp., Interchange Financial Services, Franklin Bancorp., Bank of Commerce, Centennial Bancorp and S.Y. Bancorp Inc. The analyses compared publicly available information for Bancshares and Century and the median data for each of the Regional Group and the Highly-Valued Group as of and for each of the years ended December 31, 1992 through December 31, 1996 and as of and for the twelve months ended September 30, 1997.

  Analyses of Selected Merger Transactions

     Sandler O'Neill reviewed the 138 transactions announced from January 1, 1997 to December 2, 1997 (the "Analysis Period") involving publicly traded commercial banks as acquired institutions with transaction values over $15 million ("Nationwide Transactions") and 14 transactions announced during the Analysis Period involving publicly traded commercial banks in Pennsylvania, Ohio and West Virginia as acquired institutions with transaction values over $15 million ("Regional Transactions"). Sandler O'Neill reviewed the ratios of transaction value to last twelve months' net income, transaction value to tangible book value, transaction value to book value, tangible book premium to core deposits, transaction value to total deposits and transaction value to total assets and computed high, low, mean and median ratios and premiums for the respective groups of transactions. These multiples were applied to Century's financial information as of and for the twelve months ended September 30, 1997. Based upon the median multiples for Nationwide Transactions, Sandler O'Neill derived an imputed range of values per share of Century Common Shares of $17.28 to $21.07. Based upon the median multiples for Regional Transactions, Sandler O'Neill derived an imputed range of values per share of Century Common Shares of $20.87 to $25.06.

     No company involved in the transactions included in the above analysis is identical to Bancshares or Century and no transaction included in the above analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing analysis is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of Bancshares and Century and the companies to which they are being compared.

  Discounted Dividend Stream and Terminal Value Analysis

     Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of Century through the year 2002 under various circumstances, assuming Century performed in accordance with the earnings forecasts of its management and certain variations thereof. To approximate the terminal value of Century Common Shares at December 31, 2002, Sandler O'Neill applied price to earnings multiples ranging from 10x to 28x and applied multiples of tangible book value ranging from 160% to 340%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 10% to 15%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Century Common Shares. This analysis, assuming the current dividend payout ratio and management's earnings forecasts, indicated an imputed range of values per share of Century Common Shares of between $9.69 and

$29.59 when applying the price to earnings multiples, and an imputed range of values per share of Century Common Shares of between $10.78 and $25.84 when applying multiples of tangible book value. In connection with its analysis, Sandler O'Neill used sensitivity analyses to consider the effects changes in the underlying assumptions (including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expenses and dividend payout ratio) would have on the resulting present value.

  Pro Forma Merger Analysis

     Sandler O'Neill analyzed certain potential pro forma effects of the Merger on Bancshares, based upon a Conversion Ratio of 0.425, Bancshares' and Century's current and projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the Merger, charges associated with the Merger, operating efficiencies and other adjustments discussed with the senior managements of Bancshares and Century. This analysis indicated that the Merger would be accretive to Bancshares' earnings per share in all periods analyzed, and accretive to tangible book value per share of Bancshares' Common Shares for all periods analyzed. The actual results achieved by Citizens may vary from projected results and the variations may be material.

  Contribution Analysis

     Sandler reviewed the relative contributions to, among other things, total assets, total net loans, total deposits, total equity, total tangible equity, and last twelve months' ("LTM") net income to be made by Bancshares and Century to the combined institution based on data at and for the twelve months ended September 30, 1997. This analysis indicated that Century's implied contribution was 25.6% of total assets, 31.5% of total net loans, 28.4% of total deposits, 23.7% of total equity, 25.1% of total equity, 22.0% of LTM net income. Based upon a Conversion Ratio of 0.425, holders of the Century Common Shares would own approximately 24.0% of the outstanding shares of the combined institution.

     In connection with rendering its December 3, 1997 opinion, Sandler O'Neill reviewed, among other things: (i) the Merger Agreement and exhibits thereto;
(ii) the Stock Option Agreement; (iii) Bancshares' audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its annual report to shareholders for the year ended December 31, 1996; (iv) Century's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its annual report to shareholders for the year ended December 31, 1996; (v) Citizens' unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, respectively; (vi) Century's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, respectively; (vii) certain financial analyses and forecasts of Bancshares prepared by and reviewed with management of Bancshares and the views of senior management of Bancshares regarding Bancshares' past and current business operations, results thereof, financial condition and future prospects; (viii) certain financial analyses and forecasts of Century prepared by and reviewed with management of Century and the views of senior management of Century regarding Century's past and current business operations, results thereof, financial condition and future prospects; (ix) the pro forma impact of the Merger on Bancshares; (x) the publicly reported historical price and trading activity for the Bancshares Common Shares and the Century Common Shares, including a comparison of certain financial and stock market information for Bancshares and Century with similar publicly available information for certain other companies the securities of which are publicly traded; (xi) the financial terms of recent business combinations in the banking industry, to the extent publicly available; (xii) the current market environment generally and the banking environment in particular; and (xiii) such other information, financial studies, analyses and investigations, and financial, economic, and market criteria as Sandler O'Neill considered relevant.

     In connection with rendering the Sandler O'Neill Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its December 3, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     In performing its reviews and analyses, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill does not assume any responsibility or liability therefor. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Bancshares or Century or any of their subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of Bancshares and Century). Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan losses of Bancshares or Century, nor has it reviewed any individual credit files relating to Bancshares or Century. With Bancshares' consent, Sandler O'Neill has assumed that the respective aggregate allowances for loan losses for both Bancshares and Century are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill has not conducted any physical inspection of the properties or facilities of Bancshares or Century. With respect to all financial information and projections reviewed with each company's management, Sandler O'Neill assumed, with Bancshares' consent, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Bancshares and Century and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based.

     Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Sandler O'Neill assumed, in all respects material to this analysis, that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Merger Agreement are not waived. Sandler O'Neill also assumed, with Bancshares' consent, that there has been no material change in Bancshares' and Century's assets, financial condition, results of operations, business, or prospects since the date of the last financial statements filed pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and noted above, that the Merger will be accounted for as a pooling of interests, that Bancshares and Century will remain as going concerns for all periods relevant to its analyses and that the Merger will qualify as a tax-free reorganization for federal income tax purposes.

     Under the Sandler O'Neill Agreement, Bancshares will pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial part of which is contingent upon the consummation of the Merger. Under the terms of the Sandler O'Neill Agreement, Bancshares will pay Sandler O'Neill a transaction fee of $500,000, of which $200,000 has been paid and the remainder of which will be paid when the Merger is consummated. Bancshares has also agreed to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

     Sandler O'Neill has in the past provided and may in the future provide other financial advisory services to Bancshares and has received and will receive compensation for such services. In the ordinary course of its business, Sandler O'Neill may actively trade the equity securities of Bancshares and Century and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

DESCRIPTION OF THE MERGER

     Upon consummation of the transactions contemplated under the Merger Agreement, Century will be merged with and into Bancshares. Bancshares will be the surviving corporation after the Merger and the Articles of Incorporation and Code of Regulations of Bancshares will remain in effect as they were immediately prior to the Merger (subject however, to changes resulting from the approval of the Articles Amendment and the Regulations Amendment by the Bancshares' shareholders). See "INFORMATION CONCERNING THE BANCSHARES

SPECIAL MEETING -- Matters to be Considered by the Bancshares Shareholders." After the Merger, CNB will become a wholly-owned subsidiary of Bancshares for a period of approximately six (6) months after the consummation of the Merger. See also "PROPOSED MERGER -- Operations of Century After the Merger."

CONSIDERATION FOR CENTURY COMMON SHARES

     Upon consummation of the Merger, each shareholder of Century who does not dissent will have the right to receive 0.425 Bancshares Common Shares for each of his or her Century Common Shares held, plus cash in lieu of the issuance of fractional shares, subject to adjustment as set forth below (the "Conversion Ratio"):

          (i) If the Average NMS Closing Price (as defined below) is greater than $67.50, then each outstanding Century Common Share will be converted into that number of Bancshares Common Shares that results from dividing $28.70 by the Average NMS Closing Price; provided however, that if prior to the effective time of the Merger, Bancshares publicly announces that it has agreed to a transaction in which control of Bancshares will be acquired by another company, then in no event will the conversion ratio be less than .3976; or

          (ii) If the Average NMS Closing Price is less than $56.50, but greater than or equal to $54.25, then each outstanding Century Common Share will be converted into that number of Bancshares Common Shares that results form dividing $24.00 by the Average NMS Closing Price; or

          (iii) If the Average NMS Closing Price is less than $54.25, then each outstanding Century Common Share will be converted into .4424 Bancshares Common Shares.

     The term "NMS Closing Price" means the price per share of the last sale of Bancshares Common Shares reported on the Nasdaq National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The term "Average NMS Closing Price" means the arithmetic mean of the NMS Closing Prices for the ten (10) trading days immediately preceding the fifth
(5th) trading day prior to the consummation of the Merger.

PAYMENT OF CASH IN LIEU OF FRACTIONAL SHARES

     No fractional Bancshares Common Shares will be issued in connection with the Merger. Each Century shareholder who would otherwise have been entitled to receive a fraction of a Bancshares Common Share will receive, in lieu thereof, cash therefor, without interest, at an amount equal to such fractional part of a Bancshares Common Share multiplied by the Average NMS Closing Price.

CENTURY STOCK OPTIONS

     With respect to Century Common Shares granted by Century under the Century Financial Corporation Stock Option Plan ("Century Options"), which are outstanding at the Effective Time (as defined herein), whether or not then exercisable, will be converted into options to purchase Bancshares Common Shares in accordance with the terms of the Century Financial Corporation Stock Option Plan and the Stock Option Agreements for the Century Options. The number of Bancshares Common Shares subject to a Century Option will be equal to the number of Century Common Shares subject to such Century Option immediately prior to the Effective Time, multiplied by the Conversion Ratio. The purchase exercise price under a Century Option will be adjusted by dividing the per share exercise price by the Conversion Ratio, rounded to the nearest cent.

OTHER PROVISIONS OF THE MERGER AGREEMENT

  Representations and Warranties

     The Merger Agreement contains representations and warranties by the parties regarding, among other things, their respective organization, authority to enter into the Merger Agreement, capitalization, properties, loans and investments, pending and threatened litigation, contractual obligations, compliance with applicable laws and regulations, financial statements and filings with regulatory agencies. These representations and warranties will not survive consummation of the Merger. The Merger Agreement includes certain exceptions to Bancshares' and Century's representations and warranties, none of which are deemed material to this transaction. Such exceptions are contained in the disclosure schedule to the Merger Agreement which may be reviewed upon request to Tracey L. Reeder of Bancshares, 10 East Main Street, Salineville, Ohio 43945 or to Donald A. Benziger of Century, One Century Place, Rochester, Pennsylvania 15074.

  Conditions to the Merger

     The obligations of Century and Bancshares to consummate the Merger are subject to, but not limited to the following conditions: (1) the accuracy of Century's and Bancshares' representations and warranties on and as of the closing date of the Merger; (2) no material adverse change in the financial condition, results of operations, business or assets of Century and Bancshares;
(3) the granting of all necessary regulatory approvals, including but not limited to the Federal Reserve Board and the Commission; (4) the issuance by Bancshares' general counsel and Century's counsel of opinions covering certain matters with respect to Bancshares and Century, (5) neither the consummation nor performance of the transactions under the Merger Agreement will conflict with, or result in a material violation of, or cause Bancshares or Century or their respective affiliates to suffer any material adverse consequences under any law or order applicable to, or proposed to be applicable to them; (6) the registration statement with the Securities and Exchange Commission registering the exchange of the Bancshares Common Shares for Century Common Shares and all state securities and "blue sky" permits have become effective and no stop orders or similar restraining orders shall have been issued; (7) the receipt by Bancshares of an opinion letter from Crowe, Chizek and Company LLP stating that the transaction qualifies for treatment as a "pooling of interests" for financial statement reporting purposes; and (8) the Merger shall have been approved by the affirmative vote of the holders of a majority of the outstanding Century Common Shares and the affirmative vote of two-thirds of the outstanding Bancshares Common Shares.

     Bancshares' obligations under the Merger Agreement are also conditioned on, among other conditions: (1) the holders of no more than (10%) of the Century Common Shares having asserted dissenters' rights; (2) Century and CNB conducting business in the ordinary and usual course; (3) there having been no event constituting an event of default under any material indenture, agreement, note, mortgage or guaranty that materially adversely affects Century's financial condition; (4) the receipt by Bancshares of a fairness opinion from Sandler O'Neill dated as of the date of this Joint Proxy Statement/Prospectus, stating that the Conversion Ratio is fair from a financial point of view to Bancshares; and (5) each of Donald A. Benziger, Edwin C. Schaffnit, C. David Becker and Joseph N. Tosh, II shall have entered into employment agreements in the forms attached as exhibits to the Merger Agreement.

     Century's obligations under the Merger Agreement are also subject to, among other conditions: (1) the receipt of a fairness opinion from Danielson Associates updated to the date of this Joint Proxy Statement/Prospectus stating that the Merger is fair from a financial point of view to Century shareholders; and (2) the receipt of an opinion of Century's counsel, reasonably satisfactory in form and substance to Century, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the IRC, no gain or loss will be recognized by Century as a consequence of the Merger, and no gain or loss will be recognized by the shareholders of Century pursuant to the terms of the Merger (except for the effect of any cash received pursuant to dissenters' rights).

     The foregoing disclosure regarding conditions to the Merger represents and includes all material conditions to the consummation thereof.

  Amendments; Termination

     The Merger Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. The Merger Agreement may be terminated as follows: (i) by mutual consent of the parties; (ii) by Century if the Average NMS Closing Price is less than $46.50; (iii) by Century if (a) the Average NMS Closing Price is less than $54.25 and (b) Bancshares' Average NMS Closing Price is more than ten percent (10%) lower than the average of the NMS Closing Price of an index of selected, publicly traded, peer group, commercial banking institutions in Ohio, Pennsylvania and West Virginia; or (iv) by either party if the transactions contemplated by the Merger Agreement are not consummated by September 30, 1998 or (v) in the event of a material breach by the other party, which breach is not cured after thirty (30) days written notice to the breaching party.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The Merger is structured to qualify as a tax free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended, such that it is anticipated that no gain or loss will be recognized by Century or Bancshares as a result of the Merger. Nor is it expected that shareholders of Century will recognize gain or loss upon the exchange of their Century Common Shares for newly issued Bancshares Common Shares, except for cash received in exchange for fractional interests. Assuming the Merger is treated as a tax-free reorganization, the federal income tax basis of the Bancshares Common Shares received by the shareholders of Century will be the same as the federal income tax basis of the Century Common Shares surrendered in exchange therefor and the holding period of the Bancshares Common Shares received by the shareholders of Century will include the holding period of the Century Common Shares surrendered in exchange therefor, provided that the Century Common Shares were held as a capital asset on the date of the exchange.

     Shareholders who exercise their dissenters' rights of appraisal and receive cash for their Century Common Shares will be treated as having received a distribution in redemption of their shares, which will result in such shareholders realizing income for federal income tax purposes. Furthermore, shareholders of Century who receive cash in lieu of fractional interests in Bancshares Common Shares as a result of the exchange will also be treated as having received a distribution in redemption of their proportionate interest in Century, which will result in such shareholders realizing income for federal income tax purposes. The amount of such income and the tax treatment thereof will depend on a number of factual considerations particular to the individual shareholder.

     The discussion of federal income taxes is included herein for general information only. EACH CENTURY SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PROPOSED MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. The pro forma results of this accounting treatment are shown in the unaudited pro forma financial information appearing elsewhere in this Joint Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION."

     As noted above, it is a condition to the obligation of Bancshares and Century to consummate the Merger that Bancshares shall have received a letter from its auditors, Crowe, Chizek and Company LLP, to the effect that the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles. Among the conditions which must be met in order for the Merger to qualify for "pooling of interests" accounting treatment, generally accepted accounting principles require that, in the aggregate, no more than 10% of Century Common Shares be held by Century shareholders who have exercised dissenters' rights in connection with the Merger and demanded payment in cash for the value of their Century common shares under Subchapter D or receive cash in lieu of fractional shares. In the event such condition is not met, the Merger would not be consummated unless the condition was waived by Bancshares and Century. Furthermore, in order to qualify for "pooling of interests" accounting treatment, no affiliate of either Bancshares or Century may reduce his or her risk relative to the Bancshares Common Shares received in the Merger until such time as financial results covering at least 30 days of post-merger combined operations have been published.

INTEREST OF CENTURY MANAGEMENT IN THE MERGER

     Three members of Century's Board of Directors will be appointed to serve on the Bancshares' Board of Directors, namely, Del E. Goedeker, Joseph N. Tosh, II and Charles I. Homan, one of whom will be designated for membership on the Executive Committee of the Bancshares Board of Directors. Four members of Century's Board of Directors, namely, Del E. Goedeker, Charles I. Homan, Joseph
N. Tosh, II and Thomas K. Reed, will be elected by Bancshares (as the sole shareholder of Citizens) to serve on the Board of Directors of Citizens. Those four individuals will continue to serve on the CNB Board of Directors until the CNB Merger. The remaining members of the CNB Board of Directors will be given the opportunity to serve on an advisory board to Citizens to be known as the "Century Advisory Board."

     Furthermore, Donald A. Benziger, Edwin C. Schaffnit and C. David Becker have entered into employment agreements with CNB that Bancshares has agreed to assume upon consummation of the Merger. Joseph N. Tosh, II will enter into an employment agreement with Bancshares on the Closing Date, which shall go into effect at the Effective Time.

EXPENSES OF THE MERGER

     Bancshares and Century shall each bear its respective expenses incurred in connection with the Merger and the transactions contemplated thereby, including without limitation, all fees of their respective legal counsel, financial advisors and accountants. Bancshares shall be responsible for all expenses incident to obtaining requisite regulatory approvals.

REGULATORY APPROVALS

     Bancshares has filed the application necessary to obtain the approval for the Merger from the Federal Reserve Board. The Merger may not be consummated for 15 days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the Merger on antitrust grounds. Bancshares has no reason to believe the Merger will be challenged on antitrust grounds.

EFFECTIVE TIME OF THE MERGER

     As used in this Joint Proxy Statement/Prospectus, "Effective Time" means the date and time when the Merger becomes effective, which will occur upon the filing of a Certificate of Merger with the Ohio Secretary of State and Articles of Merger with the Department of State of the Commonwealth of Pennsylvania.

OPERATIONS OF CENTURY AFTER THE MERGER

     Pursuant to the terms of the Merger Agreement, Century shall be merged with and into Bancshares and Bancshares shall be the surviving corporation (the "Surviving Corporation") as of the Effective Time. CNB shall become a wholly-owned subsidiary of Bancshares. The Articles of Incorporation and Code of Regulations of Bancshares existing immediately prior to the Merger (except as amended as proposed in this Joint Proxy Statement/Prospectus) shall become the Articles of Incorporation and Code of Regulations of the Surviving Corporation until thereafter duly altered, amended or repealed in accordance with applicable law. In addition, each Bancshares Common Share issued and outstanding immediately prior to the Effective Time shall thereafter continue to be one common share of the Surviving Corporation.

     Each director of Bancshares immediately prior to the Effective Time shall remain a director of the Surviving Corporation and shall serve for the balance of his term and until his successor is duly elected and qualified or until his earlier death, resignation or removal in the manner provided in the Code of Regulations or as otherwise provided by law. Furthermore, each person who is an officer of Bancshares prior to the Effective Time shall remain an officer of the Surviving Corporation. For further information regarding the directors and officers of Bancshares and the Surviving Corporation, see "INFORMATION WITH RESPECT TO BANCSHARES -- Management."

     For a period of approximately six (6) months after the Merger, CNB will be operated as a separate banking subsidiary of Bancshares. It is intended that Bancshares will merge CNB with and into Citizens. Bancshares will offer the existing employees of Century the opportunity to continue as employees of CNB for a period ending December 31, 1998. As provided in the Merger Agreement, this commitment of Bancshares shall not be deemed to be a contract of employment or be construed to give the employees any rights other than as employees at will under applicable law. During the interim period prior to the CNB Merger, a committee of three (3) employees of each of CNB and Citizens will be established to evaluate and make recommendations to the Bancshares' Board of Directors with respect to the combination and merger of their respective employee benefit plans. Upon consummation of the CNB Merger, all Century and CNB employees who become employees of Citizens or one of Bancshares' other affiliates will have their years of service with Century and its predecessors credited for eligibility and vesting purposes, (but not for accrual of benefit purposes) under all Bancshares' employee pension benefit plans (as defined in Section 3(2) of ERISA) and other fringe benefit programs (including vacation), except with respect to Bancshares' ESOP plan.

     Upon completion of the Merger, CNB will be operated as a subsidiary of Bancshares for a period of not more than six (6) months and the Century name will continue to be featured in all CNB signage and literature. Given the notable recognition associated with the "Century" name, Bancshares may continue to use the Century name as appropriate in the markets serviced by CNB or in other applications to be determined by Bancshares.

BUSINESS PENDING THE MERGER

     The Merger Agreement provides that, pending consummation of the Merger, Century will continue to operate in the ordinary course. Without the written consent of Bancshares, Century and CNB will not: (i) do any things that they represent and warrant in the Merger Agreement have not been done except as necessary to carry out the terms of the Merger Agreement; (ii) engage in any transaction that would be inconsistent with or cause a breach of any representations or warranties; or (iii) engage in any lending activities other than in the ordinary course of business consistent with past practice. Bancshares has been given the opportunity to review, comment and make reasonable recommendations on all loan presentations made to CNB's loan committee. Century and Bancshares have agreed to consult with each other prior to the hiring of any full-time employees of Century or CNB, other than replacement employees for positions then existing.

     In the Merger Agreement, Century has agreed that it will not, directly or indirectly, through any of its officers, directors, employees, agents or advisors or other representatives or consultants, solicit or initiate or knowingly encourage, including by means of furnishing information, any proposals or offers from any person (other than Bancshares) relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, tender offer, consolidation or business combination with, Century. Century has agreed to promptly notify Bancshares, orally and in writing, if any such proposal or offer is made and shall, in any such notice, indicate the identity and terms and conditions of any proposal or offer, or any such inquiry or contact.

STOCK OPTION AGREEMENT

     On November 17, 1997, Bancshares entered into a Stock Option Agreement with Century that grants Bancshares a binding option to purchase up to 19.9% of the outstanding Century Common Shares at an exercise price of $18.00 per share in certain circumstances.

     Bancshares may exercise the binding option at any time or upon the occurrence of any of the following events: (i) Century enters into an agreement with any person to merge, consolidate or acquire all or substantially all of the assets of Century or for the purchase or acquisition of securities representing 10% or more of the voting power Century; (ii) any person (other than Bancshares) acquires beneficial ownership or the right to acquire beneficial ownership of 19.9% or more of the outstanding Century Common Shares after the date of the Stock Option Agreement; (iii) any person makes a bona fide takeover proposal to Century by public announcement or written communication that is or becomes the subject of public disclosure, and, following such bona fide takeover proposal, the Century shareholders vote not to approve the Merger between Bancshares and Century; (iv) Century breaches the Stock Option Agreement in any material respect, which breach shall not have been cured within 15 days after notice; or
(v) Century breaches the Merger agreement between Bancshares and Century following a bona fide takeover proposal.

     Bancshares' binding option may be terminated in any of the following manners: (i) by mutual consent of Bancshares and Century; (ii) by either Bancshares or Century if the Federal Reserve Board issues an order denying approval of the Merger of Bancshares and Century or if any other governmental entity issues a final permanent order enjoining or otherwise prohibiting consummation of the Merger; (iii) by either Bancshares or Century if the Merger has not been consummated on or before September 30, 1998; or (iv) by either Bancshares or Century if no purchase event has occurred and by either Bancshares' or Century's shareholder fail to approve the Merger.

     The Stock Option Agreement has been filed as Exhibit 10(16) to Bancshares Annual Report on Form 10-K for the year ended December 31, 1997 and Exhibit (a) to the Schedule 13D of Bancshares filed with the Commission on November 26, 1997, and is incorporated herein by reference.

SURRENDER OF CERTIFICATES

     After the Effective Time, each holder of an outstanding certificate or certificates for Century Common Shares converted into Bancshares Common Shares will be entitled to receive a certificate or certificates representing the number of whole Bancshares Common Shares into which such holder's Century Common Shares were converted and, if applicable, a cash payment in lieu of any fractional share. Each holder of Century Common Shares will surrender the outstanding certificate(s) to Bancshares' designated exchange agent (the "Exchange Agent").

     As soon as reasonably practicable after the Effective Time, Bancshares shall mail to each holder of record of Century Common Shares (i) notice that the Merger has been consummated and instructions for effecting the surrender of the Century Common Share certificate(s) in exchange for Bancshares Common Share certificate(s) and (ii) a letter of transmittal that may be used to surrender Century Common Share certificate(s) to the Exchange Agent.

     Upon surrender of the Century Common Share certificate(s) for cancellation to the Exchange Agent, together with a completed letter of transmittal and any other documents reasonably requested, the holder of the Century Common Share certificate(s) will be entitled to receive that number of whole Bancshares Common Shares that such holder has the right to receive under the Merger Agreement and the surrendered Century Common Share certificate(s) will be canceled.

     In the event of a lost certificate, the Century shareholder shall provide, in lieu of the lost certificate, (i) a request for a replacement certificate,
(ii) an indemnity agreement and (iii) other reasonable items (including an affidavit and a surety bond) requested by Century in accordance with Article VI,
Section 6.02 of Century's By-Laws.

     In the event of a transfer of ownership of Century Common Shares that are not registered in the transfer records of Century, a certificate representing the proper number of Bancshares Common Shares may be issued to a transferee if the Century certificate representing such Century Common Shares is presented to the Exchange Agent, accompanied by all documents required by Bancshares to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     After the consummation of the Merger, there will be no transfers on the stock transfer books of Century of any Century Common Shares. If, after the consummation of the Merger, certificates for Century Common Shares are properly presented to Bancshares, they will be canceled and exchanged for the consideration specified in the Merger Agreement, subject to applicable law and to the extent that Bancshares has not paid such consideration to a public official pursuant to applicable abandoned property laws.

RESALE OF BANCSHARES COMMON SHARES

     No restrictions on the sale or other transfer of the Bancshares Common Shares issued pursuant to the Merger will be imposed solely as a result of the Merger, except for restrictions on the transfer of shares issued to any Century shareholder who may be deemed to be an "affiliate" of Century for purposes of Rule 145 under the 1933 Act. Generally, "affiliates" of Century would include officers, directors and significant shareholders of Century. The Merger Agreement requires Century to cause persons who could be considered to be "affiliates" to enter into an agreement with Bancshares to the effect that the Bancshares Common Shares to be acquired by such "affiliates" will not be sold, pledged, transferred or otherwise disposed of except in compliance with the 1933 Act and the rules and regulations thereunder. Sales of Bancshares Common Shares by affiliates of Bancshares are subject to similar transfer restrictions.

     Bancshares Common Shares issued to Century shareholders who may be deemed to be affiliates may be resold only (i) in transactions permitted by Rule 145 promulgated under the 1933 Act, (ii) pursuant to an effective registration statement, or (iii) in transactions exempt from registration. Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the quantity of resales that such affiliates, and others with whom they might act in concert, may make within any three month period.

RIGHTS OF DISSENTING BANCSHARES SHAREHOLDERS

     Shareholders of Bancshares are entitled to certain dissenters' rights pursuant to Section 1701.85 of the Ohio Revised Code. Section 1701.85 generally provides that shareholders of Bancshares will not be entitled to such rights absent compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any Bancshares shareholder who is a record holder of Bancshares Common Shares on the Record Date and whose shares are not voted in favor of the Merger may be entitled to be paid the "fair cash value" of such Bancshares Common Shares after the Effective Time. To be entitled to such payment, a shareholder must deliver a written demand for payment therefor to Bancshares on or before the tenth day following the Special Meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the Record Date, and the amount claimed as the "fair cash value" of said Bancshares Common Shares. See the text of Section 1701.85 of the Ohio Revised Code attached as Appendix B to this Joint Proxy Statement/Prospectus for specific information on the procedure to be followed in exercising dissenters' rights.

     If the Surviving Corporation so requests, dissenting shareholders must submit their share certificates to Bancshares within fifteen days of such request, for endorsement thereon by Bancshares that demand for appraisal has been made and failure to comply with such request could terminate the dissenting shareholders rights. Such certificates will be promptly returned to the dissenting shareholders by Bancshares. If Bancshares and any dissenting shareholder cannot agree upon the "fair cash value" of the Bancshares Common Shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Columbiana County, Ohio (the "Court") for a determination of the "fair cash value" of said Bancshares Common Shares. The Court may appoint one or more appraisers to determine the "fair cash value" and if the Court approves the appraisers' report, judgment will be entered therefor, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the Court considers equitable.

RIGHTS OF DISSENTING CENTURY SHAREHOLDERS

     The rights of dissenting shareholders of Century Financial Corporation are governed by Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended ("Subchapter D"). Subchapter D provides holders of Century Common Shares with the right to dissent from the Merger and obtain payment of the "fair value" of such shares in the event that the Merger is consummated. The term "fair value" means the value of a share of Century's Common Shares immediately before consummation of the Merger taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the Merger. A copy of the applicable statute is set forth in Appendix C hereto. The following summary of such provisions is qualified in its entirety by reference to Appendix C.

     A shareholder desiring to exercise dissenters' rights must satisfy all of the following conditions. The shareholder must (i) prior to the vote upon the Merger at the Century Special Meeting submit a written notice to Century of the shareholder's intention to demand payment of the fair value of the shareholder's shares if the Merger is effectuated; (ii) effect no change in the beneficial ownership of the shares from the date of such filing continuously through the consummation of the Merger; and (iii) refrain from voting the shares for approval of the Merger Agreement. The written notice referred to in clause (i) must be in addition to and separate from voting against, abstaining from voting, or failing to vote on approval of the Merger Agreement. Voting against, abstaining from voting or failing to vote on approval of the Merger Agreement will not constitute written notice of an intent to demand payment for Century Common Shares within the meaning of Subchapter D. Any written notice or demand which is required in connection with the exercise of dissenters' rights must include the name, address and telephone number of the shareholder and must be sent to: Joseph N. Tosh, II, President and Chief Executive Officer, Century Financial Corporation, One Century Place, Rochester, Pennsylvania 15074.

     In the event a shareholder votes for approval of the Merger Agreement, or delivers a proxy in connection with the Century Special Meeting (unless the proxy specifies a vote against, or an abstention from voting on, approval of the Merger Agreement), the shareholder will have waived the dissenters' rights and will have nullified any written notice of an intent to demand payment submitted by such holder. Failure to submit a proxy specifying a vote against or abstention from voting on the Merger does not waive a shareholder's dissenters' rights.

     A Century shareholder may assert dissenters' rights as to less than all of the shares registered in such holder's name only if such record holder dissents with respect to all shares owned by any one beneficial owner and discloses the name and address of each person on whose behalf such holder dissents. The rights of a partial dissenter are determined as if the shares as to which the record holder dissents and record holder's remaining shares were registered in the names of different shareholders. A beneficial owner may assert dissenters' rights as to shares held on such owner's behalf only if such owner submits to Century the record holder's written consents to the dissent no later than the time the beneficial owner asserts his or her dissenters' rights. A beneficial owner may not dissent with respect to less than all shares of the same class or series owned by the beneficial owner, whether or not the shares owned by such beneficial owner are registered in such beneficial owner's name.

     If the Merger Agreement is approved, Century will deliver a dissenters' notice to all holders who have satisfied the foregoing requirements. Such notice will instruct the holder on the procedure for obtaining payment and will include a copy of Subchapter D. Failure to strictly follow the procedures set forth in Subchapter D regarding perfection of dissenters' rights may result in a loss of the right to payment.

     The foregoing is only a summary of the rights of a dissenting shareholder of Century. Any shareholder who intends to dissent from the Merger should carefully review the applicable provisions of Subchapter D and should also consult with his or her attorney. The failure of a shareholder to follow precisely the procedures summarized above may result in loss of dissenters' rights. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Century shareholders, except as indicated above or otherwise required by law.

                    DESCRIPTION OF BANCSHARES CAPITAL SHARES

GENERAL

     Bancshares has authorized 12,000,000 Common Shares, without par value, of which 5,897,540 shares are issued and outstanding and 2,250 are held in treasury. Each outstanding Bancshares Common Share is duly authorized, validly issued, fully paid and nonassessable. The holders of Bancshares Common Shares have one vote per share on each matter on which shareholders are entitled to vote and, in accordance with Ohio law, cumulative voting rights may be requested in connection with the election of directors. Directors are elected for staggered, three year terms. Specifically, the Board is divided into three classes with three to four directors per class and with the members of one class being elected annually. On liquidation or dissolution of Bancshares, the holders of Bancshares Common Shares are entitled to share ratably in such assets as remain after creditors have been paid.

     In addition, Bancshares has authorized 200,000 shares of serial preferred stock ("Serial Shares"), none of which are currently outstanding. The terms of the Serial Shares are to be established by Bancshares' Board of Directors; therefore, if Bancshares were to issue Serial Shares in the future, holders thereof might have preference over the holders of Bancshares Common Shares in the event of a liquidation or dissolution and may have other rights which are superior to or in addition to the rights of holders of Bancshares Common Shares. Serial Shares have a par value of $10.00 per share. Bancshares Common Shares have no par value. Holders of Bancshares Common Shares have no preemptive rights, subscription rights or conversion rights.

     Bancshares' Board of Directors determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Board of Directors take into account Bancshares' financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular cash dividends, no assurances can be given that any dividends will be declared, or, if declared, what the amount of such dividends will be. See "INFORMATION WITH RESPECT TO BANCSHARES -- Market Price of Bancshares Common Shares."

     Bancshares is the transfer agent and registrar for Bancshares Common
Shares.

DESCRIPTION OF CONTROL SHARE ACQUISITION PROVISIONS

     Bancshares' Articles of Incorporation restrict certain acquisitions of Bancshares Common Shares that meet the definition of a Control Share Acquisition. A Control Share Acquisition is defined as the acquisition, directly or indirectly, by any person, of Bancshares Common Shares that, when added to all other shares of Bancshares in respect of which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of the voting power in the election of directors within any of the following ranges of such voting power:

          (a) One-fifth or more but less than one-third of such voting power;

          (b) One-third or more but less than a majority of such voting power;

          (c) A majority or more of such voting power.

     The Articles of Incorporation provide for certain exceptions to this definition, such as good faith acquisitions not for the purpose of circumventing the Articles of Incorporation, bequests, inheritances and gifts, pledges or other security interests created in good faith and not for the purpose of circumventing the Articles of Incorporation, or pursuant to certain shareholder-approved mergers, consolidations or majority share acquisitions. If an acquisition of Bancshares Common Shares qualifies as a Control Share Acquisition, authorization for such transaction must be obtained at a special shareholder meeting held in accordance with procedures contained in the Articles of Incorporation. If these procedures are violated, the person making such acquisition loses certain shareholder rights.

  Procedures

     In order to obtain authorization for a Control Share Acquisition, the person proposing to make such acquisition must deliver a notice to Bancshares (the "Notice") including the following information:

          (a) The identity of the person who is giving the Notice;

          (b) A statement that the Notice is given pursuant to the Articles of Incorporation;

          (c) The number and class of shares of Bancshares owned, directly or indirectly, by the person who gives the Notice;

          (d) The range of voting power under which the proposed Control Share Acquisition would, if consummated, fall;

          (e) A description in reasonable detail of the terms of the proposed Control Share Acquisition; and

          (f) Reasonable evidence that the proposed Control Share Acquisition, if consummated, would not be contrary to law and that the person who is giving the Notice has the financial capacity to make the proposed Control Share Acquisition.

Within ten days of receiving the Notice, the Board of Directors must call a special meeting of shareholders to be held not later than 50 days after receipt of the Notice. The purpose of the special meeting of shareholders is to consider the proposed Control Share Acquisition; provided, that the Board of Directors shall have no obligation to call such meeting if they make a determination within ten days after receipt of the Notice (i) that the Notice was not given in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interests of Bancshares and its shareholders or (iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons.

  Requirements for Approval

     The person who delivered the Notice may make the proposed Control Share Acquisition if both of the following occur: (i) the shareholders authorize such acquisition at the special meeting called by the Board of Directors for that purpose, at which a quorum is present, by an affirmative vote of a majority of the shares entitled to vote in the election of directors ("Voting Shares") represented at such meeting in person or by proxy and by a majority of the portion of such Voting Shares represented at such meeting in person or by proxy excluding the votes of "Interested Shares"; and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than 360 days following shareholder authorization of the Control Share Acquisition. "Interested Shares" are Voting Shares with respect to which any of the following persons may exercise or direct the exercise of the voting power:

          (a) any person whose Notice prompted the calling of the meeting of shareholders;

          (b) any officer of Bancshares elected or appointed by the directors of Bancshares; and

          (c) any employee of Bancshares who is also a director of Bancshares.

  Violation of Restriction

     Bancshares Common Shares issued or transferred to any person in violation of this restriction are valid only with respect to such amount of shares as does not result in a violation of the Articles of Incorporation, and such issuance or transfer is null and void with respect to the remainder of such shares. Any such remainder of shares are called "Excess Shares." Excess Shares are not entitled to any voting rights, are not considered to be outstanding for quorum or voting purposes, and are not entitled to receive dividends, interest or any other distribution with respect to the Excess Shares. Any person who receives dividends, interest or any other distribution in respect to Excess Shares holds the distribution as agent for Bancshares and, following a permitted transfer, for the transferee. Any holder of Excess Shares may transfer the Excess Shares (together with any distributions thereon) to any person who, following such transfer, would not own shares in violation of the Articles of Incorporation. Upon a permitted transfer, Bancshares will pay or distribute to the transferee any distributions on the Excess Shares not previously paid or distributed.

           COMPARATIVE RIGHTS OF BANCSHARES AND CENTURY SHAREHOLDERS

INTRODUCTION

     The rights of Century shareholders are currently governed by the laws of the Commonwealth of Pennsylvania, the Century Articles of Incorporation (the "Century Articles") and the Century By-laws (the "Century By-laws"). Upon consummation of the Merger, Century shareholders who receive Bancshares Common Shares will become shareholders of Bancshares and their rights will be governed by Ohio law, the Bancshares Articles of Incorporation, as amended (the "Bancshares Articles") and the Bancshares Code of Regulations ("Bancshares Regulations"), which differ in certain material respects from the laws of the Commonwealth of Pennsylvania, the Century Articles and the Century By-laws. The following is a summary of certain differences between the rights of Century shareholders and those of Bancshares shareholders.

     The following summary does not purport to be a complete description of the rights of shareholders of Century or the rights of shareholders of Bancshares or a comprehensive comparison of such rights, and is qualified in its entirety by reference to Pennsylvania and Ohio law, the Century Articles and Century By-laws, and the Bancshares Articles and Bancshares Regulations.

AUTHORIZED SHARES

     The Century Articles provide for 8,000,000 Century Common Shares, par value $.835 per share. The Bancshares Articles currently provide for 12,000,000 Bancshares Common Shares, without par value, and 200,000 Serial Preferred Shares, par value $10.00. For a description of the proposed Bancshares Articles Amendment see "INFORMATION CONCERNING THE BANCSHARES SPECIAL MEETING -- Matters to be Considered at the Bancshares Special Meeting." No Serial Preferred Shares are currently outstanding. The rights of the holders of the Serial Preferred Shares when issued could be superior to the rights of the holders of the Bancshares Common Shares.

CERTAIN VOTING RIGHTS

     Century's Articles require approval of any merger, consolidation or sale of all or substantially all of the assets of Century by the affirmative vote of either (1) at least seventy-five percent (75%) of the outstanding Century Common Shares or (2) at least a majority of the outstanding Century Common Shares, provided that such transaction has received the prior approval of at least eighty percent (80%) of the entire Board of Directors.

     Under Ohio law, unless otherwise provided in the corporation's articles of incorporation, mergers and other such matters require the approval of the holders of shares entitling such holders to exercise at least two-thirds of the voting power of the corporation. The Bancshares Articles require the affirmative vote of two-thirds of the shares entitled to vote to (i) adopt any agreement for the merger of consolidation of Bancshares with or into any other corporation or
(ii) authorize the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of Bancshares. The Bancshares Articles also provide for special voting procedures in the event of a Control Share Acquisition. See "DESCRIPTION OF BANCSHARES CAPITAL STOCK -- Description of Control Share Acquisition Provisions."

PREEMPTIVE RIGHTS

     The Century Articles provide that Century shareholders have preemptive rights to purchase Century Common Shares. The Bancshares Articles have eliminated preemptive rights for holders of Bancshares Common Shares.

CUMULATIVE VOTING

     The Century Article have eliminated cumulative voting rights with respect to the election of directors. Under Ohio law, Bancshares shareholders have the right to make a request, in accordance with applicable procedures, to cumulate their votes with respect to the election of directors.

SPECIAL MEETINGS OF SHAREHOLDERS

     Under Pennsylvania law, a special meeting of the shareholders may be called by the Board of Directors, any officer or other person as may be provided in the By-laws. The Century By-laws provide that special meetings of shareholders may be called by the Board of Directors, the Chairperson of the Board, the President or by ten (10) or more shareholders entitled to cast at least twenty percent (20%) of the votes which all shareholders are entitled to cast at the particular meeting. A special meeting of a corporation having a class of securities registered under the Securities Exchange Act are subject to the reporting obligations of Section 15(d) of the Securities Exchange Act, including Century, may be called, however, by an interested shareholder (i.e., the beneficial owner of at least twenty percent (20%) of a corporation's outstanding voting shares) for the purpose of approving certain business combinations.

     The Bancshares Regulations provide that special meetings may be called at any time by the Chairman of the Board, the President, a Vice President or by the directors by action at a meeting or a majority of the directors acting without a meeting, or by shareholders holding at least fifty percent (50%) of the outstanding shares entitled to vote at such meeting.

AMENDMENT OF CORPORATE GOVERNING DOCUMENTS

     Pennsylvania law allows amendments of the articles of incorporation if either the board of directors adopts a resolution setting forth the proposed amendment or shareholders entitled to cast at least ten percent (10%) of the votes that all shareholders are entitled to cast thereon sign a petition setting forth the proposed amendment, and the shareholders of the corporation thereafter approve such proposed amendment either at the next annual or special meeting called by the board for the purpose of approval of such amendment by the shareholders. The Century Articles provide that, at any such meeting, if the proposed amendment is in regard to cumulative voting rights, opposition of a tender offer or other offer for the corporation's securities, voting requirements for approval of business combinations or voting requirements for amendments to the articles of incorporation, the proposed amendment must be approved by the affirmative vote of either the holders of at least seventy-five percent (75%) of the outstanding Century Common Shares or the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Century Common Shares, provided that such amendment has received the prior approval of at least eighty percent (80%) of the entire Board of Directors. All other amendments proposed at any such meeting must be approved by a majority of the votes cast by all shareholders entitled to vote thereon. The provision that amendments of the articles of incorporation may be proposed by shareholders entitled to cast at least ten percent (10%) of the votes that all shareholders are entitled to cast thereon is generally not applicable to a registered corporation, including Century.

     Ohio law permits the adoption of amendments to articles of incorporation if such amendments are approved at a meeting held for such purpose by the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, or such lesser, but not less than a majority, or greater vote as specified in the corporation's articles of incorporation. Except for specific provisions relating to an amendment with respect to (i) the Serial Preferred Shares; (ii) the Control Share Acquisition procedures; or (iii) Sections 7, 9 or 10 of the Bancshares Regulations, the Bancshares Articles require the approval of a majority vote of the outstanding shares voting as a class to amend the Bancshares Articles.

     Under Pennsylvania law, the power to adopt, amend or repeal by-laws resides with the shareholders entitled to vote thereon, and with the directors if such power is conferred upon the board of directors by the by-laws, subject to the power of the shareholders to change any such action by the board of directors. Century's By-laws permit amendment or repeal of the By-laws, in whole or in part, by a majority vote of the members of the Board of Directors.

     Under Ohio law, regulations may be adopted, amended or repealed only by approval of the shareholders. They may be adopted or amended at a meeting of shareholders by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal or by written consent signed by holders of shares entitling them to exercise two-thirds of the voting power on such proposed amendment (or such lesser, but not less than a majority, or greater vote as specified in the regulations). The Bancshares Regulations provide that the Bancshares Regulations may be amended, in whole or in part, by the affirmative vote of the holders of a majority of the shares entitled to vote; provided, however, any amendment with respect to Sections 7, 9 or 10 requires the affirmative vote of at least seventy-five percent (75%) of the shares entitle to vote, unless such amendment has been recommended by at least two-thirds of the Board of Directors.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Pennsylvania law and Ohio law have provisions and limitations regarding directors' liability and regarding indemnification by a corporation of its officers, directors and employees.

     A director of an Ohio corporation shall not be found to have violated his fiduciary duties to the corporation or its shareholders unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, under Ohio law a director is liable in damages for any action or failure to act as a director only if it is proved by clear and convincing evidence that such act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, unless the corporation's articles or regulations make this provision inapplicable by specific reference. The Bancshares Articles do not make this provision inapplicable.

     Ohio law limits a director's liability for breaches of the fiduciary duties of care and loyalty. This standard does not apply, however, where the director has acted either outside his capacity as a director or with respect to certain dividends, distributions, purchases or redemptions of corporation shares or loans, in the case of a corporation that does not have actively traded shares, a change in control in which a majority of the shareholders receive a greater consideration for their shares than other shareholders. Ohio law further requires all expenses, including attorneys' fees, incurred by a director in defending any action, suit or proceeding (other than one asserting only liability for unlawful dividends, distributions or redemptions) to be paid by the corporation as they are incurred in advance of the final disposition of the action, suit or proceeding if it receives an undertaking from or on behalf of the director in which he agrees to repay such amounts if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and if the director reasonably cooperates with the corporation concerning the action, suit or proceeding.

     The Century By-laws and the Bancshares Regulations require each corporation to indemnify current and former directors and officers, and permit each corporation to indemnify current and former employees and agent, to the fullest extent permitted by applicable state law.

     Under Pennsylvania law, a director, officer, employee or agent may, in general, be indemnified by the corporation if he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Century By-laws require such indemnification.

     Under Ohio law, a director, officer, employee or agent may, in general, be indemnified by the corporation if he has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification may be made under Ohio law or the Bancshares Regulations of any person on account of conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or in violation of applicable law.

     Pennsylvania law permits a Pennsylvania corporation to include a provision in its articles of incorporation, or a provision adopted by its shareholders in its by-laws, which eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. However, no such provision may eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for any breach or failure to perform which constitutes self-dealing, willful misconduct or recklessness, (iii) pursuant to any criminal statute, or (iv) for the payment of taxes. The Century By-laws include such a provision.

CLASSIFICATION OF BOARD OF DIRECTORS

     Both Pennsylvania law and Ohio law permit, but do not require, the adoption of a "classified" board of directors with staggered terms under which a part of the board of directors is elected each year. Under Pennsylvania law, the maximum term of each class of directors is four years, while in Ohio, the maximum term for each class is three years. Century's Board of Directors is currently comprised of three classes, with the members of each class standing for election each year on a staggered basis for three-year terms. The Bancshares Board is also classified into three classes, with members of each class standing for election each year on a staggered basis for three-year terms.

REMOVAL OF DIRECTORS

     In general, under both Pennsylvania law and Ohio law, any or all of the directors of a corporation may be removed by a vote of shareholders with or without cause, except that Pennsylvania law authorizes removal by the shareholders of a member of a classified board only for cause. Under Pennsylvania law, if shareholders are entitled to vote cumulatively, a director shall not be removed from the board if sufficient votes are cast against the resolution for his or her removal which, if cumulatively voted at a regular election of directors, would be sufficient to elect one or more directors to the board.

     Under Ohio law, if the shareholders have a right to vote cumulatively in the election of directors then, unless the articles or regulations provide otherwise, all directors, all the directors of a particular class or any individual director may be removed from office, without assigning cause, by the vote of a majority of the voting power entitling them to elect directors; provided, however, no individual shall be removed if the votes of a sufficient number of shares are cast against his removal that, if cumulatively voted at an election, would be sufficient to elect at least one director. The Bancshares Regulations provide that all directors, all directors of a particular class or any individual directors may be removed from office without assigning any cause by the affirmative vote of at least seventy-five percent (75%) of the shares entitled to vote.

PAYMENT OF DIVIDENDS

     Under Pennsylvania law a corporation has the power, subject to restrictions in its By-Laws, to make distributions to its shareholders unless after giving effect thereto (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time as of which the distribution is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     Under Ohio law, directors may declare dividends or distributions provided such dividends or distribution do not exceed the combination of the surplus of the corporation and the difference between (i) the reduction in surplus that results from the immediate recognition of the transition obligation under Statement of Financial Accounting Standards No. 106 ("SFAS No. 106") and (2) the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend or distribution if the corporation has elected to amortize its recognition of the transition obligation under SFAS No. 106. Under Ohio law and the Bancshares Articles, no dividend or distribution shall be paid to holders of shares of any class in violation of the rights of holders of shares of any other class. Dividends shall not be declared when the corporation is insolvent or when there is reasonable ground to believe that by such payment the corporation would be rendered insolvent. If any portion of a dividend or distribution is paid out of capital surplus, the corporation shall notify the shareholders receiving the dividend or distribution shall notify the shareholders of such.

ANTI-TAKEOVER STATUTES

     As discussed, Ohio has Control Share Acquisition Provisions. The Bancshares Articles provide that such statute does not apply to Bancshares and that Article SIXTH of the Bancshares Articles governs in its place. See "DESCRIPTION OF BANCSHARES CAPITAL STOCK -- Description of Control Share Acquisition Provisions."

     Pennsylvania has "anti-takeover" statutes which are designed to encourage potential acquirors of publicly traded corporations such as Century to obtain the consent and approval of the proposed target's board of directors prior to commencing a tender offer for, or otherwise acquiring a significant amount of, the target company's shares. This encouragement is accomplished by prohibiting or restricting acquirors from undertaking many post-acquisition financial restructuring alternatives.

     Century is governed by a set of interrelated provisions of the Pennsylvania law that are designed to support the validity of actions taken by the Board of Directors in response to takeover bids, including specifically the Board of Directors' authority to "accept, reject or take no action" with respect to a takeover bid, and permitting the unfavorable disparate treatment of a takeover bidder. The Century Articles contain provisions reinforcing and expanding these provisions in certain ways. These provisions may have the effect of making more difficult and thereby discouraging attempts to acquire control of Century in a transaction that the Board of Directors determines not to be in the best interests of Century.

     Pennsylvania law requires that mergers with or sales of assets to an interested shareholder (which includes a shareholder who is a party to the proposed transaction) be approved by a majority of voting shares outstanding other than those held by the interested shareholder, unless the transaction has been approved by a majority of the corporation's directors who are not affiliated with the interested shareholder or the transaction results in the payment to all other shareholders of an amount not less than the highest amount paid for shares by the interested shareholder. In addition, Pennsylvania law prohibits, subject to certain exceptions, a "business combination" (defined to include certain mergers, sales of assets, sales of five percent (5%) or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) between a registered corporation, such as Century, with a shareholder or group of shareholders beneficially owning more than twenty percent (20%) of the voting power such registered corporation (excluding certain shares) for a five-year period following the date on which the holder became an interested shareholder.

                        PRO FORMA FINANCIAL INFORMATION

CITIZENS BANCSHARES, INC. AND CENTURY

     The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 and the unaudited pro forma condensed consolidated statements of income for the years ended December 31, 1997, 1996 and 1995 have been prepared to reflect Bancshares' acquisition of Century as if the Merger had occurred on December 31, 1997 with respect to the balance sheet and as of January 1, 1995 with respect to the income statements. No pro forma adjustments were considered necessary. The actual adjustments to the accounts of Bancshares will be made based on the underlying historical financial data at the time of the transaction. Bancshares' management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

     The pro forma condensed consolidated financial information has been prepared based on the "pooling of interests" method of accounting assuming 2,164,205 Bancshares Common Shares will be issued in the Merger and that no Century shareholders will dissent with respect to the Merger. This information will vary if any Century shareholders dissent of if the Conversion Ratio is subject to adjustment as provided in the Merger Agreement. See "PROPOSED MERGER -- Consideration for Century Common Shares." For a discussion of the pooling of interests method of accounting, see "PROPOSED Merger -- Accounting Treatment" and "Other Provisions of the Merger Agreement."

     The Merger Agreement calls for each Century shareholder to receive 0.425 Bancshares Common Shares for each Century Common Share, subject to adjustment based on the value of Bancshares Common Shares prior to the consummation of the Merger as defined in the Merger Agreement. If the merger were consummated on February 28, 1998, the Conversion Ratio would be 0.4015, based on the Average NMS Closing Price at that time. The pro forma condensed combined financial statements have been prepared using a conversion ratio of 0.425. Pro forma basic and diluted earnings per share ("EPS") using a conversion ratio of 0.425 and various other conversion ratios, including those enumerated in the Merger Agreement, are as follows:

                                             1997                  1996                  1995
                                       ----------------      ----------------      ----------------
              EXCHANGE                 BASIC    DILUTED      BASIC    DILUTED      BASIC    DILUTED
                RATIO                   EPS       EPS         EPS       EPS         EPS       EPS
              --------                 -----    -------      -----    -------      -----    -------
0.4424...............................  $2.58     $2.56       $2.41     $2.40       $2.07     $2.07
0.4250...............................   2.61      2.59        2.44      2.43        2.09      2.09
0.4015...............................   2.65      2.63        2.48      2.47        2.12      2.12
0.3976...............................   2.66      2.64        2.48      2.47        2.13      2.13

     The unaudited pro forma condensed consolidated balance sheets are not necessarily indicative of the combined financial position had the Merger been effective at those dates. The unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the Merger been effective at the beginning of the periods indicated, or of the future results of operations of Bancshares. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this Joint Proxy Statement/Prospectus.

     No adjustments to the pro forma financial statements were necessary to conform to accounting methods as contemplated by Accounting Principles Board Opinion No. 16.

                           CITIZENS BANCSHARES, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                                                                                             PRO FORMA
                                                            BANCSHARES        CENTURY        COMBINED
                                                           -------------   -------------   -------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                            (UNAUDITED)
ASSETS
Cash and due from banks.................................    $   31,787      $   12,439      $   44,226
Federal funds sold and interest-bearing deposits........           593          12,880          13,473
Securities held to maturity.............................        57,398              --          57,398
Securities available for sale...........................       331,729          67,647         399,376
Loans, net..............................................       640,103         349,204         989,307
Premises and equipment..................................        15,953          11,562          27,515
Accrued interest receivable and other assets............        39,915           4,800          44,715
                                                            ----------      ----------      ----------
  Total assets..........................................    $1,117,478      $  458,532      $1,576,010
                                                            ==========      ==========      ==========
LIABILITIES
Deposits................................................    $  795,178      $  392,926      $1,188,104
Federal funds purchased and repurchase agreements.......        74,664           4,000          78,664
Federal Home Loan Bank advances.........................       136,765          20,000         156,765
Accrued interest payable and other liabilities..........         7,594           4,898          12,492
                                                            ----------      ----------      ----------
  Total liabilities.....................................     1,014,201         421,824       1,436,025
SHAREHOLDERS' EQUITY....................................       103,277          36,708         139,985
                                                            ----------      ----------      ----------
  Total liabilities and shareholders' equity............    $1,117,478      $  458,532      $1,576,010
                                                            ==========      ==========      ==========

                           CITIZENS BANCSHARES, INC.

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                     PRO FORMA
                                                         BANCSHARES     CENTURY       COMBINED
                                                         ----------    ----------    ----------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                SHARE DATA) (UNAUDITED)
INTEREST INCOME
Loans, including fees..................................  $   59,495    $   29,617    $   89,112
Securities.............................................      22,251         4,497        26,748
Other..................................................         171           528           699
                                                         ----------    ----------    ----------
          Total interest income........................      81,917        34,642       116,559
INTEREST EXPENSE
Deposits...............................................      28,478        16,286        44,764
Federal funds and repurchase agreements................       5,625           399         6,024
Federal Home Loan Bank advances and other..............       5,189           561         5,750
                                                         ----------    ----------    ----------
          Total interest expense.......................      39,292        17,246        56,538
                                                         ----------    ----------    ----------
NET INTEREST INCOME....................................      42,625        17,396        60,021
PROVISION FOR LOAN LOSSES..............................       1,646         2,070         3,716
                                                         ----------    ----------    ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES....      40,979        15,326        56,305
OTHER INCOME...........................................       6,992         3,158        10,150
OTHER EXPENSES.........................................      23,260        13,394        36,654
                                                         ----------    ----------    ----------
INCOME BEFORE INCOME TAXES.............................      24,711         5,090        29,801
INCOME TAXES...........................................       7,955           868         8,823
                                                         ----------    ----------    ----------
NET INCOME.............................................  $   16,756    $    4,222    $   20,978
                                                         ==========    ==========    ==========
EARNINGS PER COMMON SHARE
  Basic................................................  $     2.85    $     0.83    $     2.61
                                                         ==========    ==========    ==========
  Diluted..............................................  $     2.84    $     0.82    $     2.59
                                                         ==========    ==========    ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic................................................   5,882,867     5,065,901     8,035,875
                                                         ==========    ==========    ==========
  Diluted..............................................   5,902,261     5,139,955     8,093,800
                                                         ==========    ==========    ==========

                           CITIZENS BANCSHARES, INC.

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                     PRO FORMA
                                                         BANCSHARES     CENTURY       COMBINED
                                                         ----------    ----------    ----------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                SHARE DATA) (UNAUDITED)
INTEREST INCOME
Loans, including fees..................................  $   57,166    $   24,933    $   82,099
Securities.............................................      16,999         5,466        22,465
Other..................................................         391           165           556
                                                         ----------    ----------    ----------
          Total interest income........................      74,556        30,564       105,120
INTEREST EXPENSE
Deposits...............................................      26,810        13,054        39,864
Federal funds and repurchase agreements................       2,295           494         2,789
Federal Home Loan Bank advances and other..............       2,918           318         3,236
                                                         ----------    ----------    ----------
          Total interest expense.......................      32,023        13,866        45,889
                                                         ----------    ----------    ----------
NET INTEREST INCOME....................................      42,533        16,698        59,231
PROVISION FOR LOAN LOSSES..............................       1,614           625         2,239
                                                         ----------    ----------    ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES....      40,919        16,073        56,992
OTHER INCOME...........................................       4,826         2,716         7,542
OTHER EXPENSES.........................................      23,728        12,613        36,341
                                                         ----------    ----------    ----------
INCOME BEFORE INCOME TAXES.............................      22,017         6,176        28,193
INCOME TAXES...........................................       7,311         1,270         8,581
                                                         ----------    ----------    ----------
NET INCOME.............................................  $   14,706    $    4,906    $   19,612
                                                         ==========    ==========    ==========
EARNINGS PER COMMON SHARE
  Basic................................................  $     2.50    $     0.97    $     2.44
                                                         ==========    ==========    ==========
  Diluted..............................................  $     2.50    $     0.96    $     2.43
                                                         ==========    ==========    ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic................................................   5,884,548     5,054,070     8,032,528
                                                         ==========    ==========    ==========
  Diluted..............................................   5,894,034     5,090,899     8,067,251
                                                         ==========    ==========    ==========

                           CITIZENS BANCSHARES, INC.

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                     PRO FORMA
                                                           BANCSHARES    CENTURY      COMBINED
                                                           ----------   ----------   ----------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                       SHARE DATA)

                                                                       (UNAUDITED)
INTEREST INCOME
Loans, including fees....................................  $   53,164   $   21,806   $   74,970
Securities...............................................      16,986        5,645       22,631
Other....................................................         674          234          908
                                                           ----------   ----------   ----------
  Total interest income..................................      70,824       27,685       98,509
INTEREST EXPENSE
Deposits.................................................      25,519       12,234       37,753
Federal funds and repurchase agreements..................       1,726          148        1,874
Federal Home Loan Bank advances and other................       3,939          243        4,182
                                                           ----------   ----------   ----------
  Total interest expense.................................      31,184       12,625       43,809
                                                           ----------   ----------   ----------
NET INTEREST INCOME......................................      39,640       15,060       54,700
PROVISION FOR LOAN LOSSES................................       2,024          240        2,264
                                                           ----------   ----------   ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES......      37,616       14,820       52,436
OTHER INCOME.............................................       4,493        2,574        7,067
OTHER EXPENSES...........................................      23,579       11,740       35,319
                                                           ----------   ----------   ----------
INCOME BEFORE INCOME TAXES...............................      18,530        5,654       24,184
INCOME TAXES.............................................       5,967        1,386        7,353
                                                           ----------   ----------   ----------
NET INCOME...............................................  $   12,563   $    4,268   $   16,831
                                                           ==========   ==========   ==========
EARNINGS PER COMMON SHARE
  Basic..................................................  $     2.13   $     0.84   $     2.09
                                                           ==========   ==========   ==========
  Diluted................................................  $     2.13   $     0.84   $     2.09
                                                           ==========   ==========   ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic..................................................   5,892,325    5,059,983    8,042,818
                                                           ==========   ==========   ==========
  Diluted................................................   5,894,810    5,070,242    8,058,253
                                                           ==========   ==========   ==========

CITIZENS BANCSHARES, INC., UNIBANK AND CENTURY FINANCIAL CORPORATION

     On March 6, 1998, Bancshares and UniBank consummated an affiliation whereby UniBank was merged with and into Citizens. The affiliation was effected by means of a merger in which each outstanding share of UniBank common stock was converted into 13.25 shares of Bancshares Common Shares in a tax free exchange accounted for as a pooling of interests. While UniBank is not considered to be "significant" pursuant to Rule 11-01(b) of Regulation S-X, the following pro forma combined financial information (on pages 50 through 56 hereof) is presented for purposes of providing shareholders of Bancshares and Century with additional information concerning Bancshares' recent acquisition of UniBank.

     The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 and the unaudited pro forma condensed consolidated statements of income for the years ended December 31, 1997, 1996 and 1995 have been prepared to reflect UniBank's affiliation with Bancshares and the proposed Merger with Century as if the acquisitions had occurred on December 31, 1997 with respect to the balance sheet and as of January 1, 1995 with respect to the income statements, in each case giving effect to the pro forma adjustments described in the accompanying note. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of Bancshares will be made based on the underlying historical financial data at the time of the transactions. Bancshares' management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

     The pro forma condensed consolidated financial information has been prepared based on the "pooling of interests" method of accounting. In the UniBank transaction, 945,056 Bancshares Common Shares were issued. For a discussion of the pooling of interests method of accounting, see "PROPOSED Merger--Accounting Treatment" and "Other Provisions of the Merger Agreement." It has been assumed that, in the Century transaction, the Conversion Ratio is 0.425 and 2,164,205 Bancshares Common Shares will be issued and that no Century shareholders will dissent. This information will vary if any Century shareholders dissent or if the Average NMS Closing Price (as defined in the Merger Agreement between Bancshares and Century) is greater than $67.50 or less than $56.50.

     The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 is not necessarily indicative of the combined financial position had the acquisitions been effective at that date. The unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the acquisitions been effective at the beginning of the periods indicated, or of the future results of operations of Bancshares. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this Joint Proxy Statement/Prospectus.

     No additional adjustments to the pro forma financial statements were necessary to conform to accounting methods as contemplated by Accounting Principles Board Opinion No. 16.

                           CITIZENS BANCSHARES, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                                                                                                      BANCSHARES
                                                                              BANCSHARES               CENTURY
                                                                                 AND                     AND
                                                                               UNIBANK                 UNIBANK
                                                                 PRO FORMA    PRO FORMA               PRO FORMA
                                        BANCSHARES   UNIBANK    ADJUSTMENTS    COMBINED    CENTURY     COMBINED
                                        ----------   --------   -----------   ----------   --------   ----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                      (UNAUDITED)
ASSETS
Cash and due from banks...............  $   31,787   $  9,817                 $   41,604   $ 12,439   $   54,043
Federal funds sold and
  interest-bearing deposits...........         593     13,148                     13,741     12,880       26,621
Securities held to maturity...........      57,398         --                     57,398         --       57,398
Securities available for sale.........     331,729     63,866     $(1,127)A      394,468     67,647      462,115
Loans, net............................     640,103    120,263                    760,366    349,204    1,109,570
Premises and equipment................      15,953      3,279                     19,232     11,562       30,794
Accrued interest receivable
  and other assets....................      39,915      5,767                     45,682      4,800       50,482
                                        ----------   --------     -------     ----------   --------   ----------
    Total assets......................  $1,117,478   $216,140     $(1,127)    $1,332,491   $458,532   $1,791,023
                                        ==========   ========     =======     ==========   ========   ==========
LIABILITIES
Deposits..............................  $  795,178   $192,209                 $  987,387   $392,926   $1,380,313
Federal funds purchased and repurchase
  agreements..........................      74,664      4,524                     79,188      4,000       83,188
Federal Home Loan Bank advances.......     136,765         --                    136,765     20,000      156,765
Accrued interest payable and
  other liabilities...................       7,594      1,598                      9,192      4,898       14,090
                                        ----------   --------     -------     ----------   --------   ----------
    Total liabilities.................   1,014,201    198,331          --      1,212,532    421,824    1,634,356
SHAREHOLDERS' EQUITY..................     103,277     17,809      (1,127)A      119,959     36,708      156,667
                                        ----------   --------     -------     ----------   --------   ----------
    Total liabilities and
      shareholders' equity............  $1,117,478   $216,140     $(1,127)    $1,332,491   $458,532   $1,791,023
                                        ==========   ========     =======     ==========   ========   ==========

---------------

A -- To reflect a reduction of shareholders' equity for 3,675 UniBank common shares owned by Bancshares as of December 31, 1997.

                           CITIZENS BANCSHARES, INC.

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                          BANCSHARES
                                                                BANCSHARES                 UNIBANK
                                                                   AND                       AND
                                                                 UNIBANK                   CENTURY
                                                                PRO FORMA                 PRO FORMA
                                         BANCSHARES   UNIBANK    COMBINED     CENTURY      COMBINED
                                         ----------   -------   ----------   ----------   ----------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                 (UNAUDITED)
INTEREST INCOME
Loans, including fees..................  $   59,495   $10,076   $   69,571   $   29,617   $   99,188
Securities.............................      22,251     4,058       26,309        4,497       30,806
Other..................................         171       975        1,146          528        1,674
                                         ----------   -------   ----------   ----------   ----------
  Total interest income................      81,917    15,109       97,026       34,642      131,668
INTEREST EXPENSE
Deposits...............................      28,478     6,489       34,967       16,286       51,253
Federal funds and repurchase
  agreements...........................       5,625       182        5,807          399        6,206
Federal Home Loan Bank advances and
  other................................       5,189        --        5,189          561        5,750
                                         ----------   -------   ----------   ----------   ----------
  Total interest expense...............      39,292     6,671       45,963       17,246       63,209
                                         ----------   -------   ----------   ----------   ----------
NET INTEREST INCOME....................      42,625     8,438       51,063       17,396       68,459
PROVISION FOR LOAN LOSSES..............       1,646       619        2,265        2,070        4,335
                                         ----------   -------   ----------   ----------   ----------
NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES..........................      40,979     7,819       48,798       15,326       64,124
OTHER INCOME...........................       6,992       841        7,833        3,158       10,991
OTHER EXPENSES.........................      23,260     6,575       29,835       13,394       43,229
                                         ----------   -------   ----------   ----------   ----------
INCOME BEFORE INCOME TAXES.............      24,711     2,085       26,796        5,090       31,886
INCOME TAXES...........................       7,955       643        8,598          868        9,466
                                         ----------   -------   ----------   ----------   ----------
NET INCOME.............................  $   16,756   $ 1,442   $   18,198   $    4,222   $   22,420
                                         ==========   =======   ==========   ==========   ==========
EARNINGS PER COMMON SHARE
  Basic................................  $     2.85   $ 19.23   $     2.67   $     0.83   $     2.50
                                         ==========   =======   ==========   ==========   ==========
  Diluted..............................  $     2.84   $ 19.23   $     2.66   $     0.82   $     2.48
                                         ==========   =======   ==========   ==========   ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic.............................   5,882,867    75,000    6,827,923    5,065,901    8,980,931
                                         ==========   =======   ==========   ==========   ==========
     Diluted...........................   5,902,261    75,000    6,847,317    5,139,955    9,038,856
                                         ==========   =======   ==========   ==========   ==========

                           CITIZENS BANCSHARES, INC.

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                          BANCSHARES
                                                                BANCSHARES                 UNIBANK
                                                                   AND                       AND
                                                                 UNIBANK                   CENTURY
                                                                PRO FORMA                 PRO FORMA
                                         BANCSHARES   UNIBANK    COMBINED     CENTURY      COMBINED
                                         ----------   -------   ----------   ----------   ----------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                 (UNAUDITED)
INTEREST INCOME
Loans, including fees..................  $   57,166   $ 8,557   $   65,723   $   24,933   $   90,656
Securities.............................      16,999     2,847       19,846        5,466       25,312
Other..................................         391     1,458        1,849          165        2,014
                                         ----------   -------   ----------   ----------   ----------
  Total interest income................      74,556    12,862       87,418       30,564      117,982
INTEREST EXPENSE
Deposits...............................      26,810     5,294       32,104       13,054       45,158
Federal funds and repurchase
  agreements...........................       2,295       234        2,529          494        3,023
Federal Home Loan Bank advances and
  other................................       2,918        --        2,918          318        3,236
                                         ----------   -------   ----------   ----------   ----------
  Total interest expense...............      32,023     5,528       37,551       13,866       51,417
                                         ----------   -------   ----------   ----------   ----------
NET INTEREST INCOME....................      42,533     7,334       49,867       16,698       66,565
PROVISION FOR LOAN LOSSES..............       1,614        40        1,654          625        2,279
                                         ----------   -------   ----------   ----------   ----------
NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES..........................      40,919     7,294       48,213       16,073       64,286
OTHER INCOME...........................       4,826     1,193        6,019        2,716        8,735
OTHER EXPENSES.........................      23,728     5,396       29,124       12,613       41,737
                                         ----------   -------   ----------   ----------   ----------
INCOME BEFORE INCOME TAXES.............      22,017     3,091       25,108        6,176       31,284
INCOME TAXES...........................       7,311       973        8,284        1,270        9,554
                                         ----------   -------   ----------   ----------   ----------
NET INCOME.............................  $   14,706   $ 2,118   $   16,824   $    4,906   $   21,730
                                         ==========   =======   ==========   ==========   ==========
EARNINGS PER COMMON SHARE
  Basic................................  $     2.50   $ 28.24   $     2.46   $     0.97   $     2.41
                                         ==========   =======   ==========   ==========   ==========
  Diluted..............................  $     2.50   $ 28.24   $     2.45   $     0.96   $     2.41
                                         ==========   =======   ==========   ==========   ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic.............................   5,884,548    75,000    6,851,030    5,054,070    8,999,010
                                         ==========   =======   ==========   ==========   ==========
     Diluted...........................   5,894,034    75,000    6,860,516    5,090,899    9,033,733
                                         ==========   =======   ==========   ==========   ==========

                           CITIZENS BANCSHARES, INC.

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                          BANCSHARES
                                                                BANCSHARES                 UNIBANK
                                                                   AND                       AND
                                                                 UNIBANK                   CENTURY
                                                                PRO FORMA                 PRO FORMA
                                         BANCSHARES   UNIBANK    COMBINED     CENTURY      COMBINED
                                         ----------   -------   ----------   ----------   ----------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                 (UNAUDITED)
INTEREST INCOME
Loans, including fees..................  $   53,164   $ 8,157   $   61,321   $   21,806   $   83,127
Securities.............................      16,986     3,344       20,330        5,645       25,975
Other..................................         674       781        1,455          234        1,689
                                         ----------   -------   ----------   ----------   ----------
  Total interest income................      70,824    12,282       83,106       27,685      110,791
INTEREST EXPENSE
Deposits...............................      25,519     4,660       30,179       12,234       42,413
Federal funds and repurchase
  agreements...........................       1,726       154        1,880          148        2,028
Federal Home Loan Bank advances and
  other................................       3,939        --        3,939          243        4,182
                                         ----------   -------   ----------   ----------   ----------
  Total interest expense...............      31,184     4,814       35,998       12,625       48,623
                                         ----------   -------   ----------   ----------   ----------
NET INTEREST INCOME....................      39,640     7,468       47,108       15,060       62,168
PROVISION FOR LOAN LOSSES..............       2,024       240        2,264          240        2,504
                                         ----------   -------   ----------   ----------   ----------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES............      37,616     7,228       44,844       14,820       59,664
OTHER INCOME...........................       4,493       464        4,957        2,574        7,531
OTHER EXPENSES.........................      23,579     4,853       28,432       11,740       40,172
                                         ----------   -------   ----------   ----------   ----------
INCOME BEFORE INCOME TAXES.............      18,530     2,839       21,369        5,654       27,023
INCOME TAXES...........................       5,967       876        6,843        1,386        8,229
                                         ----------   -------   ----------   ----------   ----------
NET INCOME.............................  $   12,563   $ 1,963   $   14,526   $    4,268   $   18,794
                                         ==========   =======   ==========   ==========   ==========
EARNINGS PER COMMON SHARE
  Basic................................  $     2.13   $ 26.18   $     2.11   $     0.84   $     2.08
                                         ==========   =======   ==========   ==========   ==========
  Diluted..............................  $     2.13   $ 26.18   $     2.11   $     0.84   $     2.08
                                         ==========   =======   ==========   ==========   ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic.............................   5,892,325    75,000    6,886,075    5,059,983    9,036,568
                                         ==========   =======   ==========   ==========   ==========
     Diluted...........................   5,894,810    75,000    6,888,560    5,070,242    9,052,003
                                         ==========   =======   ==========   ==========   ==========

                           CITIZENS BANCSHARES, INC.

                   UNIBANK AND CENTURY FINANCIAL CORPORATION

               PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                                        AS OF AND FOR THE
                                                                     YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------------
                                                             1997             1996             1995
                                                         -------------    -------------    -------------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net interest income....................................   $   68,459       $   66,565       $   62,168
Provision for loan losses..............................        4,335            2,279            2,504
Net income.............................................       22,420           21,730           18,794
Cash dividends declared................................        9,462            7,503            5,472
PER SHARE DATA:
Net income -- basic....................................   $     2.50       $     2.41       $     2.08
Net income -- diluted..................................         2.48             2.41             2.08
Cash dividends.........................................         1.05             0.83             0.61
Book value at period end...............................        17.39            15.64            14.09
Weighted average shares outstanding -- basic...........    8,980,931        8,999,010        9,036,568
Weighted average shares outstanding -- diluted.........    9,038,856        9,033,733        9,052,003
BALANCE SHEET DATA (AT PERIOD END):
Total assets...........................................   $1,791,023       $1,544,156       $1,441,685
Net loans..............................................    1,109,570          986,825          912,158
Total deposits.........................................    1,380,313        1,232,344        1,179,399
Total shareholders' equity.............................      156,667          140,588          127,425

                           CITIZENS BANCSHARES, INC.

                                    UNIBANK

                         CENTURY FINANCIAL CORPORATION

                           COMPARATIVE PER SHARE DATA

                                                              AS OF AND FOR THE YEAR ENDED
                                                                      DECEMBER 31,
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------    -------    -------
NET INCOME PER COMMON SHARE
HISTORICAL
Bancshares
  Basic.....................................................  $  2.85    $  2.50    $  2.13
  Diluted...................................................     2.84       2.50       2.13
Unibank
  Basic and diluted.........................................    19.23      28.24      26.18
Century
  Basic.....................................................     0.83       0.97       0.84
  Diluted...................................................     0.82       0.96       0.84
PRO FORMA COMBINED
  Basic.....................................................     2.50       2.41       2.08
  Diluted...................................................     2.48       2.41       2.08
EQUIVALENT AMOUNT OF CENTURY
  Basic.....................................................     1.06       1.02       0.88
  Diluted...................................................     1.05       1.02       0.88
DIVIDENDS PER COMMON SHARE
HISTORICAL
  Bancshares................................................  $  1.12    $  0.83    $  0.50
  UniBank...................................................     9.00       9.00       8.10
  Century...................................................     0.43       0.39       0.37
PER FORMA EQUIVALENT AMOUNT OF CENTURY                           0.48       0.35       0.21
BOOK VALUE PER COMMON SHARE
HISTORICAL
  Bancshares................................................  $ 17.51    $ 15.21    $ 13.58
  UniBank...................................................   237.45     224.53     207.63
  Century...................................................     7.21       6.75       6.27
PRO FORMA COMBINED..........................................    17.39      15.64      14.09
EQUIVALENT AMOUNT OF CENTURY................................     7.39       6.65       5.99

                           CITIZENS BANCSHARES, INC.

                                    UNIBANK

                         CENTURY FINANCIAL CORPORATION

                          CONTRIBUTION BY THE PARTIES

                          AS OF AND FOR THE YEAR ENDED
                               DECEMBER 31, 1997

                                                        BANCSHARES    UNIBANK    CENTURY    TOTAL
                                                        ----------    -------    -------    -----
Net interest income...................................     62.3%       12.3%      25.4%     100.0%
Net income............................................     74.8         6.4       18.8      100.0
Total assets..........................................     62.4        12.0       25.6      100.0
Shareholders' equity..................................     65.9        10.7       23.4      100.0
Voting percentage after merger........................     65.5        10.5       24.0      100.0

                     INFORMATION WITH RESPECT TO BANCSHARES

BUSINESS

     Bancshares is a bank holding company organized in 1982 under the laws of the State of Ohio and registered with the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended, and engaged in the business of commercial and retail banking. These activities account for substantially all of Bancshares revenue, operating income and assets. Bancshares is a holding company for two wholly owned subsidiary banks, a wholly owned reinsurance company and a wholly owned courier company. The Citizens Banking Company ("Citizens"), owned by Bancshares since 1982, was organized and chartered under the banking laws of the State of Ohio in 1902. Citizens is an insured bank under the Federal Deposit Insurance Act ("FDIA"). This subsidiary accounts for approximately 96% of Bancshares' consolidated assets. The primary market area for Citizens is eastern Ohio and consists of all of Columbiana County, all of Carroll County, portions of Stark and Mahoning counties and the northern 75% of Jefferson County. A secondary market is the southern portion of Jefferson County, the panhandle of West Virginia north of Follansbee, and a smaller portion of Pennsylvania south of Beaver and west of Darlington to the Ohio border. Citizens competes not only with locally owned commercial banks and savings and loans, but also with larger regional financial institutions in offering consumer and commercial financial service products. First National Bank of Chester ("FNB"), owned by Bancshares since January 1, 1990, was organized and chartered as a national banking association under the laws of the United States on December 29, 1969 and formally opened for business on January 2, 1970. FNB is insured under the FDIA and accounts for approximately four percent of Bancshares' consolidated assets. FNB's primary market area is Hancock County, West Virginia, with overlap in the East Liverpool, Ohio market. FNB competes with locally owned commercial banks, credit unions and savings and loan associations. Freedom Financial Life Insurance Company ("Freedom Financial"), owned by Bancshares since August, 1985, was organized and chartered under the laws of the State of Arizona in that same year. Freedom Financial provides credit life and accident and health insurance coverage to Citizens' and FNB's loan customers. Freedom Financial accounts for less than one percent of Bancshares' consolidated assets. Freedom Express, Inc. ("Freedom Express"), owned by Bancshares since August 5, 1994, was organized and chartered under the laws of the State of Ohio in 1984. Freedom Express transports papers and documents between and among Ohio, Pennsylvania and West Virginia. Freedom Express accounts for less than one percent of Bancshares' consolidated assets. On August 1, 1997, Citizens acquired ValueNet, Inc., an Internet access company. This is the first step in a plan to offer Internet banking to all of Bancshares customers during 1998. As of December 31, 1997 and December 31, 1996, Bancshares had total consolidated assets of approximately $1.117 billion and $947.9 million and total shareholders' equity of $103.3 million and $89.7 million, respectively. Bancshares' principal executive offices are located at 10 East Main Street, Salineville, Ohio 43945. The telephone number of Bancshares' executive offices is (330) 679-2328.

YEAR 2000

     The Year 2000 issue deals with the fact that many computer applications, if not corrected, could fail or create erroneous results by or at the year 2000 because many existing computer programs use only two digits to identify a year in the date field and these programs were not designed or developed while considering the impact of the upcoming change in the century. In order to assess the Year 2000 issue, Bancshares has established a project group that represents functional areas to be affected by Year 2000 changes. The Year 2000 project group meets regularly to review Bancshares' progress. All data processing systems have been identified and all major systems and most lesser systems have been assessed for Year 2000 compliance. This assessment indicates that there will be no material impact on Bancshares' operations or budgets to bring systems into compliance by year end 1998. Most security and environmental systems have also been assessed with no material impact indicated.

SUPPLEMENTARY FINANCIAL INFORMATION

     The following is a summary of consolidated quarterly financial data with respect to Bancshares for the years 1996 and 1997.

                           CITIZENS BANCSHARES, INC.

                 QUARTERLY SELECTED FINANCIAL DATA (UNAUDITED)

                                                                   QUARTER ENDED
                                               ------------------------------------------------------
                                               MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                               ---------    --------    -------------    ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
1997
Interest income..............................   $19,287     $20,643        $20,705         $21,282
Net interest income..........................    10,472      10,684         10,582          10,887
Provision for loan losses....................       418         407            407             414
Net income...................................     4,109       4,333          4,441           3,873
Earnings per share -- basic..................      0.70        0.74           0.75            0.66
Earnings per share -- diluted................      0.70        0.73           0.75            0.66

1996
Interest income..............................   $18,001     $18,778        $18,534         $19,243
Net interest income..........................    10,178      11,141         10,445          10,769
Provision for loan losses....................       387         469            388             370
Net income...................................     3,598       3,978          3,373           3,757
Earnings per share -- basic..................      0.61        0.68           0.57            0.64
Earnings per share -- diluted................      0.61        0.68           0.57            0.64

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997

     Bancshares' Management's Discussion and Analysis of Financial Condition as of December 31, 1997 as compared to December 31, 1996 and Results of Operations for the year ended December 31, 1997 as compared to the years ended December 31, 1996 and 1995, is included in Bancshares' 1997 Annual Report, which accompanies this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

  Recent Developments

     As discussed elsewhere in this Joint Proxy Statement/Prospectus on September 12, 1997 Bancshares signed an agreement providing for UniBank of Steubenville, Ohio, to be affiliated with Bancshares. UniBank has approximately $216 million in assets, and operates 12 banking locations in Jefferson and Columbiana Counties, which became branches of Citizens upon consummation of the affiliation on March 6, 1998. See "PRO FORMA FINANCIAL INFORMATION -- Citizens Bancshares, Inc., UniBank and Century Financial Corporation."

CERTAIN STATISTICAL INFORMATION WITH RESPECT TO BANCSHARES

     Certain statistical information with respect to Bancshares, such as information pertaining to the distribution of assets, liabilities and equity, interest rates and differentials; investment and loan portfolios; loan losses; deposits; short term borrowings and returns on assets and equity can be found on pages 2 through 27 of Bancshares' 1997 Annual Report and pages 6 through 16 of its 1997 Form 10-K and is incorporated herein by reference.

MANAGEMENT

     All of the directors of Bancshares are also directors of Citizens. As noted below, Messrs. Jonathan Levy and Lee Smith serve as directors of Citizens only. In addition, some of the Bancshares directors, namely Messrs. Marty Adams and James McBane, are directors of FNB. Except as otherwise noted, each person has held his principal occupation or employment for at least five years.

  Directors of Bancshares

     Marty E. Adams (45). Vice Chairman of the Board, President and Chief Executive Officer of Bancshares and Citizens, Director since 1984; Director and Chairman of the Board of FNB since 1990. Mr. Adams has been employed by Citizens for 21 years in positions of increasing responsibility and as President and Chief Executive Officer since 1987. (Term expires in 1998).

     Keith D. Burgett (55). Director since 1988. Dr. Burgett is a veterinarian and the owner of Carrollton Animal Hospital, Carrollton, Ohio. He is the owner of Burgett Angus Farms, Carrollton, Ohio. Dr. Burgett is a member of the Ohio State Veterinary Medical Licensing Board. (Term expires in 1998).

     Willard L. Davis (68). Director since 1991. Mr. Davis is the President of SPM Fleet Services, Inc. (an auto leasing company) in Wintersville, Ohio, Vice President of State Park Motors, Inc. (an auto dealership) in Wintersville, Ohio, and co-owner of Cardinal Motors, Inc. (an auto dealership) in Cadiz, Ohio. (Term expires in 1998).

     Fred H. Johnson (81). Director since 1965. Mr. Johnson served as Chairman of the Board of Bancshares from 1984 through March 30, 1995 and Chairman of the Board of Citizens from 1984 through 1994. Mr. Johnson is the retired former owner of Summitville Tile and former President of Summitcrest, Inc. (Term expires in 2000).

     Fred H. Johnson, III (36). Corporate Secretary, Director since 1988. Mr. Johnson is a director and President of Summitcrest, Inc. (a cattle farm) in Summitville, Ohio. Mr. Johnson is the son of Fred H. Johnson. (Term expires
1999).

     Gerard P. Mastroianni (42). Director since 1996. Mr. Mastroianni has been a Citizens Director since 1993. Mr. Mastroianni is the President of the Buckeye Village Market, Inc. (a grocery store chain), Alliance, Ohio, and President of Alliance Ventures (a real estate holding company), Alliance, Ohio. (Term expires in 2000).

     James C. McBane (58). Chairman of the Boards of Bancshares and Citizens since 1996; Director since 1964; Director of FNB since 1990. Principal and Chief Executive Officer of McBane Insurance Agency, Inc., of Bergholz, Ohio. (Term expires in 2000).

     Kenneth E. McConnell (61). Director since 1973. Mr. McConnell owns and operates McConnell's Farms and is a partner in McConnell's Farm Market (a meat market), Richmond, Ohio. (Term expires in 1998).

     Elden L. Surbey (69). Director since March, 1997. Mr. Surbey was formerly a director and Chairman of the Board of The Navarre Deposit Bank Company until its affiliation with Bancshares in October, 1996. Mr. Surbey is founder and former owner of Surbey Feed & Supply Company. (Term expires in 2000).

     Glenn F. Thorne (69). Director since March, 1994. Mr. Thorne was formerly a director of The Firestone Bank from 1985 until its affiliation with Bancshares in February, 1994. Mr. Thorne has been a Citizens Director since 1997. He is the President and Chief Executive Officer of Thorne Management, Inc., which owns and operates supermarkets in Ohio and Pennsylvania and a leasing company in Ohio; Manager of Bias Realty, Ltd., which owns and operates a supermarket and commercial rental properties in Ohio; and general partner of CPW Properties, Ltd., which owns and operates commercial and residential properties in Ohio. Mr. Thorne is also a Trustee of Mount Vernon Nazarene College. (Term expires in
1999).

  Directors of Citizens

     Jonathan A. Levy (37). Director since April, 1996. Mr. Levy was formerly a director of Western Reserve Bank of Ohio until its affiliation with Citizens in 1995. Mr. Levy is a partner of Redstone Investments, Youngstown, Ohio (a real estate development, construction, and management company) and President of Redstone Construction, Inc.

     Lee A. Smith (45). Director since 1996. Mr. Smith is the President and owner of Pleasant View Nursing Home in Lisbon, Ohio. He practiced law in Lisbon, Ohio, from 1978 until 1996.

  Executive Officers

     In addition to Mr. Adams, Vice Chairman of the Board, President and Chief Executive Officer, with respect to whom information is provided above in the subsection pertaining to Directors, the following persons serve as executive officers of Bancshares and/or one of its banking subsidiaries:

     Frank J. Koch (44).  Executive Vice President, Citizens, since 1988.

     Lawrence P. Crow (50). Senior Vice President and Branch Administrator, Citizens since 1987; previously Vice President, Citizens.

     Thomas G. Leek (49). Senior Vice President of Bank Operations, Citizens, since 1989.

     Patrick A. Sebastiano (40). Senior Vice President and Trust Officer of FNB since March, 1997; previously Senior Vice President and Senior Trust Officer at Mahoning National Bank, Youngstown, Ohio, from 1989 to 1997.

     William L. White III (39). Senior Vice President and Chief Financial Officer, Citizens, since 1991.

     Jayson M. Zatta (37). Senior Vice President and Manager, Commercial Banking Department, Citizens, since 1993; Vice President and Manager, Commercial Banking Department, Citizens, from 1989 to 1993.

     Certain information relating to the management, executive compensation, various benefit plans (including stock plans), certain relationships and related transactions and other related matters as to Bancshares is set forth in Bancshares' Proxy Statement relating to the Bancshares 1998 Annual Meeting of Shareholders, which is incorporated by reference in Bancshares' Annual Report on Form 10-K for the year ended December 31, 1997. Bancshares' Annual Report on Form 10-K for the year ended December 31, 1997 is incorporated by reference in this Joint Proxy Statement/Prospectus. See "Information Incorporated by Reference" below. Century shareholders who wish to obtain copies of these documents may contact Bancshares at its address or telephone number set forth under "AVAILABLE INFORMATION."

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth (i) as of March 2, 1998 and (ii) after consummation of the Merger, the total number and percentage of Bancshares Common Shares beneficially owned by each director of Bancshares and Citizens, each executive officer named in the Summary Compensation Table and by all directors and executive officers of Bancshares as a group. The number of Bancshares Common Shares shown as being beneficially owned by each director are those over which he has either sole or shared voting or investment power. As of March 2, 1998 there were 5,897,540 shares issued and outstanding and 2,250 shares held in treasury. The percent of beneficial ownership of management after the Merger was calculated assuming 13.25 Bancshares Common Shares for each UniBank common share and a Conversion Ratio of 0.425 Bancshares Common Shares for each Century Common Share, and assuming no dissenters' rights will be exercised by Century shareholders. No executive officer or director owns more than five percent of the outstanding Bancshares Common Shares.

                                          AMOUNT AND NATURE OF      PERCENT OF CLASS AS OF    PERCENT OF CLASS
NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(a)        MARCH 2, 1998           AFTER MERGER
------------------------                 -----------------------    ----------------------    ----------------
Marty E. Adams.........................          59,908(b)                   1.02                      *
Keith D. Burgett.......................          10,584(c)                      *                      *
Willard L. Davis.......................          52,899(d)                      *                      *
Fred H. Johnson........................          21,450                         *                      *
Fred H. Johnson, III...................          64,186(e)                   1.09                      *
Jonathan A. Levy**.....................           4,566                         *                      *
Gerard P. Mastroianni..................           6,376                         *                      *
James C. McBane........................          75,042(f)                   1.27                      *
Kenneth E. McConnell...................          44,092(g)                      *                      *
Lee A. Smith**.........................           7,662(h)                      *                      *
Elden L. Surbey........................           1,852                         *                      *
Glenn F. Thorne........................          56,775(i)                      *                      *
Frank J. Koch..........................           3,375(j)                      *                      *
William L. White, III..................           2,018(k)                      *                      *
All directors and executive officers as
  a group (18 persons).................         434,432                      7.37                   4.82

---------------

 * Bancshares Common Shares owned represent less than 1% of class.

** Directors of Citizens only.

(a) Unless otherwise indicated, the person has sole voting and investment power as to the common shares held. Does not include common shares owned individually by spouses.

(b) Shared voting and investment power as to 31,787 of the 59,908 common shares. Includes 27,000 shares pursuant to stock option exercise which have not yet been issued by Bancshares. Also includes 1,121 common shares allocated to Mr. Adams in the Citizens Bancshares, Inc., Employee Stock Ownership Plan ("Bancshares ESOP").

(c) Shared voting and investment power. Includes 4,143 common shares held by children, as to which Dr. Burgett has power of attorney.

(d) Shared voting and investment power. Includes 2,811 shares held as co-trustee of a trust.

(e) Includes 63,186 common shares held in a trust as to which Mr. Johnson is the sole trustee and beneficiary.

(f) Includes 6,596 common shares held as custodian for minor child.

(g) Shared voting and investment power as to 4,498 of the 44,092 common shares.

(h) Shared voting and investment power as to 5,360 of the 7,662 common shares.

 (i) Includes 56,775 common shares held by Thorne Management, Inc., of which Mr. Thorne is President and Chief Executive Officer.

 (j) Shared voting and investment power as to 2,458 of the 3,375 common shares. Includes 917 common shares allocated to Mr. Koch in the Bancshares ESOP.

 (k) Includes 500 common shares allocated to Mr. White in the Bancshares ESOP.

 (l) Includes an aggregate of 3,675 common shares of the Bancshares ESOP allocated to executive officers.

MARKET PRICE OF BANCSHARES COMMON SHARES

     Bancshares Common Shares trade on the Nasdaq National Market under the symbol "CICS." Six brokerage firms currently act as market makers for Bancshares Common Shares: Parker/Hunter Incorporated, Advest, Inc., The Ohio Company, McDonald & Company, Sandler O'Neill & Partners, L.P., and Herzog, Heine, Geduld Inc. There is no assurance that such firms will continue to make a market in Bancshares Common Shares.

     Information regarding the market price and dividends paid on Bancshares Common Shares with respect to each quarterly period during 1996 and 1997 may be found on page 29 of Bancshares' 1997 Annual Report. As of December 2, 1997, the day immediately preceding the public announcement of the Merger Proposal, the Nasdaq National Market closing price of Bancshares Common Shares was $62.50 and Bancshares Common Shares were held by approximately 3,850 shareholders. As of March 2, 1998, the Nasdaq National Market closing price of Bancshares Common Shares was $71.75 and Bancshares Common Shares were held by approximately 3,895 shareholders.

INFORMATION INCORPORATED BY REFERENCE

     This Joint Proxy Statement/Prospectus is accompanied by a copy of Bancshares' 1997 Annual Report. Certain of the information contained therein is incorporated herein by reference. Furthermore, Bancshares filed with the Commission an annual report on Form 10-K on February 26, 1998 and a current report on Form 8-K on January 2, 1998. Certain of the information contained therein is also incorporated herein by reference. Specifically, information about Bancshares' industry segments may be found on page 2 of the Form 10-K; selected financial information may be found on page 20 of the Annual Report; management's discussion and analysis of Bancshares' financial condition and results of operations for the year ended December 31, 1997 may be found on pages 21 through 27 of the Annual Report; and information regarding any changes in or disagreements with accountants on accounting and financial disclosures, of which there were none, may be found on page 25 of the Form 10-K.

                      INFORMATION WITH RESPECT TO CENTURY

BUSINESS

     Century is a Pennsylvania business corporation that was organized July 27, 1987, at the direction of CNB for the purpose of engaging in the business of a bank holding company and of owning all of the common stock of CNB. Century is engaged principally in commercial banking activities through its banking subsidiary. CNB became a wholly-owned subsidiary of Century and the shareholders of CNB became shareholders of Century on June 1, 1988. Century owns all of the issued and outstanding common stock of CNB. In 1989, Century acquired the Independent Bankers Computer Service ("IBCS"), a data processing center. Effective April 1, 1995, IBCS was dissolved and its operations integrated with CNB. IBCS was not a significant segment of Century's business.

     CNB, the wholly-owned banking subsidiary of Century, operates thirteen banking offices. Twelve offices are located in Beaver County, CNB's primary market area. One office is located in Butler County, which is adjacent to Beaver County.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997

     Century's Management's Discussion and Analysis of Financial Condition as of the year ended December 31, 1997 as compared to the year ended December 31, 1996 and Results of Operations for the year ended December 31, 1997 as compared to the years ended December 31, 1996 and 1995, is included in Century's Annual Report on Form 10-K, which is incorporated herein by reference.

DESCRIPTION OF DIRECTORS OF CENTURY WHO WILL SERVE AS DIRECTORS OF BANCSHARES AFTER THE MERGER

Del E. Goedeker (56). Chairman of the Board. Since 1996, Mr. Goedeker has been the Vice President -- Corporate Development of Tuscarora, Inc. In 1996, Mr. Goedeker retired from the positions of President and Treasurer of Vesuvius/McDanel and Chief Financial Officer/Vice President of The Americas Vesuvius Companies Group, which positions he held for more than four years. Mr. Goedeker has been a director of Century since 1982.

Joseph N. Tosh, II (55). President and Chief Executive Officer. For the past five years, Mr. Tosh has been President and Chief Executive Officer of both Century and CNB. Mr. Tosh has been a director of Century since 1986.

Charles I. Homan (53). Director. For the past five years Mr. Homan has been the President and Chief Executive Officer of Michael Baker Corporation. He also serves as a director of Michael Baker Corporation. Mr. Homan has been a director of Century since 1995.

INFORMATION INCORPORATED BY REFERENCE

     Certain information relating to Century's management, executive compensation, certain relationships and related transactions and other related matters as to Century is set forth in Century's Annual Report on Form 10-K, which is incorporated by reference into this Joint Proxy Statement/Prospectus.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to the beneficial ownership of Century's Common Shares as of the close of business on February 3, 1998 by (i) the directors of Century, (ii) the Chief Executive Officer and Chief Financial Officer and (iii) all directors and officers of Century as a group. Unless otherwise indicated in the footnotes to the table, each person named and all directors and officers as a group have sole voting power and sole investment power with respect to the shares. All persons named in the table are directors of Century except for Donald A. Benziger who is Senior Vice President, Chief Financial Officer and Corporate Secretary. The percent of beneficial ownership of management, giving effect to the merger, was calculated based upon: (1) a conversion ratio of 0.425 of Bancshares Common Shares for all of Century Common Shares, assumming no dissenters rights will be exercised and (2) the effect of shares to be issued in relation to the affiliation of UniBank.

                                                                        EFFECT OF MERGER
                                                                     -----------------------
                                           CORPORATION                CORPORATION
                                          COMMON SHARES     % OF     COMMON SHARES     % OF
                  NAME                        OWNED        CLASS         OWNED        CLASS
                  ----                    -------------    ------    -------------    ------
Elvin W. Batchelor(9)...................     58,354.0       1.10%       24,800.5       0.27%
Robert F. Garvin(2)(9)..................     16,436.0       0.31%        6,985.3       0.08%
Del E. Goedeker(8)(9)...................     61,771.0       1.17%       26,252.7       0.29%
A. Dean Heasley(1)(2)(9)................     66,766.0       1.26%       28,375.6       0.31%
Charles I. Homan(9).....................      5,478.8       0.01%        2,328.5       0.03%
Harry J. Johnston(1)(2)(3)(9)...........    216,757.0       4.09%       92,121.7       1.02%
Z. John Kruzic(9).......................     37,698.0       0.71%       16,021.7       0.18%
Wayne S. Luce(2)(9).....................    111,619.0       2.11%       47,438.1       0.52%
Sr. Mary Thaddeus Markelewicz(5)(9).....      3,316.0       0.60%        1,409.3       0.02%
Thomas K. Reed(2)(3)(4)(9)..............     53,590.4       1.01%       22,775.9       0.25%
Harold V. Shank(1)(9)...................     18,908.9       0.36%        8,036.3       0.09%
Joseph N. Tosh, II(1)(3)(8)(9)..........    231,850.0       4.37%       98,536.3       1.09%
Donald A. Benziger(2)(6)(9).............     23,396.2       0.44%        9,943.4       0.11%
                                            ---------      ------
All Directors and Officers as a Group
  (13 persons)..........................    905,941.3      17.78%      385,025.3       4.25%
                                            =========      ======      =========

---------------

(1) In the case of A. Dean Heasley, Harry J. Johnston, Harold V. Shank, Jr., Joseph N. Tosh II includes: 49,594; 160,601; 7,444.9; and 915 shares, respectively, held jointly with their wives, as to which voting power and investment power are shared.

(2) Includes shares held of record in the names of their spouse: Robert F. Garvin, Jr., 150 shares; A. Dean Heasley, 6,483 shares; Harry J. Johnston, 7,257 shares; Wayne S. Luce, 43,200 shares; Thomas K. Reed, 864 shares; and Donald A. Benziger, 1,731.4 shares.

(3) Includes 37 shares held by Harry Johnston as trustee for his nephew; 20,500 shares held by Thomas K. Reed as trustee for his mother; 51,067 shares held by Joseph Tosh II as trustee of his sister's trust.

(4) In the case of Thomas K. Reed, includes 1,152 and 1,182.8 shares held respectively by his son and daughter who continue to reside with Mr. Reed.

(5) In the case of Sister Mary Thaddeus Markelewicz, includes 1,500 shares held in the name of The Felician Sisters of Pennsylvania.

(6) In the case of Donald A. Benziger, includes 480.5 shares held by his spouse as custodian of their two children.

(7) In the case of Del E. Goedeker, includes 13,080 shares held in the Goedeker Foundation for which he has voting power.

(8) In the case of Joseph N. Tosh II, includes 110,000 shares held in JBT Investments, Limited Partnership for which he has voting power.

(9) In the case of Elvin Batchelor, Robert F. Garvin, Jr., Del Goedeker, A. Dean Heasley, Charles I. Homan, Harry Johnston, John Kruzic, Wayne Luce, Sister Mary Thaddeus Markelewicz, Thomas Reed, Harold Shank, Joseph Tosh II, Donald
    A. Benziger, includes 1,984; 94; 2,229; 1,968; 2,521; 3,076; 4,155; 5,485;
    1,066; 4,226; 1,418; 65,868; and 20,944 shares, respectively, covered by stock options granted and exercisable under the Century's stock option plan. In computing the percentage of ownership for each director and officer, the shares covered by the exercisable stock options held by such director and officer are deemed outstanding. In calculating the percentage of class owned, the total number of shares issued and outstanding have been increased to reflect the number of shares that would be outstanding if these options were exercised.

                                    EXPERTS

     The consolidated financial statements of Bancshares as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Crowe, Chizek and Company LLP, as set forth in its report thereon incorporated by reference herein. The financial statements audited by Crowe, Chizek and Company LLP have been incorporated by reference herein in reliance upon such report given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Century as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, attached as Appendix F hereto and incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by S. R. Snodgrass, A. C., independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     A legal opinion has been rendered by Squire, Sanders & Dempsey L.L.P. to the effect that the issuance of the shares of Bancshares Common Shares offered hereby has been duly authorized by Bancshares and that the Shares, when issued in accordance with the Merger Agreement, will be duly issued and outstanding and fully paid and non-assessable.

                                INDEMNIFICATION

     The Regulations of Bancshares provide that Bancshares will indemnify any director or officer of Bancshares or any person who is or has served at the request of Bancshares as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually or reasonably incurred because he or she is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. This indemnification is to the full extent and according to the procedures and requirements of the Ohio General Corporation Law.

     In addition, Bancshares has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Bancshares' Regulations are further changed. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Bancshares.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling Bancshares pursuant to the foregoing provisions, Bancshares has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                       PROPOSALS FOR 1998 ANNUAL MEETINGS

     The Bancshares 1998 Annual Meeting of Shareholders is scheduled to be held on April [ ], 1998. Any proposals of shareholders of Bancshares intended to be presented at that meeting must have been received by October 29, 1997, for inclusion in Bancshares' proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders.

     The date for the Century 1998 Annual Meeting of Shareholders has not yet been scheduled pending the consideration by the Century shareholders of the merger at the Century Special Meeting as described in this Joint Proxy Statement/Prospectus. In the event that the Century 1998 Annual Meeting of Shareholders is held, proposal of shareholders intended to be presented at that meeting must have been received by November 26, 1997, for inclusion in Century's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into as of the 3rd day of December, 1997, by and between CITIZENS BANCSHARES, INC. ("Bancshares"), a corporation organized and existing under the laws of the State of Ohio and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and CENTURY FINANCIAL CORPORATION ("Century"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and registered as a bank holding company under the BHCA.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                              PLAN OF AFFILIATION

     Pursuant to this Agreement, Bancshares and Century have agreed to a plan of affiliation intended to result in a tax-free plan of reorganization pursuant to
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Upon consummation of the transactions contemplated by this Agreement, at the Effective Time (as hereinafter defined), Century will be merged with and into Bancshares pursuant to the terms and conditions set forth herein (the "Merger"). Upon consummation of the Merger, the separate existence of Century shall cease and Bancshares shall continue as the surviving corporation.

                                   ARTICLE I

                THE MERGER; STATUS AND CONVERSION OF SECURITIES;
                            EXCHANGE OF CERTIFICATES

     Section 1.1. Effective Time. As soon as practicable after each of the conditions set forth in Article VIII of this Agreement have been satisfied or waived, Bancshares will file or cause to be filed a certificate of merger with the Secretary of State of the State of Ohio and Century shall file or cause to be filed articles of merger with the Department of State of the Commonwealth of Pennsylvania, which shall in each case be in the form required by and executed in accordance with applicable laws and regulations. The Merger shall become effective at the time of the later of such filings (the "Effective Time").

     Section 1.2. Conversion of Century Common Shares into Bancshares Common Shares.

     (a) At the Effective Time, each issued and outstanding share of Century common stock, par value $.835 per share ("Century Common Shares"), other than treasury shares and Century Common Shares as to which dissenters' rights have been exercised (collectively, "Excluded Stock"), thereupon and without further action shall be converted into .425 Bancshares common shares, without par value ("Bancshares Common Shares"), subject to adjustment as set forth below (the "Conversion Ratio"):

          (i) If the Average NMS Closing Price (as defined below) is greater than $67.50, then each outstanding Century Common Share will be converted into that number of Bancshares Common Shares that results from dividing $28.70 by the Average NMS Closing Price; provided, however, that if prior to the effective time of the Merger, Bancshares publicly announces that it has agreed to a transaction in which control of Bancshares will be acquired by another company, then in no event will the conversion ratio be less than .3976; or

          (ii) If the Average NMS Closing Price is less than $56.50, but greater than or equal to $54.25, then each outstanding Century Common Share will be converted into that number of Bancshares Common Share that results from dividing $24.00 by the Average NMS Closing Price; or

          (iii) If the Average NMS Closing Price is less than $54.25, then each outstanding Century Common Share will be converted into .4424 Bancshares Common Shares.

     The term "NMS Closing Price" shall mean the price per share of the last sale of Bancshares Common Shares reported on the Nasdaq National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The term "Average NMS Closing Price" shall mean the arithmetic mean of the NMS Closing Prices for the ten (10) trading days immediately preceding the fifth (5th) trading day prior to the consummation of the Affiliation.

     (b) At the Effective Time, all rights with respect to Century Common Shares pursuant to stock options ("Century Options") granted by Century under the Century Financial Corporation Stock Option Plan, which are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Bancshares Common Shares, and Bancshares shall assume each Century Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Century Option assumed by Bancshares may be exercised solely for Bancshares Common Shares; (ii) the number of shares of Bancshares Common Shares subject to each Century Option shall be equal to the number of Century Common Shares subject to such Century Option immediately prior to the Effective Time multiplied by the Conversion Ratio and
(iii) the per share exercise price under each such Century Option shall be adjusted by dividing the per share exercise price under each such option by the Conversion Ratio and rounding to the nearest cent; provided, however, that the terms of each Century Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 425 of the Code as to any stock option which is an "incentive stock option."

     (c) No certificates or scrip representing fractional Bancshares Common Shares shall be issued upon the surrender for exchange of Century certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Bancshares. Notwithstanding any other provision of this Agreement, each holder of Century Common Shares converted into Bancshares Common Shares in the Merger who would otherwise be entitled to receive a fraction of a Bancshares Common Share (after taking into account all Century certificates delivered for exchange by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Bancshares Common Share multiplied by the Average NMS Closing Price. Such purchases of fractional interests are merely intended as a mechanism for "rounding off" fractional shares and do not constitute separately bargained for consideration in connection with the transactions contemplated by this Agreement.

     (d) If after the date hereof and prior to the Effective Time, Bancshares or Century shall declare a stock dividend or make distributions upon or subdivide, split-up, reclassify, or combine its common stock or preferred stock or declare a dividend or make a distribution of its common stock or preferred stock in any security convertible into or exchangeable for its common stock or preferred stock, then the Conversion Ratio shall be appropriately adjusted. Nothing contained in this Section 1.2(d) shall be deemed to permit any action which is otherwise prohibited by this Agreement.

     Section 1.3. Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates for Century Common Shares converted to Bancshares Common Shares shall be entitled to receive a certificate or certificates representing the number of whole Bancshares Common Shares into which such holder's Century Common Shares shall have been converted and, if applicable, a cash payment in lieu of any fractional share determined in accordance with this Agreement. In order to effect such surrender and exchange, each such holder of Century Common Shares shall surrender the outstanding certificate(s) therefor to Bancshares' designated exchange agent (the "Exchange Agent"). As soon as reasonably practicable after the Effective Time, Bancshares shall mail, or cause to be mailed, to each holder of record of Century Common Shares (i) notice that the Merger has been consummated and instructions for effecting the surrender of their Century certificates in exchange for certificates representing Bancshares common shares and (ii) a letter of transmittal which may be used to surrender Century certificates to the Exchange Agent. Upon surrender of a Century certificate(s) for cancellation to the Exchange Agent, together with a properly completed and duly executed letter of transmittal and such other documents as may reasonably be requested, the holder of such Century certificate shall be entitled to receive, and the Exchange Agent shall promptly deliver as soon as reasonably practicable, in exchange therefor a certificate representing that number of whole of Bancshares Common Shares which such holder has the right to receive in respect of the Century certificate(s) surrendered pursuant hereto (after taking into account all Century Common Shares then held by such holder), and the Century certificate(s) so surrendered shall forthwith be canceled. In the event of a lost certificate, the Century shareholder shall provide, in lieu of the lost certificate, (i) a request for a replacement certificate(s); (ii) an indemnity agreement and (iii) other reasonable items (including an affidavit and a surety bond) requested by Century in accordance with Article VI, Section 6.02 of Century's By-Laws. Pending such surrender and exchange, such holder's certificate(s) for Century Common Shares shall be deemed, for all corporate purposes (other than as set forth in Section 1.4 of this Agreement), to evidence the number of whole Bancshares Common Shares into which such Century Common Shares shall have been converted pursuant to the Merger. The Exchange Agent shall, upon receipt of the duly endorsed Century certificate or certificate with a duly endorsed separate assignment, issue the Bancshares' Common Shares certificate to the surrendering Century certificate holder, together with any cash payment in lieu of fractional shares, as applicable. In the event of a transfer of ownership of Century Common Shares that are not registered in the transfer records of Century, a certificate representing the proper number of Bancshares Common Shares may be issued to a transferee if the Century certificate representing such Century Common Shares is presented to the Exchange Agent, accompanied by all documents required by Bancshares to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

     Section 1.4. Payment of Dividends. Unless and until any such outstanding certificate(s) for Century Common Shares shall be so surrendered, no dividend (cash or stock) payable to holders of record of Bancshares Common Shares as of any date subsequent to the Effective Time shall be paid to the holder of such outstanding certificate(s). Upon the surrender of the Century Common Share certificate(s), Bancshares shall pay to the record holder of Bancshares Common Shares issued in exchange therefor, the amount of dividends, if any, but without interest, that have theretofore become payable to such record holder.

     Section 1.5. Effects of the Merger.  At the Effective Time:

          (a) Century shall be merged with and into Bancshares and the separate existence of Century shall cease and Bancshares shall be the "Surviving Corporation";

          (b) the Articles of Incorporation of Bancshares as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation;

          (c) the Regulations of Bancshares as in effect immediately prior to the Effective Time (as amended as provided for in subsection (iv) below and to reflect such other amendments thereto as may be contemplated by this Agreement) shall be the Regulations of the Surviving Corporation; and

          (d) the maximum allowable number of directors of the Surviving Corporation, as specified in the Regulations of the Surviving Corporation, shall be changed so as to permit the election of those persons listed in
     Section 4.9 hereof at the Effective Time.

          (e) At and after the Effective Time, the Merger will have the effects set forth in Section 1701.82 of the Ohio Revised Code and Section 1929 of the Pennsylvania Business Corporation Law of 1988, as amended, including that the Surviving Corporation will be responsible for all obligations of Century.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES BY BANCSHARES

     Bancshares hereby represents and warrants to Century that, with respect to Bancshares and The Citizens Banking Company, as applicable, except to the extent set forth in the Disclosure Schedules delivered to Century at the signing of this Agreement, which are attached hereto and made a part hereof, the following are true and correct on the date of this Agreement and shall be true and correct on the Closing Date (as hereinafter defined):

     Section 2.1. Due Organization and Good Standing. Bancshares is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and is registered as a bank holding company under the BHCA and has full corporate authority and power to carry on its business as it is now being conducted. The Citizens Banking Company ("Citizens") is a corporation duly organized, validly existing, and in good standing as a state banking association under the banking laws of the State of Ohio and is duly authorized to conduct the banking business in which it is engaged.

     Section 2.2. Authority for Transaction. The execution and performance of this Agreement by Bancshares and its delivery to Century have been duly authorized by all requisite corporate action, other than approval by Bancshares' shareholders. This Agreement is valid and binding upon Bancshares and enforceable against Bancshares in accordance with its terms.

     Section 2.3. Bancshares Common Shares to be Issued. The Bancshares Common Shares to be issued to Century shareholders pursuant to this Agreement, when so issued, will have been duly authorized and validly issued by Bancshares and will be fully paid and nonassessable.

     Section 2.4. Bancshares Common Shares Outstanding.

     (a) Stock. The authorized capital stock of Bancshares consists of (i) 12,000,000 Bancshares Common Shares, without par value, of which, as of the date of this Agreement 5,899,790 shares are issued and outstanding and 2,250 shares are held in the treasury and (ii) 200,000 serial preferred shares, par value $10.00 per share, none of which are issued and outstanding and none of which are held in the treasury. Each outstanding Bancshares Common Share is duly authorized, validly issued, fully paid and nonassessable.

     (b) Options and Other Securities. Except as set forth in Schedule 2.4(b) hereto, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of Bancshares Common Shares have been authorized, granted or entered into by Bancshares. Other than as set forth in Section 2.4(a), there are no Bancshares debt or equity securities authorized or outstanding.

     Section 2.5. Books and Records. The books of account, minute books, stock record books, and other records of Bancshares, all of which have been made available to Century, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, including the maintenance of an adequate system of internal controls. The minute books of Bancshares contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of Bancshares, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books (except, as of the date hereof, for the minutes of the Bancshares Board of Directors held on November 19, 1997 to approve the execution and delivery of this Agreement, which minutes have not yet been prepared).

     Section 2.6. Financial Statements; No Material Adverse Change. Bancshares has furnished to Century (a) consolidated balance sheets of Bancshares and its subsidiaries as of December 31, 1995 and 1996, respectively, and consolidated statements of income, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity for the years ended December 31, 1994, 1995 and 1996, respectively, all as certified by Crowe, Chizek and Company LLP, Bancshares' independent auditors, and (b) unaudited consolidated balance sheets and income statements of Bancshares and its subsidiaries for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997. The aforesaid financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the consolidated financial position of Bancshares as of the dates thereof and for the periods covered thereby, except in the case of the interim financial statements, normal year-end adjustments and the absence of notes thereto. Since the date of the 1996 consolidated balance sheet (the "Bancshares Balance Sheet"), there has not been any material adverse change in the financial condition, results of operations, assets, or business of Bancshares and its subsidiaries taken as a whole.

     2.7. Title to Properties; Encumbrances. A complete and accurate list of all real property, leaseholds, or other interests therein other than as a mortgagee or secured party owned by Bancshares and Citizens has been made available to Century. Bancshares and Citizens have made available to Century copies of the deeds and other instruments (as recorded) by which Bancshares and Citizens acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Bancshares and Citizens and relating to such property or interests. Bancshares and Citizens, respectively, own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by Bancshares or Citizens or reflected as owned in the books and records of

Bancshares, including all of the properties and assets reflected in the Bancshares Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed and personal property sold since the Bancshares Balance Sheet, as the case may be, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by Bancshares and Citizens since the Bancshares Balance Sheet. Each property and asset reflected on the Bancshares Balance Sheet having a fair market value of at least $100,000 is free and clear of all encumbrances and is not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Bancshares Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Bancshares or Citizens, (ii) rights of way, easements, building use restrictions, exceptions, variances, reservations and limitations that are a matter of public record; and (iii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings owned by Bancshares and Citizens lie wholly within the boundaries of the real property owned by Bancshares and do not encroach upon the property of, or otherwise conflict with the property rights of, any other third party.

     Section 2.8. Loans and Investments. All loans and leases made or purchased by Bancshares and its financial institution subsidiaries that are reflected on the Bancshares Balance Sheet or on the accounting records of Bancshares as of the Closing Date (collectively, the "Loans") represent or will represent valid obligations arising from loans actually made or purchased by Bancshares and its financial institution subsidiaries in the ordinary course of business and, to Bancshares' Knowledge, no loan with a principal balance in excess of $50,000 is subject to any defense or counterclaim. Unless paid prior to the Closing Date, the Loans, on an aggregate basis, are collectible net of the aggregate reserves shown on the Bancshares Balance Sheet of Bancshares as of its date and the Closing Date, as applicable (which reserves are adequate and calculated in a manner consistent with past practice.) There is no contest or claim under any Loan relating to the amount or validity of such Loan which Loans are in the aggregate material to the business or financial condition of Bancshares. Except as set forth in Schedule 2.8, there are no loans of Bancshares and its financial institution subsidiaries, the present principal balance of which is in excess of $50,000, that have been classified orally or in writing by internal loan review personnel as "Other Loans Specifically Mentioned," "Substandard," "Doubtful," or "Loss," as of December 1, 1997. Except for pledges to secure public and trust deposits, none of the investments reflected in the Bancshares Balance Sheet under the heading "Investment Securities," and none of the investments made by Bancshares since December 31, 1996, is subject to any restriction, whether contractual or statutory, which impairs the ability of Bancshares and its financial institution subsidiaries freely to dispose of such investment at any time. Except as set forth on Schedule 2.8, Bancshares and its financial institution subsidiaries are not parties to any repurchase agreement. Schedule
2.8 contains a list of all securities held by Bancshares, delineating whether they are held in the "available for sale" category, "held to maturity" category or in a trading account.

     Section 2.9. No Undisclosed Liabilities. Except as set forth in Schedule 2.9, Bancshares and Citizens have no material liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Bancshares Balance Sheet and current liabilities incurred in the ordinary course of business since the date thereof.

     Section 2.10. Absence of Conflicts. To the best of Bancshares' Knowledge, neither the execution, performance or delivery of this Agreement by Bancshares nor the consummation of the transactions contemplated hereby will result in a violation or breach of, or permit any third party to modify or rescind any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, promissory note or other contract, license or other agreement to which Bancshares or Citizens is a party or to which any of its respective properties is subject or will result in a breach of Bancshares' Articles of Incorporation or Regulations, which violation, breach, modification, rescission or default would reasonably be expected to have a material adverse effect on Bancshares and its subsidiaries taken as a whole. Except for the Board of Governors of the Federal Reserve System, and, if applicable the FDIC and the office of the Comptroller of the Currency the Securities and Exchange Commission, the Ohio Secretary of State, the Department of State of the Commonwealth of Pennsylvania, the Pennsylvania Department of Banking, the necessary state Blue Sky approvals (collectively the "Approvals") and the approval of this Agreement and the Merger by Bancshares' shareholders, Bancshares is not or will not be required to give any notice or to obtain any consent from any third party in connection with the execution and delivery of this Agreement or the consummation of the Merger.

     Section 2.11 Absence of Certain Changes and Events.  Except as set forth on
Schedule 2.11, since the date of the Bancshares Balance Sheet, Bancshares has conducted its business only in the ordinary course of business and there has not been any:

          (a) change in Bancshares' authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Bancshares; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Bancshares of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to Bancshares' Articles of Incorporation or Regulations;

          (c) payment or increase by Bancshares or Citizens of any bonuses, salaries, or other compensation to any shareholder, director, or (except in the ordinary course of business) officer or employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Bancshares or Citizens;

          (e) damage to or destruction or loss of any asset or property of Bancshares, whether or not covered by insurance involving a loss in excess of $25,000;

          (f) entry into, termination of, or receipt of notice of termination of
     (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total remaining commitment by or to Bancshares of at least $100,000;

          (g) sale, lease, or other disposition of any asset or property of Bancshares or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Bancshares, other than in the ordinary course of business;

          (h) cancellation or waiver of any claims or rights with a value to Bancshares in excess of $100,000;

          (i) material change in the accounting methods used by Bancshares; or
     (j) agreement, whether oral or written, by Bancshares to do any of the foregoing.

     Section 2.12. Compliance with Laws; Licenses.  Except as set forth in
Schedule 2.12 hereof, Bancshares and Citizens are not engaged in or a party to, (as a defendant), nor do they have any reasonable basis to anticipate, any legal action, investigation, arbitration, or other proceeding before any court, administrative agency, arbitrator or other forum, which either individually or in the aggregate would have or could be reasonably expected to have a material adverse effect on Bancshares and its subsidiaries taken as a whole. Bancshares and Citizens have not been charged with nor to their Knowledge are they under investigation with respect to, and Bancshares and Citizens have no basis to anticipate any charge or investigation with respect to, any violation of any provision of federal, state, or other applicable law or administrative regulation (including, without limitation, the Bank Secrecy Act, the Community Reinvestment Act and applicable consumer protection and disclosure laws, rules and regulations) which may materially adversely affect the financial condition, results of operations, assets, or business of Bancshares or Citizens. There is no litigation, proceeding, or governmental investigation pending or to Bancshares' Knowledge, threatened (or which Bancshares or Citizens has any reasonable basis to anticipate) which relates to any of the transactions contemplated by this Agreement. Bancshares and Citizens have responded

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

to and satisfied all exceptions, if any, arising out of any federal, state or other regulatory examination. Bancshares and Citizens possess all material licenses, franchises, permits and other governmental authorizations and all material patents, trademarks, service marks, trade names, copyrights or rights thereto necessary for the continued conduct of Bancshares' or Citizens' banking business without material interference or interruption.

     Section 2.13. Brokerage and Finder's Fees. Except for fees payable to its financial advisor, Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), Bancshares has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

     Section 2.14. Accounting Matters. Neither Bancshares nor, to its best Knowledge, any of its affiliates, has through the date of this Agreement taken or agreed to take any action that would prevent Bancshares from accounting for the business combination contemplated by this Agreement as a "pooling of interests".

     Section 2.15. Compliance with Securities Laws. To the best of its Knowledge, Bancshares is in compliance with all federal and state securities laws and regulations, including but not limited to all filing requirements, except to the extent that additional filings will be required in connection with the transactions contemplated by this Agreement. All information provided in such filings is accurate and complete, in all material respects, to the extent required by such laws and regulations.

     Section 2.16. Ownership of Century Common Shares. Except for Bancshares' right to acquire shares of Century common stock pursuant to that certain Stock Option Agreement dated November 17, 1997, neither Bancshares, nor any of its affiliates or associates beneficially owns, directly or indirectly, more than 4.9% of the outstanding Century Common Shares.

     Section 2.17. Insurance of Deposits. The deposits of Citizens are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act ("FDIA"). Citizens has paid all assignments and filed all reports required under the FDIA and is in compliance with all regulatory requirements imposed in connection with the insurance of its deposits.

     Section 2.18. Authorization for this Agreement. Other than as contemplated in Articles VI and VII hereof, no authorization, approval or consent of any governmental department, bureau or agency, or other public board or authority is required for the consummation by Bancshares or Citizens of the transactions contemplated by this Agreement.

     Section 2.19. Board Approval; Submission to Shareholders. The Board of Directors of Bancshares has unanimously approved this Agreement, and will direct that this Agreement be submitted to a vote of Bancshares shareholders at either its 1998 annual meeting or at a special meeting of the shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Incorporation and Regulations of Bancshares.

     Section 2.20. Material Misstatements or Omissions. No representation or warranty by Bancshares or Citizens in this Agreement or any document, statement, certificate, schedule or exhibit furnished or to be furnished to Bancshares by or on behalf of Bancshares or Citizens pursuant hereto contains, or will when furnished contain, any untrue statement of material fact, or omits or will then omit to state, a material fact necessary to make the statement(s) of facts contained therein (in light of the circumstances under which they were made), not misleading.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES BY CENTURY

     Century hereby represents and warrants to Bancshares that, with respect to Century and Century National Bank Trust Company ("CNB"), as applicable, except to the extent set forth in the Disclosure Schedules delivered

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

to Bancshares at the signing of this Agreement, which are attached hereto and made a part hereof, the following are true and correct on the date of this Agreement and shall be true and correct on the Closing Date:

     Section 3.1. Outstanding Securities of Century.

     (a) Stock. The authorized capital stock of Century consists solely of 8,000,000 Century Common Shares, par value $.835 per share, of which 5,082,148 shares are issued and outstanding and 26,661 are held in the treasury as of the date of this Agreement. Each outstanding Century Common Share is duly authorized, validly issued, fully paid, and nonassessable.

     (b) Options and Other Securities. Except as set forth on Schedule 3.1(b) hereto, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into any shares of Century Common Shares have been authorized, granted or entered into by Century. Other than as set forth in Section 3.1(a), there are no Century debt or equity securities authorized or outstanding. Except as set forth on Schedule 3.1(b), Century does not have, nor will it have at any time from the execution of this Agreement through the time of Closing (as hereinafter defined), any obligations or commitments related to the Common Shares that may require Century to issue or change the number of its issued or authorized Common Shares.

     Section 3.2. Due Organization and Good Standing. Century is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania and is registered as a bank holding company under the BHCA and has full corporate authority and power to carry on its business as it is now being conducted. CNB is a national banking association duly organized, validly existing, and in good standing under the banking laws of the United States and is duly authorized to conduct the banking business in which it is engaged.

     Section 3.3. Authority for Transaction. The execution of this Agreement and its delivery to Bancshares have been authorized by all requisite corporate action, other than approval by Century shareholders. This Agreement is valid and binding upon Century, and enforceable against Century in accordance with its terms.

     Section 3.4. Books and Records. The books of account, minute books, stock record books, and other records of Century, all of which have been made available to Bancshares, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, including the maintenance of an adequate system of internal controls. The minute books of Century contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of Century, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books, except for the minutes of the meeting of Century's Board of Directors held on December 2, 1997 to approve this Agreement, which minutes have not yet been prepared.

     Section 3.5. Absence of Conflicts. To the best of Century's Knowledge, except as set forth on Schedule 3.5 hereto, neither the execution, delivery or performance of this Agreement by Century, nor the consummation of the transactions contemplated hereby will result in a violation or breach of, or permit any third party to modify or rescind any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, promissory note or other contract, license or other agreement to which Century or CNB is a party or to which any of their properties are subject or will result in a breach of Century's or CNB's Articles of Incorporation or By-Laws, which violation, breach, modification, rescission or default would reasonably be expected to have a material adverse effect on Century and its subsidiaries taken as a whole. Except for the Approvals and the approval of this Agreement and the Merger by the Century shareholders, Century and CNB are not or will not be required to give any notice or to obtain any consent from any third party in connection with the execution and delivery of this Agreement or the consummation of the Merger.

     Section 3.6. Financial Statements. Century has delivered to Bancshares (a) consolidated financial statements for each of the fiscal years ended December 31, 1993, 1994, 1995 and 1996, respectively, consisting of balance sheets and the related statements of income and retained earnings and cash flows for the fiscal years ended on such date, all as certified by S.R. Snodgrass A.C., Century's independent auditors, and (b) unaudited
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

consolidated financial statements for the interim periods ended March 31, 1997, June 30, 1997 and September 30, 1997, consisting of balance sheets and the related statements of income. The aforesaid financial statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods indicated, and fairly present the financial position of Century as of the dates thereof and the results of operations and cash flows for the periods indicated, except in the case of the interim financial statements, normal year-end adjustments and the absence of notes thereto. Since the date of the 1996 Consolidated Balance Sheet (the "Century Balance Sheet"), there has not been any material adverse change in the financial condition, results of operations, assets or business of Century and its subsidiaries taken as a whole.

     Section 3.7. Title to Properties; Encumbrances. Century has previously delivered a complete and accurate list, contained in the Information Memorandum and Supplemental Appendices dated October, 1997 and prepared by Danielson Associates, Inc. (the "Danielson Information Memorandum"), of all real property, leaseholds, or other interests therein other than as a mortgagee or secured party owned by Century and CNB. Century and CNB have made available to Bancshares copies of the deeds and other instruments (as recorded) by which Century and CNB acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Century and CNB and relating to such property or interests. Century and CNB respectively own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by Century or CNB or reflected as owned in the books and records of Century or CNB, including all of the properties and assets reflected in the Century Balance Sheet (except for assets held under capitalized leases disclosed in the Danielson Information Memorandum and personal property sold since the Century Balance Sheet, as the case may be, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by Century and CNB since the Century Balance Sheet. Each property and asset reflected on the Century Balance Sheet having a fair market value of at least $50,000 is free and clear of all encumbrances and is not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Century Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Century or CNB, (ii) rights of way, easements, building use restrictions, exceptions, variances, reservations and limitations that are a matter of public record, and
(iii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings owned by Century and CNB lie wholly within the boundaries of the real property owned by Century and CNB and do not encroach upon the property of, or otherwise conflict with the property rights of, any other third party.

     Section 3.8. Contracts.

          (a) Schedule 3.8(a) contains a complete and accurate list, and Century has delivered to Bancshares true and complete copies, of:

             (i) each contract (other than Loans entered into by CNB in the ordinary course of business) that involves performance of services by Century or CNB of an amount or value in excess of $25,000;

             (ii) each contract (other than Loans entered into by CNB in the ordinary course of business) that involves performance of services or delivery of goods or materials to Century or CNB of an amount or value in excess of $25,000;

             (iii) each contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of Century or CNB in excess of $25,000;

             (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

             (v) each joint venture, partnership, and other contract (however named) involving a sharing of profits, losses, costs, or liabilities by Century or CNB with any other person, third party or entity;

             (vi) each contract containing covenants that in any way purport to restrict the business activity of Century or CNB or any affiliate of Century or CNB or limit the freedom of Century or CNB or any affiliate of Century or CNB to engage in any line of business or to compete with any person, third party or entity;

             (vii) each power of attorney that is currently effective and outstanding;

             (viii) each contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by Century or CNB to be responsible for consequential damages;

             (ix) each contract for capital expenditures in excess of $25,000;

             (x) each written warranty, guaranty, and/or other similar undertaking with respect to contractual performance extended by Century or CNB other than in the ordinary course of business; and

             (xi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          (b) Except as set forth on 3.8(b), to Century's Knowledge, no officer, director, agent, employee, consultant, or contractor of Century or CNB is bound by any contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to engage in or continue any conduct, activity, or practice relating to the business of Century or CNB.

          (c) Except as set forth on Schedule 3.8(c), each contract identified or required to be identified on Schedule 3.8(a) is in full force and effect and is valid and enforceable in accordance with its terms.

          (d) Except with respect to Loans (as defined in Section 3.10) and leases in the ordinary course of business and except as set forth on
     Schedule 3.8(d):

             (i) Century and CNB are, and at all times since December 31, 1992 have been, in full compliance with all applicable terms and requirements of each contract under which Century or CNB have or had any obligation or liability or by which Century or CNB or any of the assets owned or used by Century or CNB are or were bound and the breach of which would reasonably be expected to have a material adverse effect on Century and its subsidiaries taken as a whole;

             (ii) to Century's Knowledge, each other person, third party or entity that has or had any obligation or liability under any contract under which Century or CNB have or had any rights is, and at all times since December 31, 1992 has been, in full compliance with all applicable terms and requirements of such contract;

             (iii) to Century's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Century or CNB or any other person, third party or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify any contract; and

             (iv) Century and CNB have not given to or received from any other person, third party or entity, at any time since December 31, 1992, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any contract.

          (e) Except with respect to Loans and leases in the ordinary course of business, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Century or CNB, as applicable, under current or completed contracts with any person, third party or entity and, to the Knowledge of Century or CNB, no such person, third party or entity has made written demand for such renegotiation.

          (f) The contracts relating to the provision of services by Century or CNB have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other person, third party or entity, or any consideration having been paid or promised, that is or would be in violation of any applicable federal, state or local law, rule, regulation or statute.

     Section 3.9. Insurance of Deposits. The deposits of CNB are insured by the Federal Deposit Insurance Corporation in accordance with the FDIA. CNB has paid all assessments and filed all reports required under the FDIA and is in compliance with all regulatory requirements imposed in connection with the insurance of its deposits.

     Section 3.10. Loans and Investments All loans and leases made or purchased by Century and CNB that are reflected on the Century Balance Sheet or on the accounting records of Century as of the Closing Date (collectively, the "Loans") represent or will represent valid obligations arising from loans actually made or purchased by Century and CNB that are or will be collectible in the ordinary course of business (net of the applicable reserve for loan and lease losses described in this Section 3.10), and, to Century's Knowledge, except as set forth on Schedule 3.10 hereto, no loan with a principal balance in excess of $25,000 is subject to any defense or counterclaim. The reserve for possible loan and lease losses shown on the consolidated statement of condition of Century and its subsidiaries as of September 30, 1997 is, and the reserves for possible loan and lease losses on the consolidated balance sheets of Century and its subsidiaries as of quarter ends subsequent to the date of this Agreement will be adequate in all material respects under the requirements of generally accepted accounting principles to provide for losses relating to the loan and lease portfolios of Century and its subsidiaries, net of recoveries relating to loans previously charged off, as of the respective dates of such balance sheets. There is no contest or claim under any Loan relating to the amount or validity of such Loan which Loans are in the aggregate material to the business or financial condition of Century and CNB. Except as set forth in Schedule 3.10, there are no loans of Century and CNB, the present principal balance of which is in excess of $25,000, that have been classified orally or in writing by internal loan review personnel as "Other Loans Specifically Mentioned," "Substandard," "Doubtful," or "Loss," as of September 30, 1997. Except for pledges to secure public and trust deposits, none of the investments reflected in the Century Balance Sheet under the heading "Investment Securities," and none of the investments made by Century and CNB since December 31, 1996, is subject to any restriction, whether contractual or statutory, which impairs the ability of Century and CNB freely to dispose of such investment at any time. Except as set forth on Schedule 3.10, Century and CNB are not parties to any repurchase agreement. Schedule 3.10 contains a list of all securities held by Century and CNB as of October 31, 1997 (to be updated at Closing), delineating whether they are held in the "available for sale" category, "held to maturity" category or in a trading account.

     Section 3.11. Insurance Policies. All premiums due on all insurance policies (copies of which have been previously delivered to Bancshares), have been paid, and such policies will continue to remain in force through the Effective Time. Schedule 3.11 also contains a description of all claims in excess of $25,000 currently pending under such insurance policies, together with a list of all other claims in excess of $25,000 which have been filed during the last three (3) years and a description of the disposition thereof.

     Section 3.12. Employment Contracts and Employee Benefit Plans. A complete list (as of November 29, 1997) of all employees of Century or CNB, their respective dates of hire, cash compensation, compensation pursuant to participation in each of the Plans and the amount of any indebtedness to CNB has been delivered to Bancshares. On or before the Closing Date, Century and CNB shall fully accrue for (in accordance with generally accepted accounting principles) all amounts payable under any of the Plans. Century and CNB has also delivered to Bancshares a list of all employees who are currently entitled to perquisites (including, but not limited to, automobiles and club memberships) as well as a brief description of each such perquisite. Since the date of such list, no employment contract or Plan has been instituted, agreed to, or changed by Century or CNB, nor has there been any increase in the compensation payable or to become payable by Century or CNB to any employee, whose total compensation for services rendered currently exceeds $15,000 annually.

     Section 3.13. Compliance of Employee Benefit Plans with ERISA and Internal Revenue Code. (a) As used in this Section 3.13, the following terms have the meanings set forth below.

     "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by Century or an ERISA Affiliate of Century.

     "Company Plan" means all Plans of which Century or an ERISA Affiliate of Century is or was a Plan Sponsor, or to which Century or an ERISA Affiliate of Century otherwise contributes or has contributed, or in which Century or an ERISA Affiliate of Century otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

     "Company VEBA" means a VEBA whose members include employees of Century or any ERISA Affiliate of Century.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations and rules revised pursuant to such Act.

     "ERISA Affiliate" means, with respect to Century, any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes Century within the meaning of IRC sec. 414 and or IRC sec. 4001(a)(14).

     "Multiemployer Plan" has the meaning given in ERISA sec.sec. 3(37)(A) and 4001(a)(3).

     "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former officers, directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC sec. 132.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" has the meaning given in ERISA sec. 3(2)(A).

     "Plan" has the meaning given in ERISA sec. 3(3).

     "Plan Sponsor" has the meaning given in ERISA sec. 3(16)(B).

     "Qualified Plans" means any Plan that meets or purports to meet the requirements of IRC sec. 401(a).

     "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. sec. 1301 et seq., other than Multiemployer Plans.

     "VEBA" means a voluntary employees' beneficiary association under IRC sec. 501(c)(9).

     "Welfare Plan" has the meaning given in ERISA sec. 3(1).

          (b) (i) Schedule 3.13(b)(i) contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs existing on the date of this Agreement, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multiemployer Plans.

          (ii) Schedule 3.13(b)(ii) contains a complete and accurate list of (A) all ERISA Affiliates of Century, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

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

          (iii) Schedule 3.13(b)(iii) sets forth, for each Multiemployer Plan, as of its last valuation date, the amount of potential withdrawal liability of Century or CNB and the Century's ERISA Affiliates, calculated according to information made available pursuant to ERISA sec. 4221(e).

          (iv) Schedule 3.13(b)(iv) sets forth a calculation of the liability of Century for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether Century is required by this Statement to disclose such information.

          (v) Schedule 3.13(b)(v) sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

     (c) Century has delivered to Bancshares, or will deliver to Bancshares within ten days of the date of this Agreement:

          (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Century or any ERISA Affiliate of Century is required to prepare, file, and distribute, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

          (ii) all personnel, payroll, and employment manuals and policies;

          (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by Century and the ERISA Affiliates of Century, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

          (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

          (v) all registration statements filed with the SEC with respect to any Company Plan and Company Other Benefit Obligation;

          (vi) all insurance policies purchased by or to provide benefits under any Company Plan and Company Other Benefit Obligation;

          (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

          (viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

          (ix) copies of all forms of notifications to employees of their rights under ERISA sec. 601 et seq. and IRC sec. 4980B;

          (x) the Form 5500 filed in each of the most recent six plan years with respect to each Company Plan and Company Other Benefit Obligation, including all schedules thereto and the opinions of independent accountants;

          (xi) copies of all forms of notices that were given by Century or any ERISA Affiliate of Century or any Company Plan to the IRS, the U.S. Department of Labor, the PBGC, or any participant or beneficiary, pursuant to statute, regulation or otherwise within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.13;

          (xii) copies of all forms of notices that were given by the IRS, the PBGC, or the Department of Labor to Century, any ERISA Affiliate of Century, or any Company Plan within the four years preceding the date of this Agreement;

          (xiii) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of Century that is a Qualified Plan and exemption in response to the filing of IRS Form 1024 for each Company VEBA; and

          (xiv) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

     (d) Except as set forth in Schedule 3.13(d):

          (i) Century and Century's ERISA Affiliates has performed all of their respective obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs. Century has made appropriate entries in its financial records and statements for all obligations and liabilities under such Company Plans, Company VEBAs, and Company Other Benefit Obligations that have accrued but are not due.

          (ii) No statement, either written or oral, has been made by Century to any Person with regard to any Company Plan or Company Other Benefit Obligation that was not in accordance with the Company Plan or Company Other Benefit Obligation and that could have an adverse economic consequence to Century.

          (iii) Century, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, is, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in substantial compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreement.

             (A) No transactions prohibited by ERISA sec. 406 and no "prohibited transaction" under IRC sec. 4975(c) have occurred with respect to any Company Plan.

             (B) Century has no liability to, and no ERISA Affiliate of Century has any liability to, the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

             (C) Century has no liability to, and no ERISA Affiliate of Century has any liability to, the PBGC with respect to any Plan or has any liability under ERISA sec. 502 or sec. 4071.

             (D) All filings required by ERISA and the IRC as to each Company Plan, Company VEBA, and Company Other Benefit Obligation have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided, except where the failure to file or provide would not have a material adverse effect on Century.

             (E) All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC sec. 162 or sec. 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

          (iv) Each Company Plan and Company Other Benefit Obligation can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

          (v) Since December 31, 1996, there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

          (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Company Plans and Company Other Benefit Obligations that are self-insured.

          (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to Century's Knowledge, is Threatened.

          (viii) Each Company Plan that is a Qualified Plan of Century is qualified in form and operation under IRC sec. 401(a); each trust for each such Qualified Plan is exempt from federal income tax under IRC sec. 501(a). Each Company VEBA is exempt from federal income tax and qualifies under IRC sec. 501(c)(9). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Qualified Plan or trust or Company VEBA.

          (ix) With respect to each Company Plan that is a Qualified Plan, Century and each ERISA Affiliate of Century has met the minimum funding standard, and has made all contributions required, under ERISA sec. 302 and IRC sec. 412.

          (x) Century has paid all amounts due to the PBGC pursuant to ERISA sec. 4007.

          (xi) Neither Century nor any ERISA Affiliate of Century has ceased operations at any facility or has withdrawn from any Title IV Plan or has engaged in a transaction in a manner that would subject to any entity or the Surviving Corporation to liability under ERISA sec. 4062(e), sec. 4063, or sec. 4065.

          (xii) Neither Century nor any ERISA Affiliate of Century has filed a notice of intent to terminate any Plan or has adopted any amendment to terminate a Plan. The PBGC has not instituted proceedings to terminate any Company Plan. No event has occurred or circumstance exists that may constitute grounds under ERISA sec. 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

          (xiii) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA sec. 307 or IRC sec. 401(a)(29).

          (xiv) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Company Plan.

          (xv) The actuarial report for each Company Plan that is a Title IV Plan of Century and each ERISA Affiliate of Century fairly presents the financial condition and the results of operations of each such Title IV Plan in accordance with GAAP.

          (xvi) Since the last valuation date for each Company Plan that is a Title IV Plan of Century and each ERISA Affiliate of Century, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA sec. 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

          (xvii) No reportable event (as defined in ERISA sec. 4043 and in regulations issued thereunder) has occurred.

          (xviii) Century has no Knowledge of any facts or circumstances that may give rise to any liability of Century, any ERISA Affiliate of Century or the Surviving Corporation to the PBGC under Title IV of ERISA.

          (xix) Neither Century nor any ERISA Affiliate of Century has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multiemployer Plan.

          (xx) Neither Century nor any ERISA Affiliate of Century has withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multiemployer Plan that could result in any liability of either Century or the Surviving Corporation to a Multiemployer Plan.

          (xxi) Neither Century nor any ERISA Affiliate of Century has received notice from any Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Multiemployer Plan intends to terminate or has terminated.

          (xxii) No Multiemployer Plan to which Century or any ERISA Affiliate of Century contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

          (xxiii) Except to the extent required under ERISA sec. 601 et seq. and IRC sec. 4980B, Century provides no health or welfare benefits for any retired or former employee, officer, director, or any other person, or is obligated to provide health or welfare benefits to any active employee, officer, director, or any other person, following such employee's retirement or other termination of service.

          (xxiv) Century has the right to modify and terminate benefits to retirees under the Company Plans and Company Other Benefit Obligations with respect to both retired and active employees.

          (xxv) Century has complied with the provision of ERISA sec. 601 et seq. and IRC sec. 4980B.

          (xxvi) No payment that is owed or may become due to any director, officer, employee, or agent of Century or subject to tax under IRC sec. 280G or sec. 4999; nor will Century be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

          (xxvii) The consummation of the Merger will not result in the payment, vesting, or acceleration of any benefit under any Company Plan or Company Other Benefit Obligation.

     Section 3.14. No Undisclosed Liabilities. Except as set forth in Schedule 3.14, Century and CNB have no material liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Century Balance Sheet and current liabilities incurred in the ordinary course of business since the date thereof.

     Section 3.15. Absence of Certain Changes and Events. Except as set forth on Schedule 3.15, since the date of the Century Balance Sheet, each of Century and CNB has conducted their business only in the ordinary course of business and there has not been any:

          (a) change in Century's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Century; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Century of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to Articles of Incorporation or By-Laws of Century or CNB;

          (c) any increase in the salary or bonus paid to employees of Century or CNB, other than increases which, in the aggregate, were consistent with the increases awarded in prior years and which, individually, were consistent with management's reasonable evaluation of an individual's performance and management's determination of the market level of compensation for the individual's services; provided, however, that (i) the aggregate salary increases shall not exceed four percent (4%) of the aggregate payroll of CNB and (ii) aggregate bonuses shall not exceed 4.5% of the 1997 after-tax net income of Century.

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Century or CNB;

          (e) damage to or destruction or loss of any asset or property of Century or CNB, whether or not covered by insurance involving a loss in excess of $25,000;

          (f) entry into, termination of, or receipt of notice of termination of
     (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction (other than Loans entered into by CNB in the ordinary course of business) involving a total remaining commitment by or to Century or CNB of at least $25,000;

          (g) sale, lease, or other disposition of any asset or property (other than OREO properties) of Century or CNB or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Century or CNB, other than in the ordinary course of business;

          (h) cancellation or waiver of any claims or rights with a value to Century or CNB in excess of $25,000;

          (i) material change in the accounting methods used by Century or CNB;
     or

          (j) agreement, whether oral or written, by Century or CNB to do any of the foregoing.

     Section 3.16. Taxes.

     (a) Century and CNB have filed or caused to be filed (on a timely basis since 1992) all tax returns that are or were required to be filed by them (either separately or as a member of a group of corporations), pursuant to applicable federal, state and local laws. Century and CNB (either separately or as a member of a group of corporations) has made available to Bancshares copies of all such tax returns relating to income or franchise taxes filed since 1992. Century and CNB have paid, or made provision for the payment of all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by Century or CNB, except such taxes if any, as are listed on Schedule 3.16 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Century Balance Sheet.

     (b) The United States federal and state franchise tax returns of Century have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1992.
Schedule 3.16 contains a complete and accurate list of all audits since 1992 of all such tax returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described on Schedule 3.16, are being contested in good faith by appropriate proceedings. Schedule 3.16 describes all adjustments to the United States federal income tax returns filed by Century and CNB for all taxable years since 1992, and the resulting deficiencies proposed by the IRS in excess of $5,000. Except as described on
Schedule 3.16, Century and CNB have not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other third party) of any statute of limitations relating to the payment of taxes of Century or CNB or for which Century or CNB may be liable.

     (c) The charges, accruals, and reserves with respect to taxes on the books of Century or CNB are adequate (determined in accordance with GAAP) and are at least equal to Century's or CNB's liability for taxes. There exists no proposed tax assessment against Century or CNB except as disclosed in the Century's Balance Sheet or on Schedule 3.16. All taxes that Century and CNB are or was required by applicable federal, state or local law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper federal, state or local governmental authority.

     (d) All tax returns filed by Century and CNB are true, correct, and complete.

     Section 3.17. Compliance with Laws; Licenses.  Except as set forth on
Schedule 3.17, Century and CNB are not engaged in or a party to (as a defendant), nor do they have any reasonable basis to anticipate, any legal action, investigation, arbitration, or other proceeding before any court, administrative agency, arbitrator or other forum, which individually or in the aggregate would reasonably be expected to have a material adverse effect on Century and its subsidiaries taken as a whole. Century and CNB have not been charged with nor to their Knowledge are they under investigation with respect to, and Century and CNB have no basis to anticipate any charge or investigation with respect to, any violation of any provision of federal, state, or other applicable law or administrative regulation (including, without limitation, the Bank Secrecy Act, the Community Reinvestment Act and applicable consumer protection and disclosure laws, rules and regulations) which may materially adversely affect the financial condition, results of operations, assets, or business of Century or CNB. There is no litigation, proceeding, or governmental investigation pending or, to Century's Knowledge, threatened (or which Century or CNB have any reasonable basis to anticipate) which relates to any of the transactions contemplated by this Agreement or the Agreement of Merger. Century and CNB have responded to and satisfied all exceptions, if any, arising out of any federal, state or other regulatory examination. Century and CNB possess all material licenses, franchises, permits and other governmental authorizations and all material patents, trademarks, service marks, trade names, copyrights or rights thereto necessary for the continued conduct of Century's and CNB's banking business without material interference or interruption.

     Section 3.18. No Brokerage and Finder's Fees. Except for the fees payable to its financial advisor, Danielson & Associates, Inc. ("Danielson"), neither Century nor CNB have employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

     Section 3.19. Authorization for this Agreement. Other than as contemplated in Articles VI and VII hereof, no authorization, approval, or consent of any governmental department, bureau or agency, or other public board or authority is required for the consummation by Century or CNB of the transactions contemplated by this Agreement.

     Section 3.20. Board Approval; Submission to Shareholders. The Board of Directors of Century has unanimously approved this Agreement, and will direct that this Agreement be submitted to a vote of Century's shareholders at either its 1998 annual meeting or at a special meeting of shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Articles of Incorporation and By-Laws of Century.

     Section 3.21. Certain Transactions. Except as set forth in Schedule 3.21, Century and CNB have no business relationships or business transactions (other than indebtedness incurred in the ordinary course of business on credit and other terms generally available to CNB customers which indebtedness is not "past due"), with or to any of their Related Persons, their officers or directors, or any of such officers' or directors' Related Persons. For the purposes of this
Section 3.21, "Related Person" shall mean, with respect to a particular individual, (a) each other member of such individual's Family, (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest, and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified Person other than an individual, "Related Person" shall mean (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person, (b) any Person that holds a Material Interest in such specified Person, (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity), (d) any Person in which such specified Person holds a Material Interest, (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the definition of "Related Person," (A) the "Family" of an individual includes (i) the individual,
(ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, (B) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person, and (C) "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental entity.

     Section 3.22. No Violation of Environmental Laws. The business as currently being conducted by Century and CNB and all real property in which Century or CNB has an interest, complies in all material respects with any applicable law or regulation relating to air, water, or noise pollution or the production, storage, treatment, labeling, transportation, or disposition of wastes or hazardous or toxic substances or waste materials.

     Section 3.23. Accounting Matters. Neither Century or CNB nor, to their best Knowledge, any of their affiliates, have through the date of this Agreement taken or agreed to take any action that would prevent Bancshares from accounting for the business combination contemplated by this Agreement as a "pooling of interests".

     Section 3.24. Compliance with Securities Laws. To the best of its Knowledge, Century is in compliance with all federal and state securities laws and regulations, including but not limited to all filing requirements, except to the extent that additional filings will be required in connection with the transactions contemplated by this Agreement. All information provided in such filings is accurate and complete, in all material respects, to the extent required by such laws and regulations.

     Section 3.25. Material Misstatements or Omissions. No representation or warranty by Century or CNB in this Agreement or any document, statement, certificate, schedule, or exhibit furnished or to be furnished to Bancshares by or on behalf of Century or CNB pursuant hereto contains, or will when furnished contain, any untrue statement of a material fact, or omits, or will then omit to state, a material fact necessary to make the statement(s) of facts contained therein (in light of the circumstances under which they were made), not misleading.

                                   ARTICLE IV

                            COVENANTS OF BANCSHARES

     Bancshares covenants and agrees with Century, as follows:

     Section 4.1. No Breaches of Representations and Warranties. Between the date of this Agreement and the Effective Time, without the written consent of Century, Bancshares will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in
Article II of this Agreement to become untrue or incorrect in any material respect.

     Section 4.2. Information Regarding Bancshares. Bancshares shall furnish to Century all information concerning Bancshares and its subsidiaries required by applicable securities or corporation laws to be set forth in the proxy materials required to be delivered by Century to its shareholders in connection with this Agreement and the transactions contemplated hereby .

     Section 4.3. Correction of Information. Bancshares shall promptly correct and supplement any information furnished under this Agreement to Century so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

     Section 4.4. Consents. Bancshares shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

     Section 4.5. Access to Information. Between the date of this Agreement and the Closing Date, to the extent reasonable under the circumstances, the officers of Bancshares will confer with the representatives of Century and will furnish to Century either orally or by means of such records, documents, and memoranda as are reasonably available or capable of preparation (all of which Century will be permitted to make copies of) and such other information as Century may reasonably request. Bancshares will confer with representatives of Danielson, will cooperate to the fullest extent reasonably possible with Danielson, and will furnish such records, documents, memoranda and all such other information as Danielson may reasonably request in order for Danielson to prepare and provide a "fairness opinion".

     Section 4.6. Accounting and Tax Treatment. Bancshares agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Bancshares to treat the Merger as a "pooling-of-interests" in accordance with GAAP or the characterization of the Merger as a tax-free reorganization under Section 368(a) of the IRC, and Bancshares agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability of Bancshares to treat the Merger as a "pooling-of-interests" for accounting purposes or for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the IRC.

     Section 4.7. Nasdaq Listing. Bancshares will file a listing application, or a Nasdaq Notification Form for Change in the Number of Shares Outstanding, as required by Nasdaq, at the time prescribed by applicable rules and regulations. In addition, Bancshares will use its best efforts to maintain its listing on the Nasdaq National Stock Market.

     Section 4.8. Shareholder Approval. Bancshares shall take all action necessary in accordance with applicable law and its Articles of Incorporation and Regulations to duly call and hold a meeting of its shareholders, to be held as promptly as practicable after the Registration Statement is declared effective by the SEC, to consider and vote on the adoption and approval of the Merger. The Board of Directors of Bancshares shall recommend that its shareholders adopt and approve the Merger and shall take all lawful action (including the solicitation from shareholders of proxies in favor of such adoption and approval) to secure the vote or consent of shareholders required to adopt and approve the Merger unless otherwise required by the applicable fiduciary duties of the directors of Bancshares as determined by such Board of Directors in good faith after consultation with and based upon advice of independent legal counsel.

     Section 4.9. Post-Affiliation Board Structure Director Nominees.

     (a) Bancshares shall cause the Nominating Committee of its Board of Directors to nominate for election to Bancshares' Board of Directors three members of Century's Board of Directors, namely, Del E. Goedeker, Charles I. Homan, and Joseph N. Tosh, II and, at the Effective Time, such individuals shall have been elected by Bancshares shareholders to serve on the Board of Directors of Bancshares, and one of them shall have been designated by Bancshares for membership on the Executive Committee of the Board of Directors.

     (b) To the extent Messrs. Goedeker, Homan or Tosh shall have been nominated to serve on Bancshares' Board of Directors for terms less than 3 years, the Bancshares' Nominating Committee shall, upon the expiration of any such individual's term, nominate such individual to serve for a subsequent three year term.

     (c) Effective at the Effective Time, four members of Century's Board of Directors, namely, Del F. Goedeker, Charles I. Homan, Joseph N. Tosh, II and Thomas K. Reed shall have been elected by Bancshares (as the sole shareholder of Citizens), to serve on the Board of Directors of Citizens; provided, however, that until the CNB Merger, such persons shall be entitled to receive meeting (and not retainer) fees from Citizens. Messrs. Goedeker, Homan, Tosh and Reed shall also continue to serve on the Board of Directors of CNB until the CNB Merger (as defined in Section 4.11).

     (d) Effective at the Effective Time, three members of Bancshares' Board of Directors designated by Bancshares shall have been elected by Bancshares (as the sole shareholder of CNB) to serve on the Board of Directors of CNB; provided, however, that such persons shall only be entitled to receive meeting (and not retainer) fees from CNB.

     (e) From the Effective Time until the CNB Merger, the current members of the CNB Board of Directors shall continue to serve on the CNB Board of Directors and receive the same retainer and meeting fees as in effect on the date of this Agreement.

     Section 4.10. Formation of Century Advisory Board. At the Effective Time of the CNB Merger, the members of the CNB Board of Directors who are not also members of Citizens' Board of Directors shall be given the opportunity to serve on an advisory board to Citizens -- Century Division to be known as the "Century Advisory Board".

     Section 4.11. CNB Merger With Citizens; Century Name. It is understood and agreed that for at least a six (6) month period from the Closing Date, CNB shall be operated as a separate banking subsidiary of Bancshares. Thereafter, Bancshares, in its discretion shall effectuate a merger of CNB with and into Citizens (the "CNB Merger"). Following the Closing Date, the "Century" name will continue to be featured in all CNB signage and literature and following the CNB Merger, Bancshares would anticipate given the notable recognition associated with the "Century" name that it would continue to be used as appropriate in the markets serviced by CNB.

     Section 4.12. Opportunity of Employment; Employee Benefits. Bancshares shall offer the existing employees of Century and CNB the opportunity to continue as employees of CNB on the Closing Date for a period ending December 31, 1998; subject, however, to the right to terminate any such employees for "cause". It is understood and agreed that nothing in this Section 4.12 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision; provided, that employees shall have the right to enforce the first sentence of Section 4.12 through December 31, 1998.

     Prior to the CNB Merger, a committee comprised of three (3) employees of each of CNB and Citizens will be formed to evaluate and make recommendations to the Bancshares' Board of Directors with respect to the merger of their respective employee benefit plans.

     At the time of the CNB Merger, the Employees Retirement Plan of Century National Bank and Trust Company, as amended and restated effective January 1, 1989 ("Merged Plan") shall be merged into the Employees Retirement Plan for Citizens Bancshares, Inc. ("Bancshares Plan"). As of the date the plans are merged, Bancshares Plan shall provide accrued benefits to all former participants in the Merged Plan that are equal to the total of (1) and (2) below:

          (1) The accrued benefits for all employment service prior to the date the plans are merged shall equal the benefits accrued under the Merged Plan as of the date the plans are merged. These accrued benefits shall continue to provide (i) any early retirement benefit or Early Retirement Type subsidy (as defined by IRS Section 411(d)(6)) and (ii) all optional forms of benefit provided by the Merged Plan.

          (2) Benefits shall be accrued with respect to all employment service on and after the date of the plans are merged, subject to all of the provisions of the Bancshares Plan, including, but not limited to, eligibility for benefits and benefit amounts. The amount of such further accrual of benefits shall, however, be based solely on employment service on and after the date the Plans are merged.

     Solely for purposes of determining Years of Vesting Service, the Bancshares Plan shall recognize all years of service with Century and its predecessors that were credited under the Merged Plan for eligibility and vesting purposes; such service shall not, however, be recognized for purposes of determining the accrual of benefits under paragraph (2) above.

     All Century and CNB employees who become employees of Citizens or one of Bancshares' other affiliates upon the consummation of the CNB Merger shall have their years of service with Century and its predecessors credited for eligibility and vesting purposes but not for accrual of benefit purposes under all Bancshares' Employee Benefit Plans (as defined in Section 3(3) of ERISA) and other fringe benefit programs (including vacation), except with respect to Bancshares' ESOP Plan. Nothing in this paragraph shall be construed as limiting Citizens' ability to amend or terminate any such Plan or program (including vacation) prior to, coincident with or subsequent to the consummation of the CNB merger.

                                   ARTICLE V

                              COVENANTS OF CENTURY

     Century hereby covenants and agrees with Bancshares as follows:

     Section 5.1. No Breaches of Representations and Warranties. Between the date of this Agreement and the Effective Time, without the written consent of Bancshares, Century will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in
Article III of this Agreement to become untrue or incorrect in any material respect.

     Section 5.2. Carry on Business in Normal Manner. From the date of this Agreement to the Closing Date, Century and CNB shall carry on their business in substantially the same manner as heretofore and, without the written consent of Bancshares, Century and CNB shall not (a) do any of the things which they represent and warrant herein have not been done since December 31, 1996 or the date hereof, as the case may be, except as necessary to carry out this Agreement on the part of Century and CNB; (b) engage in any transaction which would be inconsistent with any other representation or warranty of Century (or with respect to CNB, as applicable) set forth herein or which would cause a breach of any such representation or warranty if made at or immediately following such transaction; or (c) engage in any lending activities other than in the ordinary course of business consistent with past practice. Century shall send to Bancshares via facsimile transmission a copy of all loan presentations made to CNB's loan committee at the same time as such presentations are transmitted to said committee, to enable one of Bancshares senior loan committee members to review, comment and make reasonable recommendations to the loan committee with respect to such loan presentations. Century and CNB shall consult with Bancshares prior to hiring any full-time employees other than replacement employees for positions then existing. Century will use its best efforts to keep its (and CNB's) business organizations intact, to keep available the services of present employees, and to preserve the goodwill of customers, suppliers, and others having business relations with them.

     Section 5.2. Access to Information. Between the date of this Agreement and the Closing Date, to the extent reasonable under the circumstances, the officers of Century will confer with the representatives of Bancshares and will furnish to Bancshares either orally or by means of such records, documents, and memoranda as are reasonably available or capable of preparation (all of which Bancshares will be permitted to make copies of) and such other information as Bancshares may reasonably request. Century will confer with the representatives of Sandler, O'Neill, will cooperate to the fullest extent reasonably possible with Sandler O'Neill and will furnish such records, documents, memoranda and all such other information as Sandler O'Neill may reasonably request in order for Sandler, O'Neill to prepare and provide a fairness opinion.

     Section 5.3. Consents. Century shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

     Section 5.4. Insurance Coverage. Century shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Closing Date.

     Section 5.5. Compliance with Securities Laws. Century shall cooperate with Bancshares in doing all things necessary to comply with the state and federal securities laws applicable to the transactions contemplated by this Agreement.

     Section 5.6. Shareholder Approval. Century shall take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to duly call and hold a meeting of its shareholders, to be held as promptly as practicable after the Registration Statement is declared effective by the SEC, to consider and vote on the adoption and approval of the Merger. The Board of Directors of Century shall recommend that its shareholders adopt and approve the Merger and shall take all lawful action (including the solicitation from shareholders of proxies in favor of such adoption and approval) to secure the vote or consent of shareholders required to adopt and approve the Merger unless otherwise necessary under the applicable fiduciary duties of the directors of Century as determined by such Board of Directors in good faith after consultation with and based upon advice of independent legal counsel.

     Section 5.7. Correction of Information. Century and CNB shall promptly correct and supplement any information furnished under this Agreement to Bancshares so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

     Section 5.8. Other Offers. On and after the date hereof, except with the written consent of Bancshares, Century shall not directly or indirectly solicit or encourage (nor shall Century permit any of its officers, directors, employees or agents directly or indirectly to solicit or encourage), including by way of furnishing information, any inquiries or proposals for a merger, consolidation, share exchange or similar transaction involving Century or for the acquisition of the shares or all or substantially all of the assets or business of Century, or discuss with or enter into conversations with any person, other than Century shareholders or employees, concerning any such merger, consolidation, share exchange, acquisition or other transaction, other than the share exchange with Bancshares', provided, that to the extent the Board of Directors of Century determines in good faith, after consultations with independent legal counsel that it is required by its fiduciary duties to do so, Century may furnish to a third party, upon written request, the Danielson Information Memorandum. Century will promptly notify Bancshares orally (to be confirmed in writing as soon as practicable thereafter) of all of the relevant details relating to any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.

     Section 5.9. Dividends. On and after the date hereof, Century shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock other than (i) regular quarterly cash dividends each in an amount not to exceed $.11 per share and (ii) the repurchase of Century Common Shares by Century in the market in amounts necessary to satisfy its obligations under Century's Dividend Reinvestment Plan and Employee Stock Purchase Plan. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Merger, during any quarter, there shall not be a payment of both a Bancshares and Century dividend. The parties further agree that if the Closing Date is at the end of a fiscal quarter, then they will cooperate to assure that the Century shareholders receive the dividend, if any, declared by Century rather than the dividend for that quarter, if any, declared by Bancshares.

     Section 5.10. Accounting and Tax Treatment. Century agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Century to treat the Merger as a "pooling-of-interests" in accordance with GAAP or the characterization of the Merger as a tax-free reorganization under Section 368(a) of the IRC, and Century agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability of Century to treat the Merger as a "pooling-of-interests" for accounting purposes or for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the IRC.

     Section 5.11. Large Deposits. Prior to the Closing, CNB will have provided Bancshares with a list of (i) all certificates of deposit, checking, savings or other deposits in excess of $100,000; and (ii) all customers with aggregate deposits in excess of $500,000.

                                   ARTICLE VI

                 JOINT COVENANTS OF CENTURY, CNB AND BANCSHARES

     Section 6.1. Confidentiality. Except for the use of information in connection with the Registration Statement described in Section 7.1 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "Information") received by each of Century and Bancshares pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this Section 6.1 shall not apply to information included in the Registration Statement or to be included in the official proxy/prospectus to be sent to the shareholders of each of Century and Bancshares under Section 7.1 (individually, a "Prospectus/Proxy Statement" and collectively, the "Prospectus/Proxy Statements"). Century and Bancshares agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement and the Agreement of Merger. Century and Bancshares agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Century or Bancshares, as the case may be, to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. It is agreed and understood that the obligations of Century and Bancshares contained in this Section 6.1 shall survive the Closing. In the event the transactions contemplated by this Agreement are not consummated, Century and Bancshares agree to return all copies of the Information provided to the other promptly.

     Section 6.2. Regulatory Approvals. As promptly as practicable after the date hereof, each of Bancshares and Century shall use its best efforts, separately and jointly with the other party, in good faith to take or cause to be taken all such steps as shall be necessary or advisable to obtain all consents and approvals of governmental authorities as are required by law or otherwise to effect the Merger, including without limitation the Approvals and shall do any and all acts and things reasonably necessary or advisable in order to cause the Merger to be completed on the terms provided in this Agreement as soon as reasonably practicable thereafter.

     Section 6.3. Announcements. Except as may be required by law or as otherwise contemplated herein, no party shall make any public announcements or filing or disclosure to third parties of the transaction contemplated herein or the other party's involvement therein without the prior written approval of the other party. The restrictions contained in this Section shall not apply to disclosures made by either party to its stockholders, suppliers or customers to the extent appropriate to consummate the transactions contemplated by this Agreement. Each party shall endeavor to give the other at least one (1) business day's prior notice of announcements to the public, which notice shall be accompanied by a copy of the text of the proposed disclosure.

                                  ARTICLE VII

                    REGISTRATION OF BANCSHARES COMMON SHARES
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED

     Section 7.1. Registration Statement. Bancshares and Century acknowledge that the transactions contemplated hereby are subject to the provisions of the Securities Act of 1933, as amended (the "Act") and Rule 145 thereunder. Bancshares agrees to prepare and file, as soon as practicable after the execution of this Agreement, a registration statement on Form S-4 (the "Registration Statement") under and pursuant to the provisions of the Act for the purposes of (i) filing the Prospectus/Proxy Statements to be used by Century and Bancshares to obtain the approval of their respective shareholders of the transactions contemplated by this Agreement and (ii) registering the Bancshares Common Shares to be issued in connection with the transactions contemplated hereby. Century agrees to provide promptly to Bancshares, information concerning the business and financial condition and affairs of Century as may be required or appropriate for inclusion in the Registration Statement and to cause its counsel and auditors to cooperate with Bancshares' counsel and auditors in the preparation of such Registration Statement. Bancshares agrees to use its best efforts to have such Registration Statement declared effective under the Act as soon as may be practicable and each of Bancshares and Century agrees to distribute its respective Prospectus/Proxy Statement contained in such Registration Statement to its respective shareholders not less than twenty (20) business days prior to the scheduled meeting of its shareholders that will be held to consider approval of this Agreement. Except to the extent permitted by Rule 145(b) under the Act, Bancshares and Century agree not to publish any communication other than the Prospectus/Proxy Statements, in respect of this Agreement or the transactions contemplated hereby. Any communication by either party under Rule 145(b) will be made only upon the written approval of the other. Bancshares and Century agree that, between the date the Registration Statement becomes effective and the Closing Date, they will keep each other advised on a current basis of material developments concerning their respective businesses, including any event which would cause their respective Prospectus/Proxy Statement to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Bancshares shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of Bancshares Common Shares by Century shareholders who may be deemed to be affiliates of Century, as such term is defined in Rule 145 promulgated under the Act (individually, an "Affiliate" and collectively, the "Affiliates").

     Section 7.2. Affiliates' Certificates. Each Affiliate of Century shall furnish to Bancshares a letter representing that such Affiliate will not sell, assign, or transfer any of the Bancshares Common Shares received by such Affiliate as a result of the transactions contemplated by this Agreement, except pursuant to (a) registration under the Act or (b) a transaction permitted by Rule 145 under the Act, or (c) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to Bancshares, or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, the Bancshares Common Shares are not required to be registered under the Act; and in the event of sale or other disposition pursuant to Rule 145 such Affiliate will supply reasonably satisfactory evidence of compliance with such Rule to Bancshares. With respect to such representations, each Affiliate shall agree to hold harmless and indemnify Bancshares and Bancshares' officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities to which Bancshares or any officer or director of Bancshares may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations. Each Affiliate shall further agree that the certificate or certificates representing the Bancshares Common Shares issued to such Affiliate upon the consummation of the Share Exchange may bear the following restrictive legend:

          The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act.

     Bancshares covenants and agrees to remove the foregoing restrictive legend from the certificate or certificates representing the Bancshares Common Shares issued to an Affiliate and to cancel any stop order instructions with respect thereto upon receipt of advice from its counsel that such actions are appropriate under the then-existing circumstances.

     Section 7.3. Blue Sky Registration. Bancshares shall, to the extent required by applicable state securities or "blue sky" laws, as promptly as practicable after the furnishing by Century of all information regarding Century required or desirable to be reflected therein, file with applicable state securities or blue sky administrators, and use its best efforts to cause to become effective or be approved, all registration statements or applications required to be so filed with respect to the issuance of the Bancshares Common Shares in connection with the Agreement of Merger.

     Section 7.4. Supplemental Assurances.

     (a) On the date the Registration Statement becomes effective and on the Closing Date, Century shall deliver to Bancshares a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' Knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of Century, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (b) On the date the Registration Statement becomes effective and on the Closing Date, Bancshares shall deliver to Century a certificate signed by the chief executive officer and by the chief financial officer of Bancshares to the effect, to such officers' Knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Century) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                  ARTICLE VIII

                                   CONDITIONS

     Section 8.1. Conditions to Bancshares' Obligations. The obligation of Bancshares to consummate the transactions contemplated by this Agreement, shall be subject to the following conditions, except as Bancshares may waive the same in writing:

          (a) No Material Adverse Change. From December 31, 1996, to the Closing Date, there shall have been no material adverse change in the financial condition, results of operations, business, or assets of Century or CNB, and there shall have been no occurrence or circumstances which would reasonably be expected to result in any such material adverse change.

          (b) Conduct of Business in Ordinary Course. From December 31, 1996, to the Closing Date, Century and CNB will have conducted business only in the ordinary and usual course except for matters expressly referred to in this Agreement or the Disclosure Schedule, matters incident to carrying out this Agreement and such further matters as may be consented to in writing by Bancshares.

          (c) Opinion of Century's Counsel. Century's counsel, Buchanan, Ingersoll Professional Corporation, shall have delivered to Bancshares its opinion, dated the Closing Date, to the effect that (i) Century is a bank holding company duly registered under the BHCA and a corporation duly organized under the laws of the Commonwealth of Pennsylvania and is in good standing under the laws of the Commonwealth of Pennsylvania, (ii) CNB is a national banking association duly organized under the laws of the United States and is in good standing under the laws of the United States, (iii) this Agreement has been duly executed by Century and constitutes a binding obligation of Century, enforceable in accordance with its terms against Century, (iv) assuming that the merger is duly authorized by Bancshares and its shareholders and that Bancshares has taken all action required to be taken by it prior to the Effective Time, upon the filing of the

     Certificate of Merger with the Secretary of State of Ohio and the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania in accordance with Section 1.1., the Merger will become effective under Pennsylvania law.

          (d) Accuracy of Representations and Warranties and Compliance with Covenants on Closing Date. The representations and warranties made herein by Century and CNB in Article III hereof shall be correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (except for representations and warranties made as of an earlier date, which representations and warranties shall have been correct in all material respects as of such earlier date), and Century and CNB shall have fully complied with all the terms and conditions hereof, and Century and CNB shall have delivered to Bancshares a certificate to that effect, which certificate shall be signed by the President of each of Century and CNB and shall be in a form reasonably satisfactory to Bancshares.

          (e) Affiliates' Certificates. Bancshares shall have received from each Affiliate a certificate in the form specified in Section 7.2 hereof.

          (f) Officers' Certificates Regarding Registration
     Statement. Bancshares shall have received from Century the officers' certificates required pursuant to Section 7.4(a) hereof.

          (g) Fairness Opinion. The receipt of a fairness opinion from Sandler O'Neill dated as of a date reasonably proximate to the Effective Date of the Registration Statement stating that as of the date of such opinion, the transactions contemplated by this Agreement fair to the Bancshares shareholders from a financial point of view.

          (h) Dissenters' Rights. Holders of Century Common Shares that shall have taken such actions as are required by the Pennsylvania Business Corporation Law of 1988, as amended, to assert dissenters' rights, combined with fractional shares for which cash is paid and any shares that are deemed to be in contemplation of the combination when determining whether the pooling-of-interests method of accounting is appropriate under GAAP, may not exceed ten percent (10%) of the issued and outstanding Century Common Shares.

          (i) No Default. There shall have occurred no event constituting a default under any material indenture, agreement, note, mortgage, guaranty or other writing which evidences or relates to any loan of money to, or indebtedness for money borrowed by Century or CNB which materially adversely affects Century's or CNB's financial condition.

          (j) Accounting Treatment. Bancshares shall have received from Crowe, Chizek and Company LLP, a letter dated the Closing Date, in substance reasonably acceptable to Bancshares, stating its opinion that based upon the information furnished that the transactions contemplated by this Agreement should be accounted for by Bancshares as a "pooling of interests" for financial statement reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

          (k) Employment Agreements. Each of Donald A. Benziger, Edwin C. Schaffnit and C. David Becker shall have entered into employment agreements with CNB in the respective forms attached hereto as Exhibits A, B and C to this Agreement, which agreements shall be assumed by Bancshares on the Closing Date, and Joseph N. Tosh, II, shall have entered into an Employment Agreement in the form attached hereto as Exhibit D, which shall go into effect at the Effective Time.

     Section 8.2. Conditions to Century's Obligations. The obligation of Century to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Century may waive the same in writing:

          (a) No Material Adverse Change. From December 31, 1996, through the Closing Date, there shall have been no material adverse change in the financial condition, results of operation, business or assets of Bancshares and there shall have been no occurrence or circumstance (whether arising heretofore or hereafter) which might reasonably be expected to result in any such material adverse change.

          (b) Opinion of Bancshares' Counsel. Bancshares' general counsel, Rick Hull, Esq., shall have delivered to Century an opinion dated the Closing Date to the effect that (i) Bancshares is a corporation duly organized and in good standing under the State of Ohio, (ii) Citizens is a corporation duly organized and in good standing as a state banking association under the laws of the State of Ohio, (iii) this Agreement has been duly executed by Bancshares and constitutes the binding obligation of Bancshares, enforceable into in accordance with its terms against Bancshares, (iv) assuming that the Merger is duly authorized by Century and its shareholders and that Century has taken all action required to be taken by it prior to the Effective Time, upon the filing of the Certificate of Merger with the Secretary of State of the State of Ohio and the Articles of Merger with the Department of State and the Commonwealth of Pennsylvania in accordance with
     Section 1.1, the Merger will become effective and each Century Common Share outstanding will be converted into Bancshares Common Shares in accordance with Section 1.2 hereof, and (v) all of the Bancshares Common Shares to be issued to the shareholders of Century have been validly authorized.

          (c) Accuracy of Representations and Warranties and Compliance with Covenants on Closing Date. The representations and warranties made herein by Bancshares shall be correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (provided, however, that nothing herein contained shall be construed to place any limitations upon the issuance of additional shares or other securities of Bancshares) and Bancshares shall have fully complied with all the terms and conditions hereof, and Bancshares shall have delivered to Century a certificate to that effect, which certificate shall be signed by the President of Bancshares and shall be in a form reasonably satisfactory to Century.

          (d) Officers' Certificates Regarding Registration
     Statement. Bancshares shall have furnished to Century the officers' certificates required pursuant to Section 7.4(b) hereof.

          (e) Fairness Opinion. The receipt of a fairness opinion from Danielson dated as of a date reasonably proximate to the Effective Date of the Registration Statement stating that as of the date of such opinion, the transaction contemplated by this Agreement is fair to the Century shareholders from a financial point of view.

          (f) Tax Opinion. Century shall have obtained an opinion of its counsel, reasonably satisfactory in form and substance to it and dated as of Closing, to the effect that (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the IRC, (ii) no gain or loss will be recognized by Century as a consequence of the Merger, and (iii) no gain or loss will be recognized by the shareholders of Century pursuant to the terms of the Merger (except for the effect of any cash received pursuant to dissenters' rights.)

          (g) Accounting Treatment. Bancshares shall have received from Crowe, Chizek and Company LLP, a letter dated the Closing Date, in substance reasonably acceptable to Bancshares, stating its opinion that based upon the information furnished that the transactions contemplated by this Agreement should be accounted for by Bancshares as a "pooling of interests" for financial statement reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

     Section 8.3. Conditions to the Obligations of All Parties. The respective obligations of Bancshares, Century and CNB to consummate the transactions contemplated by this Agreement and the Agreement of Merger shall be subject to the following conditions, except as any of them may waive the same in writing:

          (a) Orders, Injunctions, Etc. No temporary outstanding order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding seeking any of the foregoing be pending.

          (b) No Adverse Governmental Action. On or before the Closing Date, no action shall have been taken or threatened by any governmental entity which makes consummation of the Merger illegal.

          (c) Common Share Registration. The Bancshares Common Shares into which the Century Common Shares are to be converted pursuant to this Agreement and shall have been registered with the Securities and Exchange Commission and no stop order shall be threatened or in effect with respect thereto.

          (d) Blue Sky Laws. Pursuant to Section 7.3 hereof, Bancshares shall have filed such registration statements or applications as may be required under applicable blue sky laws and such registration statements or applications shall have become effective or approved and no stop order shall be threatened or in effect with respect thereto.

          (e) Shareholder Action. Prior to the Closing Date, this Agreement shall have been approved by the affirmative vote of the holders of a majority of the outstanding Century Common Shares and the affirmative vote of two-thirds of the outstanding Bancshares Common Shares.

          (f) Regulatory Approvals. All Approvals necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in force.

     Section 8.4. Closing Date. The closing ("Closing") of the transactions contemplated by this Agreement shall occur on a date mutually agreed to by Bancshares and Century as soon as reasonably practicable after satisfaction of all the conditions set forth in Sections 8.1, 8.2 and 8.3 hereof and the expiration of all waiting periods imposed by any and all regulatory authorities (the "Closing Date").

                                   ARTICLE IX

                          TERMINATION AND ABANDONMENT

     Section 9.1. Right to Termination. This Agreement may be terminated and the Merger abandoned prior to the Closing Date in the following manner:

          (a) Mutual Consent. By mutual consent of Century and Bancshares, authorized by their respective Boards of Directors; or

          (b) By Century. If the Average NMS Closing Price is less than $46.50, then Century may terminate this Agreement; or

          (c) By Century. If (i) the Average NMS Closing Price is less than $54.25, and (ii) Bancshares' Average NMS Closing Price is more than ten
     (10) percent lower than the average of the NMS Closing Price of an index of selected, publicly traded, peer group, commercial banking institutions in Ohio, Pennsylvania and West Virginia, then Century may terminate this Agreement in accordance with the procedures set forth in Exhibit E hereto.

          (d) By Bancshares or Century. By either Bancshares or Century (i) in the event the transactions contemplated by this Agreement are not consummated on or before September 30, 1998 or (ii) in the event of a material breach by the other party (provided, however, that the terminating party is not in material breach of this Agreement), which breach is not cured after thirty (30) days written notice hereof to the breaching party.

     Section 9.2. Effect of Termination. If for any reason this Agreement and the Agreement of Merger shall be terminated and the Merger abandoned as provided in Section 9.1, this Agreement shall become null and void, without any further action by the shareholders of either of the parties. In the event of any such termination, the Directors of Bancshares and Century shall each direct their officers not to file this Agreement or a certificate or articles of merger, as the case may be) in the offices of the Secretary of State of the State of Ohio or the Department of State of the Commonwealth of Pennsylvania, notwithstanding favorable action by the shareholders of Century and Bancshares. In the event of any such termination, neither party hereto nor any of its respective shareholders, directors, or officers shall have any obligation to the other in damages or for costs, expenses, or otherwise in connection with this Agreement or the transactions contemplated herein, other than (i) the return to Century, by Bancshares, of all such copies of Century's records as may have been provided to Bancshares, under Section 5.2 or other Sections of this Agreement, and the return to Bancshares, by Century, of all such copies of Bancshares' records as may have been provided to Century, under Section 5.2 or other Sections of this

Agreement or (ii) with respect to any liabilities or damages incurred or suffered by a party as the result of a material breach by the other party of this Agreement pursuant to Section 9.1(d)(ii) hereof.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1. No Survival of Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate delivered hereunder, other than those contained in Section 2.3 hereof, shall expire on the Closing Date and thereafter neither Bancshares nor Century shall have any further liability or obligation with respect thereto.

     Section 10.2. Representations to the Knowledge of a Party. Whenever a representation or warranty is made herein as being "to the knowledge of" a party hereto or the officers or directors thereof, it is understood that an officer has made or caused to be made by personnel or representatives competent to determine the accuracy thereof (and the results thereof reported to him) an investigation which is appropriate to determine the accuracy of such representation or warranty.

     Section 10.3. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and mailed, first class postage prepaid and addressed as follows:

        (a) If to Century:

            Joseph N. Tosh, II, President and
            Chief Executive Officer
          Century Financial Corporation
          One Century Place
          Rochester, PA 15074

            With copies to:

            Stephen W. Johnson
          Buchanan Ingersoll Professional Corporation
          One Oxford Centre
          301 Grant Street
          Pittsburgh, PA 15219-1410

        (b) If to Bancshares:
          Citizens Bancshares, Inc.
          10 East Main Street
          Salineville, Ohio 43945
          Attention: Marty E. Adams

        With copies to:

        M. Patricia Oliver, Esq.
          Squire, Sanders & Dempsey L.L.P.
          4900 Key Tower
          127 Public Square
          Cleveland, Ohio 44114-1304

or at such other address or addresses as the party addressed may from time to time designate in writing. Any such notice shall be deemed given when received.

     Section 10.4. Entire Agreement and Modifications. This Agreement and all exhibits and schedules attached thereto, together with that certain Stock Option Agreement dated November 17, 1997 (the "Option Agreement"), constitute the entire agreement between Bancshares and Century with respect to the subject matter hereof, and supersede any prior oral or written agreement and any other written or oral representations, including but not limited to the letter of intent dated November 17, 1997. Each of Century and Bancshares shall have the right, with the prior consent of the other, from time to time prior to the Closing Date, to supplement its Disclosure Schedules with respect to any matter hereafter arising that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. This Agreement may be amended only by instrument in writing executed by the parties hereto and thereto and authorized as provided herein or therein. Except as provided in Section 10.5, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, or corporation other than the parties hereto and their respective shareholders any rights or remedies under or by reason of this Agreement. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     Section 10.5. Directors' and Officers' Insurance. After the Effective Time, Bancshares shall, and shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Century and CNB (each, an "Indemnified Party") after the Effective Time against all losses, expenses, claims damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under Pennsylvania law and by Century's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit. In addition, Bancshares shall maintain Century's existing directors' and officers' liability insurance (the "D&O Insurance") covering persons who are currently covered by Century's D&O Insurance for a period of three (3) years after the Effective Time on terms no less favorable than those in effect on the date hereof; provided, however, that Bancshares may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof.

     Section 10.6. Execution of Counterparts. For the convenience of the parties and to facilitate any required filing, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     Section 10.7. Expenses. Except as otherwise provided in the Option Agreement, the parties hereto each shall bear their own expenses incurred in connection with this Agreement, including, without limitation, all fees of their respective legal counsel, financial advisers and accountants.

     Section 10.8. Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

     Section 10.9. Exchange Agent. Citizens Bancshares, Inc., 10 East Main Street, Salineville, Ohio, as transfer agent for the Bancshares Common Shares (or such other bank or trust company as Bancshares selects) shall act as Exchange Agent in respect of the conversion of Century Common Shares into Bancshares Common Shares.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunder duly authorized, all as of the date first above written.

Attest:                                                CITIZENS BANCSHARES, INC.

By: /s/ TRACEY L. REEDER                               By: /s/ MARTY E. ADAMS
                                                       -----------------------------------------------------
-----------------------------------------------------      Marty E. Adams, President and
    Tracey L. Reeder,                                      Chief Executive Officer
    Assistant Secretary

Attest:                                                CENTURY FINANCIAL CORPORATION

By: /s/ DONALD A. BENZIGER                             By: /s/ DEL E. GOEDEKER
                                                       -----------------------------------------------------
-----------------------------------------------------      Del E. Goedeker, Chairman
    Donald A. Benziger, Secretary

                                                       By: /s/ JOSEPH N. TOSH II
                                                       -----------------------------------------------------
                                                           Joseph N. Tosh II
                                                           President and Chief Executive Officer

                         OMITTED SCHEDULES AND EXHIBITS

Disclosure Schedules of Bancshares
Disclosure Schedules of Century
Exhibit A (form of employment agreement)
Exhibit B (form of employment agreement)
Exhibit C (form of employment agreement)
Exhibit D (form of employment agreement)
Exhibit E (Index)

     In lieu of filing these schedules and exhibits to the Agreement and Plan of Merger, the Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.

                                   APPENDIX B

       DISSENTERS' RIGHTS UNDER SECTION 1701.85 OF THE OHIO REVISED CODE

       DISSENTERS' RIGHTS UNDER SECTION 1701.85 OF THE OHIO REVISED CODE

1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of The certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   APPENDIX C

              DISSENTERS' RIGHTS UNDER SUBCHAPTER D OF CHAPTER 15
        OF THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED

1571 APPLICATION AND EFFECT OF SUBCHAPTER.

     (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this 1 part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).

     Section 1930 (relating to dissenters rights).

     Section 1931(d) (relating to dissenters rights in share exchanges).

     Section 1932(c) (relating to dissenters rights in asset transfers).

     Section 1952(d) (relating to dissenters rights in division).

     Section 1962(c) (relating to dissenters rights in conversion).

     Section 2104(b) (relating to procedure).

     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

     Section 2325(b) (relating to minimum vote requirement).

     Section 22704(c) (relating to dissenters rights upon election).

     Section 2705(d) (relating to dissenters rights upon renewal of election).

     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

     Section 7104(b)(3) (relating to procedure).

     (b) Exceptions.

          (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

             (i) listed on a national securities exchange; or

             (ii) held of record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

             (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

             (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

             (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

     (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter, and

          (2) A copy of this subchapter.

     (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

     1572 DEFINITIONS. The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

1573 RECORD AND BENEFICIAL HOLDERS AND OWNERS.

     (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

     1574 NOTICE OF INTENTION TO DISSENT. If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

1575 NOTICE TO DEMAND PAYMENT.

     (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

1576 FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

     (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

1577 RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.

     (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

             (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

             (2) A statement of the corporation's estimate of the fair value of the shares.

             (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

1578 ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.

     (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

1579 VALUATION PROCEEDINGS GENERALLY.

     (a) General rule. Within 60 days after the latest of:

          (1) Effectuation of the proposed corporate action;

          (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

1580 COSTS AND EXPENSES OF VALUATION PROCEEDINGS.

     (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                   APPENDIX D

                 FAIRNESS OPINION OF DANIELSON ASSOCIATES, INC.

                                    CENTURY
                            ROCHESTER, PENNSYLVANIA
                                FAIRNESS OPINION
                            AS OF NOVEMBER 17, 1997

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Introduction................................................    D-3

Description.................................................    D-4

Financial Performance.......................................    D-5

Acquisition Pricing.........................................    D-9

Market Value Adjustments....................................   D-14

Citizens....................................................   D-15

Valuation...................................................   D-23

                            APPENDICES
      (Not included in the Joint Proxy Statement/Prospectus)

                                                                TAB
                                                              -----

Century 1996 Annual Report..................................      I

Century Third Quarter 1997 Report...........................     II

Citizens 1996 Annual Report.................................    III

Citizens Third Quarter 1997 Report..........................     IV

                                    CENTURY
                            ROCHESTER, PENNSYLVANIA

                                FAIRNESS OPINION

                            AS OF NOVEMBER 17, 1997

     Set forth herein is Danielson Associates Inc.'s ("Danielson Associates") independent opinion as to the "fairness" of the offer by Citizens Bancshares, Inc. ("Citizens") of Salineville, Ohio to acquire all of the outstanding common stock of Century Financial Corporation ("Century" or the "Bank") of Rochester, Pennsylvania through an exchange of stock with a value at the time of the offer of about $137.8 million. The "fair" sale value is defined as the price at which all of the shares of Century's common stock would change hands between a willing seller and a willing buyer, each having reasonable knowledge of the relevant facts. In opining to the "fairness" of the offer, it also had to be determined if the Citizens common stock to be exchanged for Century common stock was "fairly" valued.

     In preparing the opinion, the markets served by Century have been analyzed; its business and future prospects have been reviewed; its financial performance has been compared with banks in the region; and the acquisition prices of comparable banks have been analyzed. In addition, any unique characteristics have been considered.

     This opinion is based on data supplied by Century, and relies on some public information, all of which is believed to be reliable, but the accuracy or the completeness of such information cannot be guaranteed. The opinion assumes that there are no significant loan problems beyond what was stated in recent reports to regulatory agencies.

     In determining the "fair" sale value of Century, the emphasis has been on prices paid for banks and bank holding companies with similar financial, structural and market characteristics. These sale prices were then related to earnings, and equity capital, also referred to as "book."

     In determining the "fairness" of the offer, we compared the common stock to be exchanged by Citizens for Century common stock with the common stock of other, similar bank holding companies. In so doing, we also compared Citizens' financial performance with these comparable financial institutions.

     Based on the foregoing, we are of the opinion on the date hereof that the offer made by Citizens to acquire all of the common stock of Century pursuant to the merger agreement is "fair" from a financial point of view to Century and its shareholders.

                                          Respectfully submitted,

                                          Arnold G. Danielson
                                          Chairman
                                          Danielson Associates Inc.

                                  DESCRIPTION

GENERAL

     Century is a Pennsylvania business corporation organized in July 1987 as a bank holding company whose only subsidiary is Century National Bank and Trust Company (also "Century" and the "Bank"), which also is based in Rochester, Pennsylvania. The Bank was a product of several mergers involving long-established community banks. Its most recent acquisitions were of the First National Bank of Midland and National Bank of Beaver County in 1985. These acquisitions doubled the Bank's size and took it beyond Beaver County into the busy retailing area in Cranberry Township in Butler County.

     Century, the Holding Company, is subject to regulation by the Board of Governors of the Federal Reserve System, and its subsidiary bank is regulated by the Pennsylvania Department of Banking. The Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC").

     Century offers a wide range of banking services through twelve banking offices in Beaver County and one in Butler County. These services include among others, checking, savings and time deposits; residential and commercial mortgages; commercial and consumer loans; and trust services. The Bank also invests deposits and borrowed money in a variety or securities.

MARKET

     The market served by Century is primarily Beaver County, but it does business throughout the Pittsburgh metropolitan area. In particular, it does considerable business in southwest Butler County, where it has a branch, and in western Allegheny County.

     Beaver County, in which Century does most of its business, has seen better days and has been losing population in recent years. In the eighties, it had a population overflow of about 20,000, or .9% per annum. Most of the decline is attributable to the diminished importance of the steel industry that once had dominated the area. The county's median household income of $24,782 as of 1995 was about $6,000 below the statewide average.

                      SELECTED DEMOGRAPHICS ON HOME MARKET

                     POPULATION
              -------------------------    MEDIAN
                              ANNUAL      HOUSEHOLD
   COUNTY        1990      GROWTH RATE*   INCOME**
   ------     ----------   ------------   ---------
Beaver***        186,093       (.9)%       $24,782
Butler           152,013        .3         $30,092
Pennsylvania  11,881,643        --         $30,790

---------------

  * 1980 to 1990.

 ** 1995.

*** Accounts for 97% of Century's business.

Source: Sourcebook America, CACI, Arlington, Virginia and 1990 Census of
        Population and Housing, Bureau of the Census, Washington, D.C.

     Neighboring Butler County, in which Century also has a presence, has much better dynamics than Beaver. Its population increased in the eighties, and it is believed to still be increasing, particularly in the southwest sector where Century has an office. Butler's median household income is only marginally below the Pennsylvania average.

     Mellon Bank Corporation ("Mellon") has been the historic banking leader in Beaver County, but Century has been gaining ground rapidly in recent years. In 1990, Mellon held 23.7% of the county's deposits, which was about twice Century's share. Between 1990 and 1996, Century narrowed the gap from about twelve percentage points to just three. If these trends continue, Century would be number one in deposit share as early as 1998.

     The other commercial banks with major positions in Beaver County are First Western Bancorp, Inc. ("First Western") and National City Corporation ("National City"). As of June 30, 1996, they had deposit shares in the 12% to 13% range. Having lesser positions, but still significant factors, are F.N.B. Corporation ("F.N.B.") and PNC Bank Corp. ("PNC").

                          BEAVER COUNTY DEPOSIT SHARE

                                                                  MARKET SHARE
                                                                -----------------
                                       DEPOSITS     JUNE 30,             JUNE 30,
                                        1997*        1997*      1996       1994      1992     1990
                                      ----------    --------    -----    --------    -----    -----
                                      (IN MILL.)
MARKET LEADERS
  Mellon............................    $  368        17.9%      18.8%     19.9%      21.8%    23.7%
  Century...........................       347**      16.8       15.7      14.3       12.1     11.8
  First Western.....................       263        12.8       13.4      13.5       13.0      9.1
  National City***..................       252        12.2       12.5      12.9        5.1      5.3
                                        ------       -----      -----     -----      -----    -----
     Subtotal.......................     1,230        59.7       60.4      60.6       52.0     49.9
                                        ------       -----      -----     -----      -----    -----
SECOND TIER
  Peoples Home......................       162         7.9        7.8       7.5        7.4      7.8
  ESB...............................       121         5.9        5.9       6.0         .6       .5
  F.N.B.............................       118         5.7        5.6       5.7        5.7      6.5
  PNC...............................        92         4.5        4.7       4.7        4.9       --
                                        ------       -----      -----     -----      -----    -----
     Subtotal.......................       493        24.0       24.0      23.9       18.6     14.8
                                        ------       -----      -----     -----      -----    -----
Other Thrifts.......................        54         2.6        2.7       2.8        8.4     15.5
Other Bank..........................        11          .6         .5        .5       10.2      9.9
Credit Unions.......................       270        13.1       12.4      12.2       10.8      9.9
                                        ------       -----      -----     -----      -----    -----
     Total..........................    $2,058       100.0%     100.0%    100.0%     100.0%   100.0%
                                        ======       =====      =====     =====      =====    =====

---------------

  * Assumes continuation of 1995-96 trend.
 ** Actual.
*** Integra as a continuing factor.
Source: SNL Securities L.P., Charlottesville, Virginia and internal reports.

     Also having substantial shares, albeit much smaller than the county's "big four," are two thrifts, Peoples Home Savings Bank ("Peoples Home") and ESB Bank, FSB ("ESB"). Together, they held almost 12% of the county's deposits in mid-1996.

     Credit unions also are substantial competitors in Beaver County. They have been gaining deposit share steadily during the nineties and had a collective 13.1% deposit share in 1996.

                             FINANCIAL PERFORMANCE

     Century has exhibited growth and earnings that belie the poor dynamics of its home market. After nearly doubling its size in 1985 by acquisition, the Bank grew slowly from 1986 through 1991, but since then its growth has been rapid. Assets increased 8.3% per annum between 1991 and 1997, and since 1994, the increase was 11.1% annually.

                          CENTURY'S FINANCIAL HISTORY

                                                PERCENT OF ASSETS
                                         -------------------------------
                  TANGIBLE       NET     TANGIBLE    NET      RETURN ON
       ASSETS      CAPITAL      INCOME   CAPITAL    INCOME   AVG. EQUITY
       ------   -------------   ------   --------   ------   -----------
                (IN MILLIONS)
1997*   $459        $36.7        $5.4      8.00%     1.26%      15.34%
1996     413         33.9         4.9      8.21      1.26       15.00
1995     376         31.6         4.3      8.36      1.18       14.48
1994     332         27.5         3.7      8.28      1.14       13.70
1993     318         25.5         3.3      8.04      1.07       13.37
1992     306         23.5         3.2      7.72      1.10       14.27
1991     279         21.5         2.9      7.73      1.07       14.09
1990     266         19.5         2.7      7.36      1.06       14.19
1989     243         17.7         2.4      7.29      1.04       13.81
1988     218         15.9         2.0      7.34       .94       12.46
1987     205         14.1         1.8      6.90       .77       12.38
1986     202         13.9         1.3      6.89       .64        9.37

---------------

* September 30, 1997 or nine months annualized.

Source: Sheshunoff Information Services, Inc., Austin, Texas and SNL Securities L.P., Charlottesville, Virginia.

     While assets growth accelerated in the last three years, earnings also showed strong improvement. Net income that was between 1% and 1.10% of average assets from 1989 through 1993 rose to 1.14% in 1994, 1.18% in 1995, 1.26% in
1996 and stayed at that level through the first nine months of 1997. In 1997, Century's return on average equity was 15%.

     Century has managed its capital well with an assist from its rapid growth. Capital as a percent of assets went above 8% in 1993 and appeared to be headed toward excess, but as of September 30, 1997, capital was 8.00% of assets. This is more than adequate capitalization, but not so high that a good return on equity is difficult.

     The improved earnings in the most recent years have been primarily the result of reductions in net operating expense, some of which was the virtual elimination of deposit insurance. Century's net operating expense has fallen from 2.77% in 1994 to 2.25% through the first nine months of 1997. This more than offset the margin slippage in 1997 as net interest income fell from the 4.32% of average assets that had been typical of the preceding years to 4.03%.

                      CENTURY'S INCOME AND EXPENSE CHANGE

                      PERCENT OF AVERAGE ASSETS
        -----------------------------------------------------
        NET INT.   NET OPER.   NET OPER.   CONTR. TO    NET
         INCOME    EXPENSE*     INCOME     RESERVES    INCOME
        --------   ---------   ---------   ---------   ------
1997**    4.03%      2.25%       1.78%        .20%      1.26%
1996      4.32       2.55        1.77         .17       1.26
1995      4.15       2.52        1.63         .07       1.18
1994      4.33       2.77        1.56         .08       1.14
1993      4.26       2.77        1.49         .20       1.07
1992      4.37       2.73        1.64         .26       1.10
1991      4.37       2.76        1.61         .21       1.07
1990      4.40       2.79        1.61         .23       1.06

---------------

 * Operating expense less noninterest income.

** Nine months annualized.

Source: Sheshunoff Information Services, Inc., Austin, Texas and SNL Securities L.P., Charlottesville, Virginia.

     In 1994 and 1995, Century's earnings were helped by greatly reduced contributions to reserves, but in 1996 and 1997, Century's contributions were similar to the early nineties. Through the first nine months of 1997, Century's contribution to reserves was .20% of average assets.

     When compared with similar banks in Western Pennsylvania, Century had a modest negative variance in net operating income in 1997. The primary reason was interest expense that was about 50 basis points higher. This was more than offset by interest income as a percent of average assets, but it also was 14 basis points higher in net operating expense.

                         INCOME AND EXPENSE COMPARISON*

                                                             PERCENT OF AVERAGE ASSETS
                                             ---------------------------------------------------------
                                             INTEREST    NET OPER.     TOTAL     INTEREST    NET OPER.
                                             EXPENSE      EXPENSE     EXPENSE     INCOME      INCOME
                                             --------    ---------    -------    --------    ---------
Century....................................    3.70%       2.43%       6.13%       7.89%       1.76%
Comparable Banks**.........................    3.19%       2.29%       5.48%       7.34%       1.86%
Large Banks***.............................    3.32        1.07        4.39        6.98        2.59

---------------

  * Twelve months ending September 30, 1997 for Century and twelve months ended June 30, 1997 for the others.

 ** Citizens National Bank of Evans City, First Western Bank, Mars National Bank and Reeves Bank in this and subsequent tables.

*** Mellon, National City and PNC in this and subsequent tables.

Source: SNL Securities L.P., Charlottesville, Virginia.

     When contrasted to the big banks in the region -- Mellon, National City and PNC -- the comparison is not quite as good. Century had almost a full percentage point advantage relative to the large banks in interest income as a percent of average assets in 1997, but it gave this away, primarily through net operating expense that was almost twice that of the large banks. The end result was an 83 basis point negative differential in net operating income.

     The key margin determinants explain Century's income and expense variances with the comparable banks. On the loan side, it had 77% of its assets committed to loans compared to 66% for the comparable banks, and it had a slightly higher yield on these loans. On the deposit side, Century has fewer transaction deposits, 40% of assets to 46% for the comparable banks, and a much higher average rate paid on interest-bearing deposits, 4.57% to 3.96%.

                    SELECTED MARGIN DETERMINANT COMPARISONS*

                                                         PERCENT OF ASSETS      YIELD OR RATE PAID
                                                        -------------------    ---------------------
                                                        TOTAL      TRANS.               INT.-BEARING
                                                        LOANS    DEPOSITS**    LOANS      DEPOSITS
                                                        -----    ----------    -----    ------------
Century...............................................   77%         40%       8.80%        4.57%
Comparable Banks......................................   66          46        8.64         3.96
Large Banks...........................................   71          43        8.30         4.10

---------------

 * June 30, 1997 or Twelve Months Ending on June 30, 1997.

** Includes regular savings.

Source: SNL Securities L.P., Charlottesville, Virginia.

     Loans and deposits as a percent of assets are not that different for Century than for the large banks, and its yield and rate paid relationships are generally offsetting in this comparison. The big banks had an average rate paid on interest-bearing deposits that was 47 basis points less than Century in 1997 while Century has a 50 basis point advantage in average loan yield.

     When deposits and loans are segregated into their major categories, Century is similar to the comparable banks other than being generally more committed to lending. If there is a major difference in loans, it is that more of Century's commercial loans are secured by something other than real estate than is the case for the comparable banks. On the deposit side, Century has slightly fewer noninterest-bearing and other transaction deposits relative to assets.

     In its loan mix, Century is actually more like the large banks that its comparable brethren. They, too, have far fewer commercial loans secured by real estate than the comparable banks.

                        LOAN AND DEPOSIT MIX COMPARISON*

                                                               PERCENT OF ASSETS
                                            --------------------------------------------------------
                                                                     LOANS
                                            --------------------------------------------------------
                                                           COMM.
                                            RES. MTGE.      R.E.        COMM.      CONSUMER    TOTAL
                                            ----------     -----        -----      --------    -----
Century...................................      26%           8%         23%          20%       77%
Comparable Banks..........................      24           18          10           14        66
Large Banks...............................      20            7          29           15        71

                                                                    DEPOSITS
                                            --------------------------------------------------------
                                                           OTHER                    JUMBO
                                              DEMAND      TRANS.**    CONS. CDS      CDS       TOTAL
                                              ------      --------    ---------     -----      -----
Century...................................      10%          30%         41%           5%       86%
Comparable Banks..........................      13           33          34            6        86
Large Banks...............................      14           29          18            7        68

---------------

 * June 30, 1997.

** Includes regular savings.

Source: SNL Securities L.P., Charlottesville, Virginia.

     In liabilities, the big banks differ substantially from Century and the comparable banks in that they have become far less dependent on deposits for funding. They have as many, or more, transaction accounts as the smaller banks, but they are using borrowings as much as certificates of deposits ("CDs") for high cost funding.

     Despite being so heavily committed to loans, Century has not had serious loan quality problems. It has never had nonperforming assets ("NPAs") account for more than .80% of all assets. As of September 30, 1997, the Bank's NPAs were
 .65% of assets.

                           CAPITAL AND ASSET QUALITY*

                                                     PERCENT OF ASSETS
                                                ----------------------------                  NPAS/
                                                TANGIBLE                        RESERVES/    PRIMARY
                                                CAPITAL     RESERVES    NPAS      LOANS      CAPITAL
                                                --------    --------    ----    ---------    -------
CENTURY
1997
  Sept. 30....................................    8.00%        .75%     .65%       .97%         7%
  June 30.....................................    8.30         .79      .75       1.02          8
  March 31....................................    8.25         .79      .65       1.04          7
  1996........................................    8.21         .78      .27       1.05          3
  1995........................................    8.38         .80      .31       1.17          3
  1994........................................    8.28         .97      .57       1.36          6
  1993........................................    8.04         .97      .25       1.51          3
  1992........................................    7.72         .81      .48       1.25          6
  1991........................................    7.73         .65      .53        .97          6
  1990........................................    7.36         .70      .59       1.04          7
Comparable Banks..............................    5.23         .79      .56       1.21          6
Large Banks...................................    5.31        1.38      .70       1.94         12

---------------

* June 30, 1997 unless otherwise stated.

Source: SNL Securities L.P., Charlottesville, Virginia.

     With asset quality not being a problem, Century has allowed reserves to decline as a percent of loans since the recessionary early nineties when they reached as high as 1.51% of loans. In 1996 and 1997, reserves have been about 1% of loans, which is more than adequate considering the good asset quality and capital at 8% of assets.

     What do all these numbers say about Century? They describe a mid-sized bank that has been growing rapidly and improving earnings while doing so. It has good asset quality, a diversified loan portfolio and is well-capitalized. If there is a downside, it is that there is not a lot of room for margin and cost improvements, and future growth is tied to continuing the good growth, which could be difficult in a low growth environment.

                              ACQUISITION PRICING

     The "fair" sale value of Century, or any banking organization, is usually determined by the marketplace through the prices being paid for similar banks or bank holding companies. Since no two banks are exactly the same, though, there are always comparability problems. Valuations also can be complicated by either a sudden change in economic or market conditions or by limited acquisition activity.

     The sharp decline in stock prices in late 1987 and deterioration of asset quality in the early nineties are examples of events that radically changed bank acquisition pricing. In each case, the stock prices of large acquirers were adversely impacted, and their ability to pay up to the sellers' expectations was constrained.

     Another method of valuation, and an important form of measurement when there are few applicable comparisons, is to calculate the value based on discounted future earnings or dividends. This best indicates what a buyer can afford when paying cash rather than exchanging a stock that has a value well in excess of book, but it is a benchmark for stock transactions as well. Like all statistical projections, though, discounting future earnings or dividends is only as accurate as the assumptions used, and they can result in prices significantly different from the realities of the marketplace.

REGIONAL BANK PRICING

     Bank acquisition pricing in Pennsylvania and neighboring states has been very cyclical and has followed the market relative to the pricing of bank stocks. When bank stocks traded at high multiples of earnings and book, then the prices paid for banks also were high.

     Thus, when bank stocks were at record levels in 1987, acquisition prices peaked in Century's extended region -- Kentucky, Maryland, Ohio, West Virginia and Pennsylvania -- with a median price of 252% of book and 15.9 times earnings for banks with assets in excess of $100 million. When bank stocks went out of favor after 1987, acquisition pricing drifted down to median offers of 154% of book and 12 times earnings by 1991.

                           CENTURY'S EXTENDED REGION*
                        BANK MERGER ACTIVITY AND PRICING

                                     MEDIAN PRICE
                               ------------------------
                                           PERCENT OF
                     DEAL       TIMES     -------------
         NUMBER     VALUE      EARNINGS   BOOK   ASSETS
         ------   ----------   --------   ----   ------
                  (IN MILL.)
1997**     11       $2,189       22.0     271%    23.7%
1996       11        1,610       20.0     201     20.2
1995       11        5,573       18.0     199     16.2
1994       12          908       17.0     213     18.8
1993       20        8,432       17.2     196     17.1
1992       13        1,725       15.0     178     14.2
1991       12        2,177       12.0     154     11.6
1990        6          187       13.9     147     11.7
1989***    11        2,188       13.2     204     18.3
1988        7          226       15.4     200     13.5
1987       12        2,576       15.9     252     17.5
1986       12        1,398       14.9     199     17.1
1985       13        1,419       14.3     163      9.9
1984       15          477        9.1     146     10.7
1983       15          560       13.3     146     10.4

---------------

  * Acquiree assets over $100 million in Kentucky, Maryland, Ohio, Pennsylvania and West Virginia.

  * Through November 17, 1997.

*** Excludes Kentucky prior to 1990.

Source: SNL Securities L.P., Charlottesville, Virginia and Danielson Associates' compilations.

     Since that low point, bank acquisition prices have moved up steadily, and the median went above 190% of book and 17 times earnings in 1993. Pricing was fairly steady relative to book from 1993 through 1996, but the multiples of earnings paid climbed sharply to 20 times earnings in 1996. In 1997, pricing continued to rise with the median value being 22 times earnings, 271% of book and almost 24% of assets.

     The median price times earnings of bank sales nationwide for acquirees with assets between $100 million and $5 billion in 1997, except in California, which has its own dynamics because of its late emergence from the recession, has increased in every month. The increases between late spring and October were particularly large relative to both earnings and book.

                    SUMMARY OF 1997 MID-SIZED BANK PRICING*

                                                        MEDIAN PRICE
                                                 --------------------------
                                                            AS A PERCENT OF
                                        NO. OF    TIMES     ---------------   STOCK
                                        DEALS    EARNINGS   BOOK    ASSETS    PE**
                                        ------   --------   -----   -------   -----
October..............................      7       27.1X     289%     24.1%    18.3X
September............................      5       26.5      297      22.8     18.3
August...............................      9       20.7      268      20.6     16.6
July.................................      7       21.9      265      21.5     17.0
June.................................      7       21.0      247      24.3     16.2
May..................................      7       17.8      222      21.9     15.2
April................................      1       15.8      175      15.3     14.6
March................................      6       15.7      217      18.7     14.8
February.............................     10       14.8      222      19.6     15.3
January..............................      3       14.0      226      19.9     14.6

---------------

 * Acquiree assets between $100 million and $5 billion nationwide excluding California.

** National median for bank stock prices.

Source: SNL Securities L.P., Charlottesville, Virginia.

     After modest gains from January through April when the median price times earnings was below 1996 levels, the median price rose to 17.8 times earnings in May; in June it was 21 times earnings; and by September it was 26.5 times earnings. Corresponding percentages of book in those three months were 222%, 247% and 297%. In October, the median prices paid for banks of this size were
27.1 times earnings and 289% of book.

     Changes in acquisition pricing usually reflect the stock prices of the acquirers, and this relationship can be seen in 1997. From January through April, the median bank stock price as a multiple of earnings was generally between 14 and 15 times earnings. In May, the national median bank stock was selling at 15.2 times earnings. In June, it was 17 times earnings, and by September and October, the median had reached 18.3 times earnings after dipping slightly in August.

     The most applicable recent transactions to the sale value of Century were Fulton Financial Corporation ("Fulton") buying Keystone Heritage Group, Inc. ("Keystone Heritage"); FirstMerit Corporation ("FirstMerit") purchasing CoBancorp, Inc. ("CoBancorp"); WesBanco, Inc. ("WesBanco") acquiring Commercial Bancshares, Inc. ("Commercial"); and, earlier in the year, Area Bancshares Corporation's ("Area") purchase of Cardinal Bancshares, Inc. ("Cardinal"). Three of these acquirees received more than 20 times earnings, and Keystone Heritage was paid over 300% of book.

                      MOST APPLICABLE RECENT TRANSACTIONS

                                                                           PRICE
                                                                  -----------------------
                                                                             PERCENT OF
                                                       OFFER       TIMES    -------------
                                                       PRICE      EARNINGS  BOOK   ASSETS
                                                     ----------   --------  ----   ------
                                                     (IN MILL.)
Fulton-Keystone Heritage...........................     $212         20.8X   319    33.4%
FirstMerit-CoBancorp...............................      157          21.4   271    24.0
WesBanco-Commercial................................      136          25.9   297    30.2
Area-Cardinal......................................      105          16.9   188    16.6
  Median...........................................       --          21.1   284    27.1

---------------

Source: SNL Securities L.P., Charlottesville, Virginia.

     Not every bank, though, gets that high a price as Cardinal was paid only
16.9 times earnings and 188% of book. Some, but not all, of this may be attributable to this merger occurring earlier in the year than the others.

     These and other deals would suggest the present sale value of quality banks of Century's size is at least 21 to 23 times earnings and 260% to 300% of book. Applying the mid-points to Century results in an unadjusted sale value of $118 million, or $23.25 per share, based on earnings and $102.7 million, or $20.24 per share, using book value.

                       RECENT PRICING APPLIED TO CENTURY

                                                                         PRICE
                                                              ---------------------------
                                                                             PERCENT OF
                                                                 TIMES      -------------
                                                               EARNINGS     BOOK   ASSETS
                                                              -----------   ----   ------
                                                              (IN MILL.)
High........................................................       24X       300%    27%
Mid-Point...................................................       22        280     25
Low.........................................................       20        260     23

                                                               APPLIED TO CENTURY*
                                                            --------------------------
High (in millions)........................................  $128.7   $ 110.0   $ 123.8
-- Per share..............................................   25.37     21.68     24.40
Mid-Point (in millions)...................................   118.0     102.7     114.7
-- Per share..............................................   23.25     20.24     22.60
Low (in millions).........................................   107.2      95.4     105.5
-- Per share..............................................   21.14     18.79     20.79

---------------

* September 30, 1997 or twelve months ending September 30, 1997 and Century results assume 5,074,720 shares outstanding.

     This pricing is extremely volatile as it reflects a generous investor view of acquiring bank stock prices and the willingness of an acquirer in a specific market having and willing to use a high stock price to buy a bank like Century. This had not yet happened in Western Pennsylvania.

INVESTMENT VALUATION

     Since acquisitions based on comparable sale prices include a number of variables such as the acquirer's stock price, capital of the acquiree, asset quality and the condition of the equity markets, they may not reflect the true long-term value to the acquirer. Thus, sale valuations also should consider the value based on the expected return on the investment absent the benefit of a stock with a high multiple. Two of the most widely used methods for doing this are discounted future earnings and dividends.

     A common method of determining investment value is the discounted future earnings. In applying discounted future earnings to Century, several variables were used relative to growth, earnings and acceptable returns on investments. Annual asset growth was calculated at 8%; the return on average assets at 1.30%, 1.20% and 1.10%; and the discount rates utilized were 11%, 13% and 15%.

     The discount rate is an approximate equivalent to the return desired on the initial investment. In other words, a discount rate of 13% is about a 13% return on the initial investment.

     Century has had strong growth recently, and earnings have been in the vicinity of 1.20% of average assets range. An 8% asset growth and 1.20% return on average assets should be sustainable.

              CENTURY'S VALUE BASED ON DISCOUNTED FUTURE EARNINGS

                                                                     VALUE
                                                            ------------------------
                                                                 DISCOUNT RATE*
                                                            ------------------------
                                                             11%       13%      15%
                                                            ------    -----    -----
                                                                 (IN MILLIONS)
8% ASSET GROWTH
  RETURN ON AVERAGE ASSETS
     1.30................................................   $120.3    $95.7    $78.0
     1.20................................................    111.1     88.3     72.0
     1.10................................................     98.0     77.9     63.6

---------------

* The rate of return of a cash investment calculated over a 30 year period.

     Using an 8% rate of asset growth and a 1.20% return on average assets, which approximates expectations, the investment value at a discount rate of 13% is $88.3 million. At an 11% discount rate, the investment value would be $111.1 million. These values translate, respectively, into 241% and 303% of book. In our analysis, we have determined these are appropriate discount rates in this environment for large bank acquisitions. This projection, however, determines value based on a stand-alone basis and has not factored in the cost savings of a merger.

     Similar in approach to discounted future earnings is discounted dividend analysis, which discounts dividends to shareholders based on the theoretical approach that it is cash put into the hands of shareholders that really counts. This approach assumes that all excess earnings are returned to the shareholders as dividends for a set period of time and then the shares are sold at market value.

     The key difference between this approach and discounted future earnings is that retained earnings are not valued until the termination of the models forecast, which means investments that do not produce sufficient returns as measured by the discount rate are penalized even further than by discounted future earnings.

           CENTURY'S DISCOUNTED DIVIDEND VALUE INCLUDING COST SAVINGS

                                                                     VALUE
                                                           -------------------------
                                                                DISCOUNT RATE*
                                                           -------------------------
                                                            11%       13%       15%
                                                           ------    ------    -----
                                                                 (IN MILLIONS)
TERMINAL VALUE
     12 times earnings..................................   $ 96.2    $ 89.0    $82.4
     14 times earnings..................................    108.2      99.9     92.4

                                                                  PER SHARE
                                                          --------------------------
TERMINAL VALUE
     12 times earnings.................................   $18.96    $17.53    $16.24
     14 times earnings.................................    21.32     19.69     18.22

---------------

- Assumes 8% stand alone annual growth rate and 1.20% ROA with equity in excess of 7.00% of assets dividended out, 15% cost savings phased in over two years and 7% operating expense growth.

     Using the discounted dividend analysis and assuming an 8% stand alone growth rate, which is the recent history of Century, equity in excess of 7% of assets dividended out annually, a smaller 1% return on average assets to adjust for the lower capitalization, a 7% operating expense growth with a 15% cost savings phased in over a two year period, 12 times earnings terminal value at the end of five years and a 13% discount rate produced a sale value for Century of $89.0 million. At an 11% discount rate and 14 times earnings terminal value, Century's value is approximately $100 million.

SUMMARY

     Recent acquisition pricing suggests the sale value for normal banks in Century's extended market is 20 to 24 times earnings, which is higher than the value produced by investment calculations. How this translates into book value is determined by the return on equity of the acquired institutions, but the most recent offers have been above 250% of book.

                            MARKET VALUE ADJUSTMENTS

     To determine the "fair" sale value of Century, it is necessary to consider how it differs from other banks and bank holding companies that were sold recently, and then make adjustments based on the differences, if any. Some areas that should be considered are profitability, capital, growth, size, market, asset mix, asset quality, deposit mix and management. Also, if there are any unique circumstances, they also should be considered.

PROFITABILITY

     Earnings are the primary determinant of sale value and have been used to determine Century's "fair" value, but relationships based on earnings also have to consider their sustainability. Century's past consistency and strong market position make it likely that the present level of earnings as a percent of assets can be maintained. Since net income was used to determine Century's "fair" sale value and is a fair representation of future earning power, no change in value is needed based on profitability.

CAPITALIZATION

     Century is adequately-capitalized and is not close to "excess," as is the case with so many small and mid-size banks, which is a plus. Normal capital, though, does not effect an earnings-derived value, and, as a result, no adjustment is needed based on capital.

GROWTH MOMENTUM

     In the most recent years, Century's assets have been growing at about 8% per annum, which has been exceptional for the markets being served. The sustainability of this growth in a low growth environment is questionable and, as a result, the growth on its own is not a cause for a value adjustment.

SIZE

     The comparable bank acquisitions take into account Century's size. As a result, size is not a reason for a value adjustment.

MARKET

     The market served, which is primarily Beaver County, is a low growth area, but it also offers minimal asset quality risk. This, however, is the case with most markets in Century's extended market and is not a cause for a downward value adjustment.

ASSET MIX AND QUALITY

     Century has a high loan-to-asset relationship, but it also has a good mix and high asset quality. The higher than normal loan-to-asset ratio, though, is a major determinant of profitability and is included in a profit-derived price. The asset quality, albeit excellent, also is no longer a major differentiating factor between banks. Thus, there is no reason for value adjustments relative to asset quality or mix.

DEPOSIT MIX

     Century's deposit mix has created an above-average cost of funds, but deposits also are a major ingredient in profitability and, as such, are already impacting a value that is earnings-driven. As a result, deposits do not merit a separate value adjustment.

MANAGEMENT

     Since Century is a high performer, and has been so for a long time, its management is obviously very good. Its management, though, is not that clearly better than for the comparable acquisitions and does not merit a value adjustment.

UNIQUE CONSIDERATIONS

     Century is typical of banks in its extended market. As such, it has no unique characteristics.

CONCLUSION

     When the various components of Century's sale value are considered, it is generally similar to other banks of its size. Thus, there is no cause for adjusting the "fair" value of Century relative to a normal profit-driven value.

                                    CITIZENS

THE OFFER

     Citizens has offered to acquire Century by exchanging .425 shares of Citizens common stock for each share of Century's common stock outstanding and to convert all Century options to buy common stock to Citizens options. This offer had a monetary value of $138.7 million as of November 17, 1997.

DESCRIPTION OF ACQUIRER

     Citizens is a multi-bank holding company headquartered in Salineville, Ohio. It has two bank subsidiaries, The Citizens Banking Company ("Citizens Banking"), which includes all of its Ohio banking offices, and First National Bank of Chester ("First Chester") in West Virginia. Its other subsidiaries are Freedom Financial Insurance Company and Freedom Express, Inc.

     The primary banking affiliate is Citizens Banking, which has 27 of the 28 banking offices, and it began operating in 1902. It is regulated by the Ohio State Bank Department, and its deposits are insured by the FDIC.

     Citizens moved into West Virginia on January 1, 1990 by acquiring First Chester in an exchange of stock valued at $2.7 million. This was about 139% of First Chester's book value.

     In its largest early nineties acquisition, Citizens, in September 1990 acquired from the Resolution Trust Company ("RTC") of the failed Midland Buckeye Federal Savings and Loan ("Midland Buckeye") of Alliance, Ohio. The deposits acquired were about $145 million. Citizens subsequently has sold two of the Midland Buckeye branches with combined deposits of $16 million.

     In October 1990, Citizens consummated a second transaction with the RTC whereby it purchased certain assets and the deposits of a branch of Union Federal Savings Bank ("Union Federal"). At the time of acquisition, the branch had deposits of $20 million. It was located in Leetonia, Ohio.

                        CITIZENS' RECENT MERGER HISTORY*

                                                                                    PRICE
                                                                           ------------------------
                                                                  OFFER        TIMES        PERCENT
                                               YEAR*    ASSETS    PRICE      EARNINGS       OF BOOK
                                               -----    ------    -----      --------       -------
                                                    (IN MILLIONS)
Citizens
  UniBank***.................................  1997      $215      $54         24.6X          313%
  Navarre Deposit............................  1996        76       16         21.9           220
  Western Reserve............................  1995        63       11         16.1           232
  Unity......................................  1994        71        5          --            107
  Firestone Bank.............................  1993        72        7          --            169
  Midland-Buckeye S&L........................  1990       151               RTC Purchase

---------------

  * Whole banks and thrifts.

 ** Year announced.

*** Pending.

Source: SNL Securities L.P., Charlottesville, Virginia.

     In 1994, Citizens acquired two small banks. The first was the Firestone Bank ("Firestone") in Lisbon, Ohio that merged with Citizens in an exchange of stock valued at $6.9 million, which was 169% of book. The second was Unity Bancorp ("Unity") and its affiliate, New Waterford Bank ("New Waterford"), of New Waterford, Ohio that was acquired in an exchange of stock valued at $5 million, which was 107% of book. Each was merged into Citizens Banking.

     In 1996, Citizens acquired Western Reserve Bank ("Western Reserve") of Lowellville, Ohio and the Navarre Deposit Bank Company ("Navarre Deposit") of Navarre, Ohio. The Western Reserve acquisition was an exchange of stock valued at $10.8 million, or 232% of book. The Navarre Deposit acquisition was accomplished through an exchange of stock valued at $15.6 million, or 220% of book.

     In 1997, Citizens announced the purchase of three Belmont County, Ohio branches of F.N.B. Corp. ("F.N.B.") and the acquisition of UniBank. The branches had deposits of about $66 million at the time of the announcement. UniBank is its largest acquisition to date and being accomplished through an exchange of stock valued at $54 million, or 313% of book.

     The F.N.B. and UniBank branches as well as those of Firestone, New Waterford, Western Reserve and Navarre Deposit will be operated as offices of Citizens banking. First Chester has been operated independently because of interstate banking regulations, but this will change in the future.

MARKET

     Citizens' principal subsidiary, Citizens Banking, is headquartered in Salineville, Ohio, which is in Columbiana County, but it is also very close to the Jefferson County line. More than 50% of Citizens' deposits are in these two counties. The large deposit share in Columbiana County is due in part to the purchase of failed thrift deposits.

                     CITIZENS' MARKET POSITION BY COUNTY**

                                                           DEPOSITS      1996     1988     RANK*
                                                           --------      -----    -----    -----
                                                          (IN MILL.)
OHIO
  Columbiana............................................     $277         25.5%    13.4%    1st
  Stark.................................................      139          3.4       --     6th
  Jefferson.............................................      128         14.0     15.2     4th
  Mahoning..............................................       88          2.7       --     9th
  Belmont...............................................       70          7.2       --     6th
  Carroll...............................................       33         33.0     20.6     1st
WEST VIRGINIA
  Hancock...............................................       21          3.3      3.5     5th

---------------

 * Among banks only.

** Does not include UniBank.

Source: SNL Securities L.P., Charlottesville, Virginia.

     Citizens is a marginal factor in Stark and Mahoning counties, two large counties to the north. It does not have branches in these counties' major business centers, Canton and Youngstown.

     In Carroll County, Citizens has a single branch located in the largest city, Carrollton, that holds 30% of the county deposits. Carroll County, though, is a small, rural county with a limited deposit base.

     It recently entered Belmont County via the branch purchases from F.N.B. The $70 million in deposits these branches held in mid-1996 represented about a 7% share.

     First Chester has a single branch in Hancock County. This ranks it fourth in size, but it is still a marginal factor with less than 4% of the county's deposits.

     The overall market has been economically stagnant for years, and two counties from which Citizens derives over 50% of its business have the lowest per household incomes in the immediate region. Of the six Ohio and one West Virginia counties in which Citizens is present, only Carroll gained population during the eighties. Columbiana, Stark and Jefferson counties had population declines of .5%, .3% and 1.3% per annum, respectively.

FINANCIAL PERFORMANCE

     Citizens has been an exceptional financial performer. In less than ten years, it has increased assets more than four-fold to a little over $1 billion, and it has had a return on average equity in excess of 16% in each of those years. Only in 1991, did its return on average assets fall below 1.22% of average assets, and then it was still a very respectable 1.00%; and in that year, it was absorbing a major thrift acquisition.

     Its performance in the last three years has been particularly impressive. Through 1995, 1996 and the first nine months of 1997, Citizens had average returns on average assets and equity of 1.65% and 18.50%, respectively. In the first nine months of 1997, the return on average assets was 1.72%, and the return on average equity was 18.56%.

                        CITIZENS' FINANCIAL PERFORMANCE

                                             PERCENT OF ASSETS
                                         -------------------------   RETURN
                  TANGIBLE       NET        NET         TANGIBLE     ON AVG.
       ASSETS      CAPITAL      INCOME     INCOME       CAPITAL      EQUITY
       ------     --------      ------   ----------   ------------   -------
                (IN MILLIONS)
1997*  $1,050       $98.4       $17.2       1.72%         9.37%       18.56%
1996      945        88.2        14.7       1.64          9.32        17.65
1995      814        71.5        11.9       1.61          8.78        19.30
1994      728        54.1         9.1       1.27          7.44        16.95
1993      572        39.8         7.4       1.39          6.98        19.44
1992      512        31.6         6.0       1.23          6.20        18.84
1991      464        25.9         4.6       1.00          5.62        16.87
1990      461        20.7         4.2       1.22          4.54        17.63
1989      265        20.1         3.9       1.48          7.71        19.94
1988      244        18.1         3.6       1.48          7.44        21.12

---------------

*September 30, 1997 or nine months annualized.

Source: SNL Securities L.P., Charlottesville, Virginia.

     Citizens' rapid growth and the Midland-Buckeye cash purchase had kept the strong earnings from creating excess capitalization. After buying Midland-Buckeye from the RTC, its capital was reduced below 5% of assets, and even growing rapidly as a percent of assets after that, capital did not go above 7% of assets until 1994. By the end of 1995, though, capital was nearing 9% of assets and went above 9% in 1996. Tangible capital as of September 30, 1997 was still almost 9.37% of assets.

     Citizens' good earnings were historically a product of wide margins that were primarily yield-driven. Net interest income has been above 4.50% of average assets since 1990, and it had increased every year after 1990 until it reached 5.00% in 1995. In 1996, it dipped slightly to 4.87% of average assets, but this still was a wide margin.

              CITIZENS' INCOME AND EXPENSE CHANGE
                   PERCENT OF AVERAGE ASSETS
       --------------------------------------------------
        NET                              CONTR.
        INT.    NET OPER.   NET OPER.      TO       NET
       INCOME    EXPENSE     INCOME     RESERVES   INCOME
       ------   ---------   ---------   --------   ------
1997*   4.46%**   1.62%**     2.84%       .17%      1.72%
1996    4.87      2.03        2.84        .18       1.73
1995    5.00      2.35        2.65        .26       1.61
1994    4.93      2.53        2.40        .34       1.37
1993    4.68      2.19        2.49        .53       1.39
1992    4.78      2.44        2.34        .62       1.23
1991    4.52      2.54        1.98        .58        .99
1990    4.50      2.42        2.08        .47       1.21

---------------

 * Nine months annualized.

** Assets leveraged by an approximate $80 million increase in securities and borrowed funds.

Source: SNL Securities L.P., Charlottesville, Virginia.

     These margins were enough to cover net operating expense that was generally in the 2.40% to 2.60% of average assets range in the early nineties and still produce good earnings. It was when net overhead, helped by the industrywide reduction in deposit insurance costs, fell to 2.35% of average assets in 1995 and then 2.03% in 1996 that its return on average assets was able to climb to very high levels.

     Citizens' leveraging in 1997, was reflected in sharp declines in both net interest income and net operating expense. In the first nine months of 1997, net operating expense fell to 4.46% of average assets, or 41 basis points below 1996. Meanwhile net overhead declined to 1.62% of average assets, which was 41 basis point below 1996. The net result, though, was no change in net operating income as a percent of average assets.

STOCK PERFORMANCE

     Citizens' strong financial performance has been reflected in a stock price that as of November 17, 1997 was trading at a price of $61.75 per share. This was a high 21.9 times earnings and 365% of book.

                          CITIZENS' STOCK PERFORMANCE

                                            PRICE
                     PER SHARE        ------------------
        STOCK    ------------------    TIMES     PERCENT   DIVIDEND
        PRICE    EARNINGS   CAPITAL   EARNINGS   OF BOOK    YIELD
        ------   --------   -------   --------   -------   --------
1997*   $61.75    $2.82     $16.96     21.9X       365%      1.75%
1996**   33.25     2.49      15.21      13.4       219       2.55
1995     29.50     2.13      13.58      13.8       217       1.79
1994     24.00     1.78      11.19      13.5       214       1.20
1993     20.67     1.55      10.29      13.3       201        .74
1992     11.92     1.34       7.87       8.9       151       1.20
1991      8.33     1.01       6.69       8.2       125       1.56
1990      8.41      .93       5.81       9.0       145       1.35

---------------

 * November 17, 1997.

** December 31st in this and preceding years.

Source: SNL Securities L.P., Charlottesville, Virginia.

     Since 1990, the pricing of Citizens stock has gone through three distinct phases. From 1990 to 1992, it was an unlisted stock that was selling between eight and nine times earnings and usually less than 150% of book.

During this period, the price rose from a little over $8 per share to almost $12. Then from 1993 through 1996, with the stock listed on a national exchange, its price was usually in the 13 to 14 times earnings and 200% to 220% of book range. During this period, the stock rose from the almost $12 per share at the end of 1992 to a little over $33 at the end of 1996. The third period is 1997 with a stock priced over $60 per share and very high multiples of earnings and book.

     Citizens has had low dividend yields during the nineties as it concentrated on growth and rewarding shareholders through tangible capital per share and stock price appreciation. Prior to 1996, the dividend yield was less than 2% even though the stock price was quite low during some of these years. In 1996, the dividend was increased substantially, and the yield based on the year-end stock price was 2.55%. The almost 60% increase in the stock price since then has lowered the yield again to less than 2%.

FINANCIAL PERFORMANCE AND STOCK PRICE COMPARISON

     To determine the "fair" value of the Citizens' common stock to be exchanged for the common stock of Century, Citizens has been compared to ten publicly-traded bank holding companies ("comparable banks" or the "comparative group"). These comparable banks have assets in the $500 million to $3 billion range and no extraordinary characteristics.

                  SUMMARY AND DESCRIPTION OF COMPARABLE BANKS

                         ASSETS*        HEADQUARTERS
                        ----------      ------------
                        (IN MILL.)
COMPARABLE BANKS**
  Banc First              $1,120     Salineville, Ohio
  City Holding             1,335     Charleston, W.Va.
  First Financial          2,421     Hamilton, Ohio
  Horizon                    970     Beckley, W.Va.
  Matewan                    634     Williamson, W.Va.
  Mid Am                   2,188     Bowling Green, Ohio
  Park National            2,261     Newark, Ohio
  Second                     902     Warren, Ohio
  United                   2,581     Charleston, W.Va.
  WesBanco                 1,762     Wheeling, W.Va.

---------------

* September 30, 1997.

** Publicly-traded with assets between $500 million and $3 billion in Ohio and West Virginia.

Source: SNL Securities L.P., Charlottesville, Virginia.

     The comparable banks are all in Ohio and West Virginia. The Ohio members of the comparative group include BancFirst Ohio Corp. ("BancFirst"); First Financial Bancorp ("First Financial"); Mid Am Inc. ("Mid Am"); Park National Corporation ("Park National"); and Second Bancorp, Incorporated ("Second"). In West Virginia are City Holding Company ("City Holding"), Horizon Bancorp, Inc. ("Horizon"), Matewan Bancshares, Inc. ("Matewan"), United Bankshares, Inc. ("United") and WesBanco, Inc. ("WesBanco").

                         INCOME AND EXPENSE COMPARISON*

                              PERCENT OF ASSETS**
                      ------------------------------------   RETURN
                       NET     NET OPER.   TANGIBLE          ON AVG
                      INCOME    INCOME     CAPITAL    NPAS   EQUITY
                      ------   ---------   --------   ----   ------
Citizens               1.72%    2.82%        9.38%    .23%   18.39%

COMPARABLE BANKS
  BancFirst             .97      1.77        6.37     .17    13.32
  City Holding         1.05      2.56        6.40     .27    14.24
  First Financial      1.70      2.16       11.22     .32    14.65
  Horizon              1.40      2.38       11.55     .38    12.10
  Matewan              1.03      2.61       10.21     1.08    9.68
  Mid Am               1.51      2.06        7.78     .26    17.77
  Park National        1.71      1.91        9.18     .20    18.51
  Second               1.05      2.15        8.16     .92    13.15
  United               1.71      1.63        9.24     .33    15.38
  WesBanco             1.33      2.04       13.29     .68     9.68
     Median            1.37      2.10        9.21     .33    13.78

---------------

* September 30, 1997 or Twelve Months Ending September 30, 1997.

** Or average assets.

Source: SNL Securities L.P., Charlottesville, Virginia.

     When Citizens' financial performance is compared with these banks as of September 30, 1997, or the twelve months ending that date, it is superior in each criteria, and in most cases, far superior. Its returns on average assets and equity of 1.72% and 18.39%, respectively, are more than one-third higher than the comparative group medians, and only one of the comparable banks, Park National, had a higher return on equity. These high returns were solidly-based with net operating income at 2.82% of average assets, which was substantially higher than comparable bank median of 2.10%.

     The only area in which Citizens was not far superior to the comparative group median was tangible capital as a percent of assets. Its capital of 9.38% of assets as of September 30, 1997, was marginally higher and trending toward excess capitalization, but with an 18.39% return on equity, the capital is being well utilized.

     Asset quality also was a strong point for Citizens. With only .23% of its assets not performing at the end of 1997's third quarter, it was significantly below the comparable bank median of .33%.

     Citizens' strong financial performance is reflected in its stock price. As of November 17, 1997, its stock was trading at 21.9 times earnings and 365% of book. These were both above the comparative group medians, although the multiple of earnings, which normally is the primary determinant of value, was only modestly higher.

     When a bank has a high return on equity, a modest favorable variance in the multiple of earnings will result in a large advantage in the price as a percent of book. In Citizens' case, a 21.9 earnings multiple translated into a price of 365% of book. This was substantially higher than the 243% comparative group median.

     Citizens does not pay as much of its earnings out in dividends as these other banks -- i.e., a 38% payout ratio compared to a 44% median -- and this is reflected in a lower dividend yield. Its dividend as of November 17, 1997 was 1.75% compared to a 2.45% comparative group median. A lower dividend yield, though, often reflects a higher growth situation, which is true of Citizens. When its dividend is added to its annual increase in tangible capital per share, it has delivered a gain of more than 18% annually to its shareholders since 1990.

                          STOCK PERFORMANCE COMPARISON

                                                       PRICE
                                                -------------------
                                      STOCK      TIMES      PERCENT    DIVIDEND     PAYOUT      PERCENT
                                      PRICE*    EARNINGS    OF BOOK     YIELD      RATIO***    TRADED***
                                      ------    --------    -------    --------    --------    ---------
Citizens............................  $61.75      21.9X       365%       1.75%        38%          .28%
COMPARABLE BANKS
  BancFirst.........................  $44.00      16.7X       210%       2.36%        39%          .42%
  City Holding......................   41.63      20.6        280        1.83          35          .17
  First Financial...................   47.25      19.9        279        2.54          47          .24
  Horizon...........................   29.00      20.3        239        2.62          48          .27
  Matewan...........................   25.00      18.5        196        1.92          36          .11
  Mid Am............................   21.00      16.5        286        2.86          46          .38
  Park National.....................   89.31      23.0        386        2.15          41          .18
  Second............................   25.25      18.4        224        1.90          34          .22
  United............................   45.00      16.9        247        3.02          50          .75
  WesBanco..........................   30.00      21.3        195        2.67          55          .23
     Median.........................      --      19.2        243        2.45          44          .24

---------------

  * November 17, 1997.
 ** Twelve months ending September 30, 1997.
*** Average weekly shares traded in the last three months as a percent of total shares outstanding.
Source: SNL Securities L.P., Charlottesville, Virginia.

     Its stock also has a fair degree of liquidity. The average shares traded weekly over the last three months was .28% of total shares outstanding. Only one of the comparable banks, United, did much better, and the comparative group median was .24%.

     From an overall perspective, Citizens' financial performance merits a premium over the comparable bank median stock price, and the only "pull" in the other direction is a low dividend, which is to be expected considering the rapid rate of growth. How much of a premium it deserves, though, is a moot point relative to the "fairness" of its stock price since it is trading only slightly above the normal range of the comparative group. Thus, Citizens' stock is "fairly" priced.

DILUTION IMPACT

     Since Citizens is paying a higher multiple of earnings for Century than the stock being exchanged is selling at relative to its own earnings, it will be absorbing some earnings dilution as part of this acquisition. It is almost always a plus for a seller to get the highest price, but there is a point at which a high price can have such a negative impact relative to earnings per share ("EPS") dilution for the buyer that the stock the seller receives could be devalued. The EPS dilution is also impacted by Citizens pending acquisition of UniBank.

                              DILUTION CALCULATION

                                                                                           CHANGE
                                                                                      ----------------
                                                EARNINGS       SHARES        EPS       EPS     PERCENT
                                                --------       ------       ------    -----    -------
                                                    (IN THOUSANDS)
Citizens.....................................   $16,640         5,898       $ 2.82       --       --
  -- Unibank.................................     2,104           994           --       --       --
Century......................................     5,364         2,157           --       --       --
                                                -------         -----       ------    -----      ---
     Total...................................   $24,108         9,049       $ 2.66*   $ .16      5.7%
                                                =======         =====

                                                                                           CHANGE
                                                                                      ----------------
                                                 EQUITY        SHARES        CPS       CPS     PERCENT
                                                 ------        ------       ------    -----    -------
                                               (IN MILL.)    (IN THOUS.)
Citizens.....................................   $   100         5,898       $16.94       --       --
  -- Unibank.................................        17           994           --       --       --
Century......................................        37         2,157           --       --       --
                                                -------         -----       ------    -----      ---
     Total...................................   $   154         9,049       $17.02    $(.08)      .4%
                                                =======         =====

---------------

* Requires a cost savings of about $2.5 million pretax from the two acquisitions to eliminate the dilution.

     The EPS dilution for the two acquisitions is large, but not overwhelming, and should not negatively impact Citizens' stock price. Based on data for the twelve months ending September 30, 1997, Citizens earnings per share will decline by $.16, or 5.7% as a result of acquiring Unibank and Century. This is in the 5% to 6% range that is usually considered the upper limit for substantial acquisitions, and Unibank and Century are substantial acquisitions. This dilution also should be recoverable through cost savings within a year making the acquisitions accretive to Citizens' EPS in 1999.

     The dilution in Citizens' capital per share ("CPS") is accretive. Based on September 30, 1997 capital, the CPS accretion was $.08, or .4%.

                                   VALUATION

     There are numerous methodologies for determining the "fair" sale value of a bank or bank holding company. These include a) the "sale" prices of similar institutions, b) return on investment calculations with specific growth and earnings assumptions, c) premiums over a "fair" stock price and d) the liquidation value.

     The recent sale prices of similar institutions is the most commonly used methodology when there are sufficient comparisons as it, in effect, lets the market determine the "fair" sale value. This approach normally assumes an exchange of stock, and when acquirer stock prices are high, the reported sale prices may exceed "fair" investment value calculations.

     Using the "sale" prices of other banks is the preferred method in this instance. It is dictated by the current acquisition environment, which has been dominated by transactions involving an exchange of stock.

     The best measurement tool is earnings if they are normal or can be normalized, and they are the primary determinant of "fair" sale value. Since Century's earnings have been consistent in recent years, earnings clearly are the best determinant of its "fair" sale value. Book and asset value are only used as a value determinant when earnings are not meaningful. Values quoted as a percent of book are the result of the book relationship to earnings.

     In determining the "fair" sale value of Century, the key factor is the acquisition prices in 1997 for banks in its extended region with assets in excess of $100 million. There were eleven such acquisitions, with a median price of 22 times earnings and 271% of book.

     Also playing major roles in determining the "fair" value are the four most applicable acquisitions. These mergers reflect the most recent acquisition dynamics and had a median price of 21 times earnings and 284% of book. The highest price was in WesBanco's acquisition of Commercial at 25.9 times earnings.

                              VALUATION OF CENTURY

                                                     MEDIAN PRICE
                                               ------------------------
                                                          A PERCENT OF
                                                TIMES     -------------
                                               EARNINGS   BOOK   ASSETS
                                               --------   ----   ------
MID-SIZE BANKS-1997*
  Century's Extended Region..................    22.0X    271%    23.7%
Most Applicable Fulton-Keystone Heritage.....    20.8     319     33.9
  Area-Cardinal..............................    16.9     188     16.6
  WesBanco-Commercial........................    25.9     297     30.7
  FirstMerit-CoBancorp.......................    21.0     271     27.1
     Median..................................    21.0     284     28.9
DISCOUNTED FUTURE EARNINGS
  13% Discount Rate..........................    14.5     212     17.0
DISCOUNTED DIVIDENDS
  13% Discount Rate..........................    18.1     264     21.1

                                               APPLICATION TO CENTURY**
                                               ------------------------
                                                22X      280%     25%
                                               ------   ------   ------
Dollar Value (in millions)...................  $118.0   $102.7   $114.7
Per Share***.................................   23.25    20.24    22.60

                                               TIMES EARNINGS
                                               ---------------
                                                22X      280%
                                               ------   ------
Fair Value Range (in millions)...............  $112.6   $123.3
  -- Per share...............................   22.18    24.30

---------------

  * Assets between $100 million and $5 billion.

 ** Based on September 30, 1997 or trailing four quarters book value of $36,679,000, assets of $458,688,000 and net income of $5,364,000.

*** 5,074,720 shares outstanding.

     Using investment calculations, discounted future earnings and dividends, to determine Century's sale value, we feel the proper discount rate is 13%, which creates values ranging from 14.5 to 18.1 times earnings. This translated into 212% to 264% of book.

     Based on the comparable transactions primarily, but also the investment calculations, the "fair" sale value for Century, absent adjustments, is 21 to 23 times earnings, or $112.6 to $123.3 million. This is $22.18 to $24.30 per share and equates to 307% to 336% of book. The mid-point is $118 million, or $23.25 per share.

     The offer by Citizens of $138.7 million, including the cost of the options, or $26.24 per share, is a) above the "fair" value, b) should result in accretion to Citizens' earnings as early as 1999 and c) Citizens' stock to be exchanged is "fairly" valued. Thus, the Citizens' offer is "fair" from a financial point of view to Century and its shareholders.

                                   APPENDIX E

              FAIRNESS OPINION OF SANDLER O'NEILL & PARTNERS, L.P.

February   , 1998

Board of Directors
Citizens Bancshares, Inc.
10 East Main Street
Salineville, OH 43945

Ladies and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to Citizens Bancshares, Inc. ("Citizens") of the consideration to be paid by Citizens pursuant to the terms of the Agreement and Plan of Merger, dated as of December 3, 1997 (the "Agreement"), by and between Citizens and Century Financial Corporation ("Century"). Pursuant to the terms of this Agreement, Century will be merged with and into Citizens with Citizens being the surviving corporation of the merger (the "Merger"), and each share of common stock of Century, par value $.835 per share (the "Century Common Stock"), issued and outstanding immediately prior to the effective time of the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive .425 of a share (the "Conversion Ratio") of the common stock, no par value, of Citizens (the "Citizens Common Stock"), subject to adjustment as provided in the Agreement if the average NMS Closing Price (as defined in the Agreement) is greater than $67.50 per share or less than $56.50 per share; provided, however, that the Conversion Ratio will not be greater than .4424. The terms and conditions of the Merger are more fully set forth in the Agreement.

     Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of November 17, 1997, by and between Citizens and Century; (iii) Citizens' audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its annual report to shareholders for the year ended December 31, 1996; (iv) Century's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its annual report to shareholders for the year ended December 31, 1996; (v) Citizens' unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, respectively; (vi) Century's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, respectively; (vii) summary financial information contained in Citizen's press release dated January 12, 1998 concerning Citizen's financial condition and resulting operations for the three months and year ended December 31, 1997;
(viii) summary financial information contained in Century's press release dated
             , 1998 concerning Century's financial condition and results of operations for the three months and year ended December 31, 1997; (ix) certain financial analyses and forecasts of Citizens prepared by and reviewed with management of Citizens and the views of senior management of Citizens regarding Citizens' past and current business operations, results thereof, financial condition and future prospects; (x) certain financial analyses and forecasts of Century prepared by and reviewed with management of Century and the views of senior management of Century regarding Century's past and current business operations, results thereof, financial condition and future prospects; (xi) the pro forma impact of the Merger on Citizens; (xii) the publicly reported historical price and trading activity for the Century Common Stock and the Citizens Common Stock, including a comparison of certain financial and stock market information for Century and Citizens with similar publicly available information for certain other companies the securities of which are publicly traded; (xiii) the financial terms of recent business combinations in the banking industry, to the extent publicly available; (xiv) the current market environment generally and the banking environment in particular; and (xv) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

Board of Directors
Citizens Bancshares, Inc.
February   , 1998
Page  2

     In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability therefor. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Citizens or Century or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of Citizens and Century). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Citizens and Century and that such performances will be achieved. We have also assumed that there has been no material change in Citizens' or Century's assets, financial condition, results of operations, business or prospects since September 30, 1997, the date of the last financial statements noted above. We have assumed that the Merger will be accounted for as a pooling of interests, that Citizens and Century will remain as going concerns for all periods relevant to our analyses and that the conditions precedent in the Agreement are not waived.

     Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Citizens Common Stock will be when issued to Century's shareholders pursuant to the Agreement or the prices at which Citizens Common Stock or Century Common Stock will trade at any time.

     We have acted as Citizens' financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion. In the past, we have also provided, and may in the future provide, certain other investment banking services for Citizens and have received, and will receive, compensation for such services.

     In the ordinary course of our business, we may actively trade the equity securities of Citizens and Century for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this opinion is for the information of the Board of Directors of Citizens in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Citizens as to how such shareholder should vote on the proposed issuance of Citizens Common Stock in connection with the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to Citizen's and Century's Joint Proxy Statement/Prospectus dated the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Conversion Ratio is fair to Citizens from a financial point of view.

                                            Very truly yours,

                                            Sandler O'Neill & Partners, L.P.

                                   APPENDIX F

                AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED
              DECEMBER 31, 1997 FOR CENTURY FINANCIAL CORPORATION

[LOGO]
                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Century Financial Corporation

     We have audited the accompanying consolidated balance sheet of Century Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Century Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     As explained in the notes to the consolidated financial statements, effective January 1, 1995, the Corporation adopted a new method of accounting for impairment of loans and related allowance for loan losses.

/s/ S.R. Snodgrass, A.C.

Wexford, PA
January 16, 1998

SNODGRASS Letterhead

Logo

SNODGRASS Letterhead Footer

                         CENTURY FINANCIAL CORPORATION

                           CONSOLIDATED BALANCE SHEET

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                                                 (IN THOUSANDS)
ASSETS
Cash and due from banks.....................................  $ 12,439    $ 12,661
Interest-bearing deposits in other banks....................     1,645         343
Federal funds sold..........................................    11,235       8,790
Investment securities available for sale....................    67,647      71,873
Loans (net of unearned income of $12,717 and $10,677).......   353,921     308,010
Less allowance for loan losses..............................     4,717       3,234
                                                              --------    --------
  Net loans.................................................   349,204     304,776
Premises and equipment......................................    11,562      10,020
Accrued interest and other assets...........................     4,800       4,395
                                                              --------    --------
     TOTAL ASSETS...........................................  $458,532    $412,858
                                                              ========    ========
LIABILITIES
Deposits:
  Noninterest-bearing demand................................  $ 47,994    $ 41,959
  Interest-bearing demand...................................    36,265      33,754
  Savings...................................................    33,278      33,625
  Money market..............................................    52,523      60,457
  Time......................................................   222,866     193,599
                                                              --------    --------
     Total deposits.........................................   392,926     363,394
Short term borrowings.......................................     4,000       7,000
Other borrowings............................................    20,000       4,000
Accrued interest and other liabilities......................     4,898       4,428
                                                              --------    --------
     TOTAL LIABILITIES......................................   421,824     378,822
                                                              --------    --------
STOCKHOLDERS' EQUITY
Common stock, par value $.835; authorized 8,000,000 shares;
  issued 5,108,809 and 3,383,943 shares.....................     4,266       2,826
Additional paid in capital..................................     3,223       2,834
Retained earnings...........................................    28,823      28,239
Net unrealized gain on securities...........................       613         476
Treasury stock, at cost (16,561 and 20,490 shares)..........      (217)       (339)
                                                              --------    --------
     TOTAL STOCKHOLDERS' EQUITY.............................    36,708      34,036
                                                              --------    --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.............  $458,532    $412,858
                                                              ========    ========

See accompanying notes to the consolidated financial statements.

                         CENTURY FINANCIAL CORPORATION

                        CONSOLIDATED STATEMENT OF INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------    -------    -------
                                                                     (IN THOUSANDS)
INTEREST INCOME
  Interest and fees on loans:
     Taxable................................................  $27,249    $23,025    $20,462
     Tax exempt.............................................    2,368      1,908      1,344
  Interest-bearing deposits in other banks..................       30          4          1
  Federal funds sold........................................      498        161        233
  Investment securities:
     Taxable................................................    3,848      4,785      5,012
     Tax exempt.............................................      649        681        633
                                                              -------    -------    -------
          Total interest income.............................   34,642     30,564     27,685
                                                              -------    -------    -------
INTEREST EXPENSE
  Deposits..................................................   16,286     13,054     12,234
  Short term borrowings.....................................      399        494        148
  Other borrowings..........................................      561        318        243
                                                              -------    -------    -------
          Total interest expense............................   17,246     13,866     12,625
                                                              -------    -------    -------
NET INTEREST INCOME.........................................   17,396     16,698     15,060
Provision for loan losses...................................    2,070        625        240
                                                              -------    -------    -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........   15,326     16,073     14,820
                                                              -------    -------    -------
OTHER INCOME
  Service fees on deposit accounts..........................    1,472      1,448      1,496
  Trust Department income...................................      980        801        673
  Investment securities gains (losses), net.................       --          1        (14)
  Other.....................................................      706        466        419
                                                              -------    -------    -------
          Total other income................................    3,158      2,716      2,574
                                                              -------    -------    -------
OTHER EXPENSE
  Salaries and employee benefits............................    6,825      6,708      5,950
  Net occupancy expense.....................................    1,112      1,065      1,027
  Equipment expense.........................................    1,049      1,025        920
  Deposit insurance premium.................................       44          2        347
  Other.....................................................    4,364      3,813      3,496
                                                              -------    -------    -------
          Total other expense...............................   13,394     12,613     11,740
                                                              -------    -------    -------
INCOME BEFORE INCOME TAXES..................................    5,090      6,176      5,654
Income taxes................................................      868      1,270      1,386
                                                              -------    -------    -------
NET INCOME..................................................  $ 4,222    $ 4,906    $ 4,268
                                                              =======    =======    =======
EARNINGS PER SHARE:
  Basic.....................................................  $  0.83    $  0.97    $  0.84
  Diluted...................................................  $  0.82    $  0.96    $  0.84

See accompanying notes to the consolidated financial statements.

                         CENTURY FINANCIAL CORPORATION

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                      NET
                                              ADDITIONAL                          UNREALIZED         TOTAL
                                     COMMON    PAID IN     RETAINED   TREASURY    GAIN (LOSS)    STOCKHOLDERS'
                                     STOCK     CAPITAL     EARNINGS    STOCK     ON SECURITIES      EQUITY
                                     ------   ----------   --------   --------   -------------   -------------
                                                                  (IN THOUSANDS)
Balance, December 31, 1994.........  $2,810     $2,638     $22,911     $  --        $ (703)         $27,656

Net income.........................                          4,268                                    4,268
Dividends ($.37 per share).........                         (1,892)                                  (1,892)
Stock options exercised............     10         117                                                  127
Purchase of Treasury stock.........                                     (125)                          (125)
Dividend reinvestment plan.........                             (2)      109                            107
Net unrealized gain on
  securities.......................                                                  1,601            1,601
                                     ------     ------     -------     -----        ------          -------
Balance, December 31, 1995.........  2,820       2,755      25,285       (16)          898           31,742

Net income.........................                          4,906                                    4,906
Dividends ($.39 per share).........                         (1,952)                                  (1,952)
Stock options exercised............      6          73                                                   79
Purchase of Treasury stock.........                                     (522)                          (522)
Dividend reinvestment plan.........                  6                   199                            205
Net unrealized loss on
  securities.......................                                                   (422)            (422)
                                     ------     ------     -------     -----        ------          -------
Balance, December 31, 1996.........  2,826       2,834      28,239      (339)          476           34,036

Net income.........................                          4,222                                    4,222
Dividends ($.43 per share).........                         (2,182)                                  (2,182)
Fifty percent stock dividend.......  1,416                  (1,416)                                      --
Stock options exercised............     24         193         (40)      270                            447
Purchase of Treasury stock.........                                     (351)                          (351)
Dividend reinvestment plan.........                 34                   183                            217
Employee stock purchase plan.......                  2                    20                             22
Tax benefit from stock options
  exercised........................                160                                                  160
Net unrealized gain on
  securities.......................                                                    137              137
                                     ------     ------     -------     -----        ------          -------
Balance, December 31, 1997.........  $4,266     $3,223     $28,823     $(217)       $  613          $36,708
                                     ======     ======     =======     =====        ======          =======

See accompanying notes to the consolidated financial statements.

                         CENTURY FINANCIAL CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1997        1996        1995
                                                              --------    --------    --------
                                                                       (IN THOUSANDS)
OPERATING ACTIVITIES
  Net income................................................  $  4,222    $  4,906    $  4,268
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Provision for loan losses..............................     2,070         625         240
     Depreciation, amortization, and accretion, net.........       842         271       1,403
     Deferred income taxes..................................      (512)         60         209
     Investment securities (gains) losses, net..............        --          (1)         14
     Decrease (increase) in accrued interest receivable.....      (287)        330        (382)
     Increase in accrued interest payable...................       615         216         747
     Other, net.............................................       284         138         138
                                                              --------    --------    --------
          Net cash provided by operating activities.........     7,234       6,545       6,637
                                                              --------    --------    --------
INVESTING ACTIVITIES
  Investment securities available for sale:
     Proceeds from sales....................................        --       2,781       4,984
     Proceeds from maturities and repayments................    23,358      29,952      14,502
     Purchases..............................................   (18,936)     (5,696)    (39,222)
  Investment securities held to maturity:
     Proceeds from sales....................................        --          --         775
     Proceeds from maturities and repayments................        --          --      12,951
     Purchases..............................................        --          --     (14,273)
  Purchase of loans receivable..............................    (3,250)     (3,604)         --
  Net increase in loans.....................................   (43,159)    (47,135)    (22,638)
  Purchases of premises and equipment.......................    (2,461)     (2,246)       (843)
  Other, net................................................        --          27          --
                                                              --------    --------    --------
          Net cash used for investing activities............   (44,448)    (25,921)    (43,764)
                                                              --------    --------    --------
FINANCING ACTIVITIES
  Net increase in deposits..................................    29,532      35,069      30,286
  Net increase (decrease) in short term borrowings..........    (7,000)     (3,000)      9,530
  Proceeds from other borrowings............................    20,000         800          --
  Cash dividends............................................    (2,128)     (1,887)     (1,790)
  Proceeds from stock options exercised.....................       447          79         127
  Treasury stock purchase...................................      (351)       (522)       (125)
  Proceeds from employee stock option plan..................        22          --          --
  Proceeds from dividend reinvestment plan..................       217         205         107
                                                              --------    --------    --------
          Net cash provided by financing activities.........    40,739      30,744      38,135
                                                              --------    --------    --------
          Increase in cash and cash equivalents.............     3,525      11,368       1,008
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............    21,794      10,426       9,418
                                                              --------    --------    --------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $ 25,319    $ 21,794    $ 10,426
                                                              ========    ========    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for:
     Interest...............................................  $ 16,631    $ 13,650    $ 11,878
     Income taxes...........................................     1,035       1,140         945

See accompanying notes to the consolidated financial statements.

                         CENTURY FINANCIAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Century Financial Corporation (Corporation), a bank holding Company, and its subsidiaries, the Century National Bank and Trust Company (Century), and the Independent Bankers' Computer Services, Inc. (IBCS), conform with generally accepted accounting principles and with general practice within the banking industry.

     A summary of the significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows:

  NATURE OF OPERATIONS AND BASIS OF PRESENTATION

     Century Financial Corporation is a Pennsylvania corporation and is registered under the Bank Holding Company Act. The Corporation was organized to be the holding company of Century National Bank. The Corporation and its subsidiary derive substantially all their income from banking and bank-related services which include interest earnings on commercial, commercial mortgage, residential real estate, and consumer loan financing as well as interest earnings on investment securities and charges for deposit services to its customers. Century provides banking services to southwestern Pennsylvania. The Corporation is supervised by the Federal Reserve Board while Century is subject to regulation and supervision by the Office of the Comptroller of the Currency.

The consolidated financial statements of the Corporation include its wholly-owned subsidiary, Century. Significant intercompany items have been eliminated in consolidation. Independent Bankers' Computer Services, previously a wholly-owned subsidiary of the Corporation, was dissolved on March 31, 1995.

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates.

  INVESTMENT SECURITIES

     Investment securities are classified, at the time of purchase, based on managements' intention and ability, as securities held to maturity or securities available for sale. The Corporation has classified investment securities as available for sale to serve principally as a source of liquidity. Unrealized holding gains and losses for available for sale securities are reported as a separate component of stockholders' equity, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

     Common stock of the Federal Home Loan Bank and Federal Reserve Bank represent ownership in institutions which are wholly-owned by other financial institutions. These securities are accounted for at cost and are classified with equity securities available for sale.

  LOANS

     Interest from installment loans is recognized in income over the life of the loans using a method which approximates a level yield. Interest on all other loans is recognized as interest income on the accrual method. For commercial and real estate mortgage loans on which interest is 90 days past due, accrual of income is discontinued, and any previously accrued interest is reversed against current income. Installment and credit card loans are generally charged off between 90 and 180 days past due or when deemed uncollectible in the opinion of management.

                         CENTURY FINANCIAL CORPORATION

     Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment to the related loan's yield. These amounts are being amortized over the contractual life of the related loans.

  ALLOWANCE FOR LOAN LOSSES

     Effective January 1, 1995, the Corporation adopted Statement of Financial Accounting Standards Statement No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement No. 118. Under this Standard, the Corporation estimates credit losses on impaired loans based on the present value of expected cash flows or fair value of the underlying collateral if the loan repayment is expected to come from the sale or operation of such collateral. Statement 118 amends Statement 114 to permit a creditor to use existing methods for recognizing interest income on impaired loans eliminating the income recognition provisions of Statement 114. The adoption of these statements did not have a material effect on the Corporation's financial position or results of operations.

     Impaired loans are commercial and commercial real estate loans for which it is probable that the Corporation will not be able to collect all amounts due according to the contractual terms of the loan agreement. The Corporation individually evaluates such loans for impairment and does not aggregate loans by major risk classifications. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans," although the two categories overlap. The Corporation may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan as impaired, provided the loan is not a commercial or commercial real estate classification. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original interest rate, and its recorded value, or as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral.

     Mortgage loans secured by one-to-four family properties and all consumer loans are generally of smaller balances, and a homogeneous nature, thus are measured for impairment collectively. Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired. Management determines the significance of payment delays on a case-by-case basis, taking into consideration all of the circumstances concerning the loan, the credit worthiness and payment history of the borrower, the length of the payment delay, and the amount of shortfall in relation to the principal and interest owed.

     The allowance for loan losses represents the amount which management estimates is adequate to provide for potential losses in its loan portfolio. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses which is charged to operations. The provision is based upon management's periodic evaluation of individual loans, the overall risk characteristics of the various portfolio segments, past experience with losses, the impact of economic conditions on borrowers, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses are particularly susceptible to significant change in the near term.

  PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.

                         CENTURY FINANCIAL CORPORATION

  INTANGIBLE ASSETS

     Core deposit intangibles are amortized using the straight-line method over a ten year period.

  TRUST DEPARTMENT

     Trust Department assets (other than cash deposits) held by Century in fiduciary or agency capacities for its customers are not included in the accompanying balance sheet since such items are not assets of Century. Commissions and fees for services performed by Century in a fiduciary capacity are reported on a cash basis. The annual results would not be materially different if such income was accrued.

  PENSION AND PROFIT SHARING PLANS

     Pension and employee benefits include contributions, determined actuarially, to a retirement plan covering the eligible employees of the subsidiaries. Contributions to the profit sharing plan are made based on the achievement of certain operating levels and performance ratios.

  INCOME TAXES

     The Corporation and its subsidiary file a consolidated federal income tax return. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

  EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Statement No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.

     All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the Statement No. 128 requirements.

  CASH FLOW INFORMATION

     The Corporation has defined cash and cash equivalents as those amounts included in the balance sheet caption Cash and due from banks, interest-bearing deposits in other banks, and Federal funds sold.

  PENDING ACCOUNTING PRONOUNCEMENTS

     In June 1996, the FASB issued Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings based on a control-oriented "financial-components" approach. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. The provisions of Statement No. 125 are effective for transactions occurring after December 31, 1996, except those provisions relating to repurchase agreements, securities lending, and other similar transactions and pledged collateral, which have been delayed until after December 31, 1997 by Statement No. 127, "Deferral of the Effective Date of Certain

                         CENTURY FINANCIAL CORPORATION

Provisions of Statement No. 125, an amendment of Statement No. 125." The adoption of the provisions of Statement No. 127 is not expected to have a material impact on financial position or results of operations.

     In July 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income." The Statement establishes standards for reporting and presentation of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The provisions of the statement are effective for all fiscal years beginning after December 15, 1997. The adoption of this statement is not expected to have a material impact on financial position or results of operations.

  RECLASSIFICATION OF COMPARATIVE AMOUNTS

     Certain comparative amounts for prior years have been reclassified to conform with current year presentations.

2. EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share.

     There are no convertible securities which would effect the numerator in calculating basic and diluted earnings per share; therefore, net income as presented on the Consolidated Statement of Income will be used as the numerator. The following table sets forth a reconciliation of the denominator of the basic and diluted earnings per share computation.

                                                      1997        1996        1995
                                                    ---------   ---------   ---------
Denominator:
  Denominator for basic earnings per
     share -- weighted-average shares.............  5,065,901   5,054,070   5,059,983
  Employee stock options..........................     74,054      36,829      10,259
                                                    ---------   ---------   ---------
  Denominator for diluted earnings per
     share -- adjusted weighted-average assumed
     conversions..................................  5,139,955   5,090,899   5,070,242
                                                    =========   =========   =========

3. COMMON STOCK SPLIT

     On April 28, 1997, the Board of Directors approved a three for two stock split. The additional shares resulting from the split was effected in the form of a 50% stock dividend. All references to the number of common shares and per share amounts for 1996 and 1995 have been restated to reflect the stock split.

                         CENTURY FINANCIAL CORPORATION

4. INVESTMENT SECURITIES AVAILABLE FOR SALE

     The amortized cost and estimated market values of investment securities available for sale are as follows:

                                                                 1997
                                            -----------------------------------------------
                                                          GROSS        GROSS      ESTIMATED
                                            AMORTIZED   UNREALIZED   UNREALIZED    MARKET
                                              COST        GAINS        LOSSES       VALUE
                                             -------       ----         ----       -------
U. S. Treasury securities.................   $ 4,969       $ 65         $ --       $ 5,034
U. S. Government agency securities........    23,941        229           --        24,170
Obligations of states and political
  subdivisions............................    14,178        480          (36)       14,622
Mortgage-backed securities and
  collateralized mortgage obligations.....    18,236        179          (26)       18,389
Other securities..........................     3,988         37           --         4,025
                                             -------       ----         ----       -------
  Total debt securities...................    65,312        990          (62)       66,240
Equity securities.........................     1,407         --           --         1,407
                                             -------       ----         ----       -------
  Total...................................   $66,719       $990         $(62)      $67,647
                                             =======       ====         ====       =======

                                                                 1996
                                            -----------------------------------------------
                                                          GROSS        GROSS      ESTIMATED
                                            AMORTIZED   UNREALIZED   UNREALIZED    MARKET
                                              COST        GAINS        LOSSES       VALUE
                                             -------       ----        -----       -------
U. S. Treasury securities.................   $ 7,231       $ 46        $  --       $ 7,277
U. S. Government agency securities........    18,224        100           (6)       18,318
Obligations of states and political
  subdivisions............................    14,829        483          (13)       15,299
Mortgage-backed securities and
  collateralized mortgage obligation......    21,029        129          (91)       21,067
Other securities..........................     8,540         84          (11)        8,613
                                             -------       ----        -----       -------
  Total debt securities...................    69,853        842         (121)       70,574
Equity securities.........................     1,299         --           --         1,299
                                             -------       ----        -----       -------
  Total...................................   $71,152       $842        $(121)      $71,873
                                             =======       ====        =====       =======

     The amortized cost and estimated market value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities of mortgage-backed securities and collateralized mortgage obligations will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                          ESTIMATED
                                                              AMORTIZED    MARKET
                                                                COST        VALUE
                                                              ---------   ---------
Due in one year or less.....................................   $ 8,277     $ 8,310
Due after one year through five years.......................    33,064      33,454
Due after five years through ten years......................    12,109      12,373
Due after ten years.........................................    11,862      12,103
                                                               -------     -------
  Total.....................................................   $65,312     $66,240
                                                               =======     =======

                         CENTURY FINANCIAL CORPORATION

     The following is a summary of proceeds received, gross gains, and gross losses realized on the sale of investment securities:

                                                             1997     1996     1995
                                                            ------   ------   ------
Proceeds from sales.......................................  $   --   $2,781   $5,759
Gross gains...............................................      --        3       17
Gross losses..............................................      --        2       31

     Investment securities with a carrying value of $38,724 and $38,719 at December 31, 1997 and 1996, respectively, were pledged to secure deposits and other purposes as required by law.

5. LOANS

     Major classifications of loans are summarized as follows:

                                                                1997       1996
                                                              --------   --------
Commercial, financial, and agricultural.....................  $ 90,423   $ 78,666
Real estate -- construction.................................    10,262     11,042
Real estate -- mortgage:
  Residential...............................................   123,978    106,081
  Commercial................................................    32,360     18,876
Installment loans to individuals............................    85,777     83,637
Tax exempt loans............................................    23,838     20,385
                                                              --------   --------
                                                               366,638    318,687
Less unearned income........................................    12,717     10,677
                                                              --------   --------
                                                               353,921    308,010
Less allowance for loan losses..............................     4,717      3,234
                                                              --------   --------
     Net loans..............................................  $349,204   $304,776
                                                              ========   ========

     Century's primary business activity is with customers located within its local trade area. Commercial, residential, personal, and agricultural loans are granted. Century also selectively funds residential loans originated outside of its trade area provided such loans meet Century's credit policy guidelines. Although Century has a diversified loan portfolio, at December 31, 1997 and 1996, loans outstanding to individuals and businesses are dependent upon the local economic conditions in its immediate trade area.

     At December 31, 1997, Century had loans totaling $72 which were past due 90 days or more and still accruing interest. Presented below are total nonaccruing loans of Century at December 31, 1997, 1996 and 1995. Also shown is the additional income that would have been earned if those loans had been current throughout the years ended.

                                                               1997    1996   1995
                                                              ------   ----   ----
Nonaccrual loans............................................  $3,664   $872   $901
Interest earned (if current)................................     346     58     51

     At December 31, 1997, Century had impaired loans of $2,738 for which $356 of the allowance for loan losses had been allocated. There were no impaired loans without allowance for loan loss allocation as of December 31, 1997. During the year, Century had an average balance of $2,353 and recognized $7 in interest income on these loans. Century had no impaired loans as of December 31, 1996.

                         CENTURY FINANCIAL CORPORATION

6. ALLOWANCE FOR LOAN LOSSES

     Changes in the allowance for loan losses for the years ended December 31, 1997, 1996, and 1995, are as follows:

                                                            1997      1996      1995
                                                           ------    ------    ------
Balance, January 1.......................................  $3,234    $3,003    $3,206
Add:
  Provisions charged to operations.......................   2,070       625       240
  Recoveries.............................................      92        68        32
Less loans charged off...................................     679       462       475
                                                           ------    ------    ------
Balance, December 31.....................................  $4,717    $3,234    $3,003
                                                           ======    ======    ======

7. PREMISES AND EQUIPMENT

     Major classifications of premises and equipment are summarized as follows:

                                                               1997       1996
                                                              -------    -------
Land and land improvements..................................  $ 2,365    $ 2,526
Buildings...................................................    9,039      7,389
Furniture and equipment.....................................    5,401      4,869
Leasehold improvements......................................      562        523
                                                              -------    -------
                                                               17,367     15,307
Less accumulated depreciation...............................    5,805      5,287
                                                              -------    -------
          Total.............................................  $11,562    $10,020
                                                              =======    =======

     Depreciation expense amounted to $919 in 1997, $852 in 1996, and $767 in 1995.

8. DEPOSITS

     Time deposits include certificates of deposit in denominations of $100 or more. Such deposits aggregated $38,309 and $29,492 at December 31, 1997 and 1996, respectively.

     Interest expense on certificates of deposit over $100 amounted to $3,241 in 1997, $2,495 in 1996, and $1,863 in 1995.

     The following table sets forth the remaining maturity of time certificates of deposits of $100,000 or more at December 31, 1997.

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
3 months or less............................................    $ 2,687
Over 3 through 6 months.....................................     21,161
Over 6 through 12 months....................................      3,387
Over 12 months..............................................     11,074
                                                                -------
          Total.............................................    $38,309
                                                                =======

                         CENTURY FINANCIAL CORPORATION

9. SHORT-TERM BORROWINGS

     The outstanding balances and related information for short-term borrowings are summarized as follows:

                                                         1997               1996
                                                    ---------------    ---------------
                                                    AMOUNT     RATE    AMOUNT     RATE
                                                    -------    ----    -------    ----
Balance at year end...............................  $ 4,000    5.07%   $ 7,000    5.71%
Average balance outstanding during the year.......    7,100    5.62      8,965    5.51
Maximum amount outstanding at any month end.......   19,160      --     16,175      --

     Short-term borrowings consist of advances from the Federal Home Loan Bank of Pittsburgh (FHLB) under a RepoPlus borrowing arrangement. Average amounts outstanding during the year represent daily average balances and average interest rates represent interest expense divided by the related average balance.

     Century maintains a revolving line of credit (flexline advance) with the FHLB. The amount available on this line of credit as of December 31, 1997, is approximately $8.4 million. Century has pledged, as collateral for advances from the FHLB of Pittsburgh, all stock in the Federal Home Loan Bank and certain other qualifying collateral. There were no outstanding balances on this credit line at December 31, 1997 and 1996.

10. OTHER BORROWINGS

     Other borrowings as of December 31, 1997 and 1996, are summarized as follows:

              DESCRIPTION                   MATURITY DATE    INTEREST RATE    1997      1996
              -----------                 -----------------  -------------   -------   ------
Federal Home Loan Bank advance..........  July 11, 2002          5.60%       $20,000   $   --
Federal Home Loan Bank advance..........  February 18, 1998      5.07%            --    4,000
                                                                             -------   ------
  Total.................................                                     $20,000   $4,000
                                                                             =======   ======

     Century has pledged, as collateral for borrowings from the FHLB, all stock in the FHLB and certain other qualifying collateral.

     During 1997, a $4,000 advance maturing February 18, 1998 was reclassified as short-term borrowings.

11. OTHER EXPENSES

     The following is an analysis of other expenses:

                                                            1997      1996      1995
                                                           ------    ------    ------
Advertising..............................................  $  355    $  455    $  362
Stationery, printing, and supplies.......................     365       346       307
State shares tax.........................................     309       273       262
Professional fees........................................     604       249       306
Other....................................................   2,731     2,490     2,259
                                                           ------    ------    ------
          Total..........................................  $4,364    $3,813    $3,496
                                                           ======    ======    ======

                         CENTURY FINANCIAL CORPORATION

12. INCOME TAXES

     The provision for income taxes consists of:

                                                            1997      1996      1995
                                                           ------    ------    ------
Currently payable........................................  $1,380    $1,210    $1,177
Deferred.................................................    (512)       60       209
                                                           ------    ------    ------
          Total..........................................  $  868    $1,270    $1,386
                                                           ======    ======    ======

     The components of the net deferred tax assets are as follows:

                                                               1997     1996
                                                              ------    ----
Deferred Tax Assets
  Allowance for loan losses.................................  $1,342    $838
  Other.....................................................     209     104
                                                              ------    ----
          Total deferred tax assets.........................   1,551     942
                                                              ------    ----
Deferred Tax Liabilities
  Premises and equipment....................................     184     153
  Net unrealized gain on securities.........................     315     245
  Pension asset.............................................     144     173
  Deferred loan origination fees, net.......................      99      20
  Other.....................................................      73      57
                                                              ------    ----
          Total deferred tax liabilities....................     815     648
                                                              ------    ----
          Net deferred tax assets...........................  $  736    $294
                                                              ======    ====

     No valuation allowance was established at December 31, 1997, in view of the Corporation's ability to carry back taxes paid in previous years and certain tax strategies and anticipated future taxable income as evidenced by the Corporation's earnings potential.

     The reconciliation of the federal statutory rate and the Corporation's effective income tax rate is as follows:

                                               1997                1996                1995
                                         -----------------   -----------------   -----------------
                                                    % OF                % OF                % OF
                                                   PRE-TAX             PRE-TAX             PRE-TAX
                                         AMOUNT    INCOME    AMOUNT    INCOME    AMOUNT    INCOME
                                         -------    -----    -------    -----    -------    -----
Provision at statutory rate............  $ 1,731     34.0%   $ 2,100     34.0%   $ 1,922     34.0%
Effect of tax free income..............   (1,024)   (20.1)      (880)   (14.3)      (672)   (11.9)
Non-deductible interest expense........       95      1.9         74      1.2         61      1.1
Other, net.............................       66      1.3        (24)    (0.3)        75      1.3
                                         -------    -----    -------    -----    -------    -----
Actual provision and effective rate....  $   868     17.1%   $ 1,270     20.6%   $ 1,386     24.5%
                                         =======    =====    =======    =====    =======    =====

13. PENSION AND PROFIT SHARING PLANS

     Century sponsors a trusteed, non-contributory defined benefit pension plan covering substantially all employees and officers of Century. The plan calls for benefits to be paid to eligible employees at retirement based primarily on years of service and compensation rates near retirement. Contributions are intended to provide not only benefits for attributed to service to date but also for those expected to be earned in the future.

                         CENTURY FINANCIAL CORPORATION

     The following presents the components of the net periodic pension cost:

                                                              1997     1996    1995
                                                             -------   -----   -----
Service costs of the current period........................  $   270   $ 247   $ 264
Interest cost on projected benefit obligations.............      375     341     298
Actual return on plan assets...............................   (1,219)   (677)     78
Net amortization and deferral..............................      708     228    (424)
                                                             -------   -----   -----
  Total....................................................  $   134   $ 139   $ 216
                                                             =======   =====   =====

     The actuarial present value of the accumulated benefit obligation at December 31, 1997 and 1996, was $4,224 and $3,327 including vested benefit obligations of $4,177 and $3,287. The following sets forth the funded status of the plan and the amounts recognized in the accompanying consolidated balance sheet:

                                                               1997      1996
                                                              -------   -------
Plan assets at fair value...................................  $ 7,221   $ 6,111
Actuarial present value of projected benefit obligation.....   (6,020)   (5,071)
                                                              -------   -------
Funded status...............................................    1,201     1,040
Unrecognized transition amount..............................     (233)     (291)
Unrecognized net gain from past experience different from
  that assumed and effects of changes in assumptions........     (569)     (266)
                                                              -------   -------
Pension asset...............................................  $   399   $   483
                                                              =======   =======

     Assumptions used in determining net periodic pension cost are as follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
Discount rate...............................................  7.50%  7.50%  7.50%
Expected long-term rate of return on assets.................  7.50   7.50   7.50
Rate of increase in compensation levels.....................  4.50   4.00   5.00

     Century makes payments to a qualified profit sharing plan covering substantially all employees and officers of Century. Contributions to the plan are made at the discretion of the Board of Directors and are determined annually based on the achievement of pre-determined performance goals. The plan contributions for the years 1997, 1996, and 1995 amounted to $476, $482, and $386, respectively.

14. DIVIDEND REINVESTMENT PLAN

     The Corporation maintains a Dividend Reinvestment Plan (the "Plan") whereby up to 300,000 authorized but unissued shares were allocated for dividend reinvestment. Participation in the Plan is available to all common stockholders who may elect to reinvest dividends on all or part of their shares to acquire additional common stock of the Corporation. Plan participants are able to withdraw from the Plan at any time. At December 31, 1997 and 1996, there were 16,561 and 20,490 shares being held in treasury which will be used in conjunction with the Plan. During 1997 and 1996, there were 13,864 and 13,028 shares issued under the Plan.

15. COMMITMENTS AND CONTINGENT LIABILITIES

  COMMITMENTS

     In the normal course of business, there are various outstanding commitments and certain contingent liabilities which are not reflected in the accompanying consolidated financial statements. These commitments and contingent liabilities represent financial instruments with off-balance sheet risk. The contract or notional amounts

                         CENTURY FINANCIAL CORPORATION
of those instruments reflect the extent of involvement in particular types of financial instruments which were comprised of the following:

                                                               1997      1996
                                                              -------   -------
Commitments to extend credit................................  $35,799   $32,115
Standby letters of credit...................................    3,194       341
                                                              -------   -------
  Total.....................................................  $38,993   $32,456
                                                              =======   =======

     The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The same credit policies are used in making commitments and conditional obligations as for on-balance sheet instruments. Generally, collateral is required to support financial instruments with credit risk. The terms are typically for a one-year period with an annual renewal option subject to prior approval by management.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the loan agreement. These commitments are comprised primarily of available commercial and personal lines of credit. Standby letters of credit written are conditional commitments issued to guarantee the performance of a customer to a third party.

     The exposure to loss under these commitments are limited by subjecting them to credit approval and monitoring procedures. Substantially all of the commitments to extend credit are contingent upon customers maintaining specific credit standards at the time of the loan funding. Management assesses the credit risk associated with certain commitments to extend credit in determining the level of the allowance for loan losses. Since many of the commitments are expected to expire without being drawn upon, the contractual amounts do not necessarily represent future funding requirements.

     At December 31, 1997, the minimum rental commitments for all non-cancelable leases are as follows (in thousands):

1998........................................................  $  172
1999........................................................     169
2000........................................................     167
2001........................................................     152
2002........................................................      76
2003 and thereafter.........................................     545
                                                              ------
  Total.....................................................  $1,281
                                                              ======

     Occupancy and equipment expenses include rental expenditures of $188 for 1997, $133 for 1996, and $134 for 1995.

  CONTINGENT LIABILITIES

     The Corporation and its subsidiary are involved in legal actions from normal business activities which includes a lawsuit initiated by a former employee alleging wrongful discharge. Management believes that the liability, if any, arising from such actions will not have a material adverse effect on the Corporation's financial position.

16. STOCK OPTION PLAN

     The Corporation maintains an incentive stock option plan under which 336,204 shares of common stock can be issued after adjusting for the stock splits in May 1997, December 1994, and April 1993. The plan provides for the grant of incentive stock options to certain executive officers, senior management personnel, and directors of the Corporation. Under the plan, a holder may elect to exercise options to purchase common stock at fixed prices

                         CENTURY FINANCIAL CORPORATION
equal to the fair value at the date of grant. The period for exercising options is fixed at the date of the grant and will not exceed ten years from such date.

     Effective January 1, 1996, the Corporation adopted Statement of Financial Accounting Standards Statement No. 123, "Accounting for Stock-Based Compensation." This statement encourages, but does not require the Corporation to recognize compensation expense for all awards of equity instruments issued after December 31, 1994. The statement establishes a fair value based method of accounting for stock-based compensation plans. The standard applies to all transactions in which an entity acquires goods or services by issuing equity instruments or by incurring liabilities in amounts based on the price of the entity's common stock or other equity instruments. Statement No. 123 permits companies to continue to account for such transactions under Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees," but requires disclosure in a note to the financial statements pro forma net income and earnings per share as if the Corporation had applied the new method of accounting.

     Under APB Opinion 25, no compensation expense has been recognized with respect to the options granted under the stock option plan. Had compensation expense been determined on the basis of fair value pursuant to Statement No. 123, net income and earnings per share would have been reduced as follows:

                                                      1997      1996      1995
                                                     ------    ------    ------
Net Income:
  As reported......................................  $4,222    $4,906    $4,268
                                                     ======    ======    ======
  Pro forma........................................  $2,723    $4,749    $4,162
                                                     ======    ======    ======
Basic Earnings Per Share:
  As reported......................................  $ 0.83    $ 0.97    $ 0.84
                                                     ======    ======    ======
  Pro forma........................................  $ 0.54    $ 0.94    $ 0.82
                                                     ======    ======    ======
Diluted Earnings Per Share:
  As reported......................................  $ 0.82    $ 0.96    $ 0.84
                                                     ======    ======    ======
  Pro forma........................................  $ 0.53    $ 0.93    $ 0.82
                                                     ======    ======    ======

     The following table presents share data related to the stock option plan:

                                                            SHARES UNDER OPTION
                                                            --------------------
                                                              1997        1996
                                                            --------    --------
Outstanding, January 1....................................  246,327     194,459
  Granted.................................................   55,059      63,852
  Exercised...............................................  (53,666)    (10,433)
  Forfeited...............................................     (579)     (1,551)
                                                            -------     -------
Outstanding, December 31 (at prices ranging from $7.06
  -$11.33)................................................  247,141     246,327
                                                            =======     =======

17. REGULATORY MATTERS

     The approval of the Comptroller of the Currency is required if the total of all dividends declared by a national bank in any calendar year exceeds net profits as defined for that year combined with its retained net profits for the two preceding calendar years less any required transfers to surplus. Under this formula, the amount available for payment of dividends by Century to the Corporation in 1998, without the approval of the Comptroller, is $5,118 plus 1998 profits retained up to the date of the dividend declaration.

                         CENTURY FINANCIAL CORPORATION

     Included in cash and due from banks are required federal reserves of $4,073 and $3,159 at December 31, 1997 and 1996, respectively, for facilitating the implementation of monetary policy by the Federal Reserve System. The required reserves are computed by applying prescribed ratios to the classes of average deposit balances. These are held in the form of cash on hand and/or balances maintained directly with the Federal Reserve Bank.

18. REGULATORY CAPITAL REQUIREMENTS

     The Corporation (on a consolidated basis) and Century are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by the regulators that, if undertaken, could have a direct material effect on the Corporation's and Century's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, both entities must meet specific capital guidelines that involve quantitative measures of the their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by the regulation to ensure capital adequacy require Century to maintain minimum amounts and ratios of total Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of December 31, 1997 and 1996, that the Corporation and Century meet all capital adequacy requirements to which they are subject.

     As of December 31, 1997, the most recent notification from the appropriate regulatory authorities, has categorized the Corporation and Century as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an entity must maintain minimum Total Risk-Based, Tier I Risk-Based and Tier I Leverage ratios at least 100 to 200 basis points above those ratios set forth in the table. There have been no conditions or events since that notification that management believes have changed the this category. The capital position of the Corporation does not materially differ from Century's, therefore, the following table sets forth the Corporation's capital position and minimum requirements as of December 31:

                                                            1997                 1996
                                                      -----------------    -----------------
                                                      AMOUNT     RATIO     AMOUNT     RATIO
                                                      -------    ------    -------    ------
Total Capital
  (to Risk-Weighted Assets)
     Actual.........................................  $40,296    11.66%    $36,643    11.95%
     For Capital Adequacy...........................   27,656     8.00%     24,522     8.00%
     To Be Well Capitalized.........................   34,570    10.00%     30,653    10.00%
Tier I Capital (to Risk-Weighted Assets)
     Actual.........................................  $35,970    10.40%    $33,409    10.90%
     For Capital Adequacy...........................   13,828     4.00%     12,261     4.00%
     To Be Well Capitalized.........................   20,742     6.00%     18,391     6.00%
Tier I Capital
  (to Average Assets)
     Actual.........................................  $35,970     7.80%    $33,409     8.25%
     For Capital Adequacy...........................   18,449     4.00%     16,208     4.00%
     To Be Well Capitalized.........................   23,062     5.00%     20,248     5.00%

19. FAIR VALUE DISCLOSURE

     The estimated fair values at December 31, 1997 and 1996, of the Corporation's financial instruments are as follows:

                         CENTURY FINANCIAL CORPORATION

                                                          1997                    1996
                                                  --------------------    --------------------
                                                  CARRYING      FAIR      CARRYING      FAIR
                                                   VALUE       VALUE       VALUE       VALUE
                                                  --------    --------    --------    --------
Financial assets:
  Cash and due from banks.......................  $ 12,439    $ 12,439    $ 12,661    $ 12,661
  Interest-bearing deposits in other banks......     1,645       1,645         343         343
  Federal funds sold............................    11,235      11,235       8,790       8,790
  Investment securities available for sale......    67,647      67,647      71,873      71,873
  Net loans.....................................   349,204     344,142     304,776     298,264
  Accrued interest receivable...................     2,563       2,563       2,276       2,276
                                                  --------    --------    --------    --------
     Total......................................  $444,733    $439,671    $400,719    $394,207
                                                  ========    ========    ========    ========
Financial liabilities:
  Deposits......................................  $392,926    $396,186    $363,394    $364,615
  Short term borrowings.........................     4,000       4,000       7,000       7,000
  Other borrowings..............................    20,000      20,132       4,000       3,957
  Accrued interest payable......................     2,586       2,586       1,971       1,971
                                                  --------    --------    --------    --------
     Total......................................  $419,512    $422,904    $376,365    $377,543
                                                  ========    ========    ========    ========

     Financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

     Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

     If no readily available market exits, the fair value estimates for financial instruments should be based upon management's judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in the assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

     As certain assets such as deferred tax assets and premises and equipment are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Corporation.

     The Corporation employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

 CASH AND DUE FROM BANKS, INTEREST-BEARING DEPOSIT WITH OTHER BANKS, ACCRUED INTEREST RECEIVABLE, SHORT TERM BORROWINGS, AND ACCRUED INTEREST PAYABLE

     The fair value is equal to the current carrying value.

  INVESTMENT SECURITIES AVAILABLE FOR SALE

     The fair value of securities available for sale is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

                         CENTURY FINANCIAL CORPORATION

  LOANS, DEPOSITS, AND OTHER BORROWINGS

     The fair value of loans is estimated by discounting the future cash flows using a simulation model which estimates future cash flows and constructs discount rates that consider reinvestment opportunities, operating expenses, non-interest income, credit quality, and prepayment risk. Demand, savings, and money market deposit accounts are valued at the amount payable on demand as of year end. Fair values for time deposits and other borrowings are estimated using a discounted cash flow calculation that applies contractual costs currently being offered in the existing portfolio to current market rates being offered for deposits and borrowings of similar remaining maturities.

  COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

     These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment or letter of credit, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments and letters of credit are presented in Note 14.

20. AGREEMENT AND PLAN OF MERGER

     On December 3, 1997, the Board of Directors executed a definitive Agreement and Plan of Merger (the Agreement), which provides for the affiliation of the Corporation with Citizens Bancshares, Inc. (Citizens) headquartered in Salineville, Ohio. The Agreement provides that the affiliation will be effected by means of a merger of the Corporation and Citizens. In the merger, each stockholder of the Corporation will receive 0.425 shares of Citizens common stock in exchange for each share of the Corporation's stock, subject to certain terms, conditions, and limitations set forth in the Agreement.

     Completion of the merger is subject to approval by various regulatory agencies and the stockholders of the Corporation and Citizens.

                         CENTURY FINANCIAL CORPORATION

21. SELECTED QUARTERLY FINANCIAL DATA

     The unaudited quarterly results for 1997 and 1996 are summarized as follows:

                                                                        1997
                                               ------------------------------------------------------
                                                                 THREE MONTHS ENDED
                                               ------------------------------------------------------
                                               MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                               ---------    --------    -------------    ------------
Total interest income........................   $8,101       $8,415        $9,018           $9,108
Total Interest expense.......................    3,873        4,031         4,647            4,695
                                                ------       ------        ------           ------
Net interest income..........................    4,228        4,384         4,371            4,413
Provision for loan losses....................      195          195           240            1,440
                                                ------       ------        ------           ------
Net interest income after provision for loan
  losses.....................................    4,033        4,189         4,131            2,973
                                                ------       ------        ------           ------
Other income.................................      752          773           781              853
Other expense................................    3,113        3,375         3,070            3,837
                                                ------       ------        ------           ------
Income before income taxes...................    1,672        1,587         1,842              (11)
Income taxes (benefit).......................      370          334           336             (172)
                                                ------       ------        ------           ------
Net income...................................   $1,302       $1,253        $1,506           $  161
                                                ======       ======        ======           ======
Earnings per share:
  Basic......................................   $ 0.26       $ 0.25        $ 0.30           $ 0.03
  Dilutive...................................   $ 0.25       $ 0.24        $ 0.29           $ 0.03

                                                                        1996
                                               ------------------------------------------------------
                                                                 THREE MONTHS ENDED
                                               ------------------------------------------------------
                                               MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                               ---------    --------    -------------    ------------
Total interest income........................   $7,397       $7,441        $7,762           $7,964
Total Interest expense.......................    3,383        3,240         3,486            3,757
                                                ------       ------        ------           ------
Net interest income..........................    4,014        4,201         4,276            4,207
Provision for loan losses....................      105          130           180              210
                                                ------       ------        ------           ------
Net interest income after provision for loan
  losses.....................................    3,909        4,071         4,096            3,997
                                                ------       ------        ------           ------
Other income.................................      647          667           663              739
Other expense................................    3,020        3,221         3,205            3,167
                                                ------       ------        ------           ------
Income before income taxes...................    1,536        1,517         1,554            1,569
Income taxes.................................      358          389           257              266
                                                ------       ------        ------           ------
Net income...................................   $1,178       $1,128        $1,297           $1,303
                                                ======       ======        ======           ======
Earnings per share:
  Basic......................................   $ 0.23       $ 0.22        $ 0.26           $ 0.26
  Dilutive...................................   $ 0.23       $ 0.22        $ 0.25           $ 0.26

                         CENTURY FINANCIAL CORPORATION

22. PARENT COMPANY

     Following are condensed financial statements for the Corporation.

                            CONDENSED BALANCE SHEET

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
                                                                (IN THOUSANDS)
ASSETS
  Cash......................................................  $   365    $   159
  Investment in bank subsidiary.............................   36,420     33,831
  Other.....................................................      484        568
                                                              -------    -------
          TOTAL ASSETS......................................  $37,269    $34,558
                                                              =======    =======
LIABILITIES
  Dividends payable.........................................  $   561    $   504
  Other.....................................................       --         18
STOCKHOLDERS' EQUITY........................................   36,708     34,036
                                                              -------    -------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $37,269    $34,558
                                                              =======    =======

                         CONDENSED STATEMENT OF INCOME

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1997      1996      1995
                                                           ------    ------    ------
                                                                 (IN THOUSANDS)
INCOME
  Dividends from bank subsidiary.........................  $1,800    $2,290    $1,905
  Other..................................................       1         6       205
EXPENSES
  Other..................................................      44        80       219
                                                           ------    ------    ------
          Income before income taxes.....................   1,757     2,216     1,891
Income tax benefit.......................................     (12)      (25)       (5)
                                                           ------    ------    ------
          Income before equity in undistributed net
            income of subsidiaries.......................   1,769     2,241     1,896
Equity in undistributed net income of subsidiaries.......   2,453     2,665     2,372
                                                           ------    ------    ------
NET INCOME...............................................  $4,222    $4,906    $4,268
                                                           ======    ======    ======

                         CENTURY FINANCIAL CORPORATION

                       CONDENSED STATEMENT OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------    -------    -------
                                                                     (IN THOUSANDS)
OPERATING ACTIVITIES
  Net income................................................  $ 4,222    $ 4,906    $ 4,268
  Adjustments to reconcile net income to net cash provided
     by operating activities:
       Equity in undistributed net income of subsidiaries...   (2,453)    (2,665)    (2,372)
       Other, net...........................................      230       (101)      (126)
                                                              -------    -------    -------
          Net cash provided by operating activities.........    1,999      2,140      1,770
                                                              -------    -------    -------
FINANCING ACTIVITIES
  Cash dividends............................................   (2,128)    (1,887)    (1,790)
  Proceeds from stock options exercised.....................      447         79        127
  Treasury stock purchase...................................     (351)      (522)      (125)
  Proceeds from employee stock purchase plan................       22         --         --
  Proceeds from dividend reinvestment plan..................      217        205        107
                                                              -------    -------    -------
          Net cash used for financing activities............   (1,793)    (2,125)    (1,681)
                                                              -------    -------    -------
          Increase in cash..................................      206         15         89
CASH AT BEGINNING OF YEAR...................................      159        144         55
                                                              -------    -------    -------
CASH AT END OF YEAR.........................................  $   365    $   159    $   144
                                                              =======    =======    =======

                PART II   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

             (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

             (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or
     (2) of this section. Such determination shall be made as follows:

             (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
        (E)(1) or (2) of this section;

             (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

             (c) By the shareholders;

             (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

          Any determination made by the disinterested directors under division
     (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
     (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

             (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

             (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Section 33 of the Regulations of Citizens Bancshares, Inc. states as follows:

     Section 33. Indemnification. The Corporation shall indemnify any director or officer and any former director or officer of the Corporation and any such director or officer who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the Corporation (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

     In addition, Bancshares has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Bancshares' Regulations are further changed. Pursuant to the agreements, indemnitees receive the highest available of the following: (i) the benefits provided by Bancshares' Regulations as of the date of the agreement; (ii) the benefits provided by Bancshares' Regulations in effect at the time that indemnification expenses are incurred; (iii) the benefits allowable under Ohio law which is in effect on the date of the agreement; (iv) the benefits allowable under the law of the jurisdiction under which Bancshares exists at the time indemnifiable expenses are incurred; (v) the benefits available under liability insurance obtained by Bancshares; (vi) the benefits which would have been available to the indemnitee under a Bancshares insurance policy which was in effect prior to and expired on May 8, 1986; or
(vii) such other benefits are or may be otherwise available to the indemnitee. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Bancshares.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are being filed as part of this Registration
Statement:

EXHIBIT NO.                             EXHIBIT
-----------                             -------

    (2) Agreement and Plan of Merger, dated December 3, 1997, by and between Citizens Bancshares, Inc. and Century Financial
              Corporation, including a list of omitted schedules and exhibits and an undertaking of the registrant to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request (included as Appendix A to the Prospectus).

    (3)       Articles of Incorporation and By-Laws
              (3.1)  Registrant's Fourth Amended Articles of Incorporation
              (incorporated by reference to Exhibit 3(1) to the Form 10-K of Registrant for the year ended December 31, 1996.)
              (3.2)  Registrant's Code of Regulations, as amended
              (incorporated by reference to Exhibit 3(2) to the Form S-4
                     Registration Statement No. 0-18209 of Registrant).

    (5) Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality.

   (10)       Material Contracts (Exhibits 10(1)-(16) of Registrant's
              Annual Report on Form 10-K for the Year Ended December 31,
              1997 are incorporated herein by reference).

   (13)       Registrant's Annual Report to Shareholders for the Fiscal
              Year Ended December 31, 1997 (incorporated by reference to
              Exhibit 13 to Registrant's Form 10-K for the Fiscal Year
              Ended December 31, 1997).

   (21)       Subsidiaries of the Registrant.

   (23)       Consents of Experts and Counsel
              (23.1) Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5).
              (23.2) Consent of Danielson Associates Inc.
              (23.3) Consent of Sandler O'Neill & Partners, L.P.
              (23.4) Consent of Independent Public Accountants.
              (23.5) Consent of Independent Auditors.

   (27)       Financial Data Schedule (incorporated by reference to
              Exhibit 27 to the Registrant's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1997).

   (99)       Additional Exhibits
              (99.1) Century's Form of Proxy
              (99.2) Bancshares' Form of Proxy
              (99.3) Fairness opinion dated November 17, 1997 delivered by
              Danielson Associates, Inc. (included as Appendix D to the
                     Prospectus).
              (99.4) Fairness opinion dated             , 1998 delivered
              by Sandler O'Neill & Partners, L.P. (included as Appendix E to the Prospectus).

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim information.

     The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salineville, Ohio on March 4, 1998.

                                            CITIZENS BANCSHARES, INC.

                                            By: /s/ MARTY E. ADAMS

                                              ----------------------------------
                                              Marty E. Adams,
                                              President and Chief Executive
                                                Officer

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ MARTY E. ADAMS                                     March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
Marty E. Adams, President, Chief Executive Officer     Date
and Director

/s/ WILLIAM L. WHITE                                   March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
William L. White, III                                  Date
Chief Financial Officer and
Principal Accounting Officer

/s/ JAMES C. MCBANE                                    March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
James C. McBane, Director                              Date

/s/ FRED H. JOHNSON, III                               March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
Fred H. Johnson, III, Director                         Date

/s/ KEITH D. BURGETT                                   March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
Keith D. Burgett, Director                             Date

/s/ WILLARD L. DAVIS                                   March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
Willard L. Davis, Director                             Date

/s/ FRED H. JOHNSON                                    March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
Fred H. Johnson, Director                              Date

/s/ KENNETH E. MCCONNELL                               March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
Kenneth E. McConnell, Director                         Date

/s/ GLENN F. THORNE                                    March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
Glenn F. Thorne, Director                              Date

/s/ GERARD P. MASTROIANNI                              March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
Gerard P. Mastroianni, Director                        Date

/s/ ELDEN L. SURBEY                                    March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
Elden L. Surbey, Director                              Date

/s/ LEE A. SMITH                                       March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
Lee A. Smith, Director                                 Date
of The Citizens Banking Company

/s/ JONATHAN A. LEVY                                   March 4, 1998
-----------------------------------------------------  -----------------------------------------------------
Jonathan A. Levy, Director                             Date
of The Citizens Banking Company

                                 EXHIBIT INDEX

EXHIBIT NO.                             EXHIBIT
-----------                             -------

     (2)      Agreement and Plan of Merger, dated December 3, 1997, by and between Citizens Bancshares, Inc. and Century Financial
              Corporation, including a list of omitted schedules and
              exhibits and an undertaking of the registrant to furnish
              supplementally a copy of any such omitted schedule or
              exhibit to the Securities and Exchange Commission upon
              request (included as Appendix A to the Prospectus).
     (3)      Articles of Incorporation and By-Laws
              (3.1) Registrant's Fourth Amended Articles of Incorporation
              (incorporated by reference to Exhibit 3(1) to the Form 10-K of Registrant for the year ended December 31, 1996.)
              (3.2) Registrant's Code of Regulations, as amended
              (incorporated by reference to Exhibit 3(2) to the Form S-4
                    Registration Statement No. 0-18209 of Registrant).
     (5)      Opinion of Squire, Sanders & Dempsey L.L.P. regarding
              legality.
    (10)      Material Contracts (Exhibits 10(1)-(16) of Registrant's
              Annual Report on Form 10-K for the Year Ended December 31,
              1997 are incorporated herein by reference).
    (13)      Registrant's Annual Report to Shareholders for the Fiscal
              Year Ended December 31, 1997 (incorporated by reference to
              Exhibit 13 to Registrant's Form 10-K for the Fiscal Year
              ended December 31, 1997).
    (21)      Subsidiaries of the Registrant.
    (23)      Consents of Experts and Counsel
              (23.1) Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5).
              (23.2) Consent of Danielson Associates Inc.
              (23.3) Consent of Sandler O'Neill & Partners, L.P.
              (23.4) Consent of Independent Public Accountants.
              (23.5) Consent of Independent Auditors.
    (27)      Financial Data Schedule (incorporated by reference to
              Exhibit 27 to the Registrant's Annual Report on Form 10-K
              for the Fiscal Year Ended December 31, 1997).
    (99)      Additional Exhibits
              (99.1) Century's Form of Proxy
              (99.2) Bancshares' Form of Proxy
              (99.3) Fairness opinion dated November 17, 1997 delivered by
              Danielson Associates, Inc. (included as Appendix D to the
                     Prospectus).
              (99.4) Fairness opinion dated             , 1998 delivered
              by Sandler O'Neill & Partners, L.P. (included as Appendix E to the Prospectus).